Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of August 11, 2020

among

OR Tech Financing I LLC,
as Borrower,

the Lenders Referred to Herein,

Alter Domus (US) LLC,

as Administrative Agent,

and

State Street Bank and Trust Company,
as Collateral Agent, Collateral Administrator, Custodian

and

Alter Domus (US) LLC,
Document Custodian

TABLE OF CONTENTS

Page

Article I. DEFINITIONS AND INTERPRETATION	2
Section 1.1	Definitions2
Section 1.2	Accounting Terms and Determinations and UCC Terms58
Section 1.3	Assumptions and Calculations with respect to Collateral Loans58
Section 1.4	Cross-References; References to Agreements60
Section 1.5	Reference to Secured Parties61
Article II. THE LOANS	61
Section 2.1	The Commitments61
Section 2.2	Making of the Loans61
Section 2.3	Evidence of Indebtedness; Notes62
Section 2.4	Maturity of Loans63
Section 2.5	Interest Rates63
Section 2.6	Commitment Fees64
Section 2.7	Reduction of Commitments; Conversion; Prepayments64
Section 2.8	General Provisions as to Payments68
Section 2.9	Funding Losses68
Section 2.10	Computation of Interest and Fees69
Section 2.11	No Cancellation of Indebtedness69
Article III. CONDITIONS TO BORROWINGS	69
Section 3.1	Effectiveness of Commitments69
Section 3.2	Borrowings71
Section 3.3	Borrowings73
Article IV. REPRESENTATIONS AND WARRANTIES OF THE BORROWER	74
Section 4.1	Existence and Power; Consents74
Section 4.2	Power and Authority; Due Authorization; Execution and Delivery75
Section 4.3	No Violation75
Section 4.4	Litigation75
Section 4.5	Compliance with ERISA75
Section 4.6	Environmental Matters76
Section 4.7	Taxes76
Section 4.8	Full Disclosure76
Section 4.9	Solvency77
Section 4.10	Use of Proceeds; Margin Regulations77
Section 4.11	Governmental Approvals77
Section 4.12	Investment Company Act; Broker Dealer77
Section 4.13	Representations and Warranties in Loan Documents77
Section 4.14	Ownership of Assets78

NAI- 1513975326v2i

Section 4.15	No Default78
Section 4.16	Labor Matters78
Section 4.17	Subsidiaries/Equity Interests; Sole Purpose; Separate Entity78
Section 4.18	Ranking78
Section 4.19	Representations Concerning Collateral78
Section 4.20	Ordinary Course81
Section 4.21	Anti-Money Laundering and Anti-Terrorism Finance Laws81
Section 4.22	Anti-Corruption Laws81
Section 4.23	Sanctions Laws81
Section 4.24	Reports Accurate82
Section 4.25	Compliance with Applicable Law82
Section 4.26	Exchange Act Compliance; Regulations T, U and X82
Section 4.27	Collection Accounts; Payment Accounts; Custodian Accounts82
Article V. AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER	83
Section 5.1	Information83
Section 5.2	Payment of Obligations85
Section 5.3	Employees86
Section 5.4	Good Standing86
Section 5.5	Compliance with Laws86
Section 5.6	Inspection of Property, Books and Records; Audits; Etc.86
Section 5.7	Existence; Organizational Procedures86
Section 5.8	Subsidiaries; Equity Interest87
Section 5.9	Investments87
Section 5.10	Restriction on Fundamental Changes87
Section 5.11	ERISA88
Section 5.12	Liens88
Section 5.13	Business Activities88
Section 5.14	Fiscal Year; Fiscal Quarter88
Section 5.15	Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws89
Section 5.16	Indebtedness89
Section 5.17	Use of Proceeds89
Section 5.18	Bankruptcy Remoteness; Separateness89
Section 5.19	Amendments, Modifications and Waivers to Collateral Loans90
Section 5.20	Hedging91
Section 5.21	Title Covenants92
Section 5.22	Further Assurances92
Section 5.23	Costs of Transfer Taxes and Expenses93
Section 5.24	Collateral Agent May Perform93
Section 5.25	Notice of Name Change94
Section 5.26	Delivery of Related Contracts94
Section 5.27	Delivery of Proceeds94
Section 5.28	Performance of Obligations94
Section 5.29	Limitation on Dividends94

NAI-1513975326v2

Section 5.30	Renewal of Credit Estimates95
Section 5.31	Annual Rating Review95
Section 5.32	Amendment to Loan Documents95
Section 5.33	Transactions With Affiliates95
Section 5.34	Reports by Independent Accountants95
Section 5.35	Tax Matters as to the Borrower97
Section 5.36	Pool Concentrations97
Section 5.37	Beneficial Ownership Certification97
Section 5.38	Deposit of Misdirected Collections98
Section 5.39	Instructions Regarding Payments98
Article VI. EVENTS OF DEFAULT	98
Section 6.1	Events of Default98
Section 6.2	Remedies100
Section 6.3	Additional Collateral Provisions101
Section 6.4	Application of Proceeds105
Section 6.5	Capital Contributions107
Article VII. THE AGENTS	107
Section 7.1	Appointment and Authorization107
Section 7.2	Agents and Affiliates107
Section 7.3	Actions by Agent107
Section 7.4	Delegation of Duties; Consultation with Experts108
Section 7.5	Limitation of Liability of Agents108
Section 7.6	Indemnification113
Section 7.7	Credit Decision113
Section 7.8	Successor Agent113
Article VIII. ACCOUNTS AND COLLATERAL	114
Section 8.1	Collection of Money114
Section 8.2	Collection Account116
Section 8.3	Payment Account; Future Funding Reserve Account; Interest Reserve Account; Lender Collateral Account; Closing Expense Account119
Section 8.4	Custodial Account123
Section 8.5	Acquisition of Collateral Loans and Eligible Investments125
Section 8.6	Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interests Upon Termination125
Section 8.7	Method of Collateral Transfer126
Section 8.8	Continuing Liability of the Borrower127
Section 8.9	Reports128
Section 8.10	Certain ERISA Matters129

NAI-1513975326v2

Article IX. APPLICATION OF MONIES	130
Section 9.1	Disbursements of Funds from Payment Account130
Article X. SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA; CONDITIONS TO SALES AND PURCHASES	133
Section 10.1	Sale of Collateral Loans133
Section 10.2	Eligibility Criteria135
Section 10.3	Conditions Applicable to all Sale and Purchase Transactions136
Article XI. CHANGE IN CIRCUMSTANCES	136
Section 11.1	Basis for Determining Interest Rate Inadequate or Unfair; LIBOR Transition Event136
Section 11.2	Illegality138
Section 11.3	Taxes138
Section 11.4	Replacement of Lenders142
Article XII. MISCELLANEOUS	144
Section 12.1	Notices144
Section 12.2	No Waivers144
Section 12.3	Expenses; Indemnification145
Section 12.4	Sharing of Set-Offs146
Section 12.5	Amendments and Waivers146
Section 12.6	Successors and Assigns148
Section 12.7	Collateral; QP Status150
Section 12.8	Governing Law; Submission to Jurisdiction150
Section 12.9	Marshalling; Recapture151
Section 12.10	Counterparts; Integration; Effectiveness151
Section 12.11	Waiver of Jury Trial151
Section 12.12	Survival152
Section 12.13	Domicile of Loans152
Section 12.14	Limitation of Liability152
Section 12.15	Recourse; Non-Petition152
Section 12.16	Confidentiality152
Section 12.17	[Reserved].153
Section 12.18	Direction of Collateral Agent153
Section 12.19	Borrowings/Loans Made in the Ordinary Course of Business154
Section 12.20	[Reserved].154
Section 12.21	PATRIOT Act154
Section 12.22	Severability154

NAI-1513975326v2

Article XIII. ASSIGNMENT OF CORPORATE SERVICES AGREEMENT AND SALE AND CONTRIBUTION AGREEMENT	154
Section 13.1	Assignment of Corporate Services Agreement and Sale and Contribution Agreement154
Article XIV. THE DOCUMENT CUSTODIAN	156
Section 14.1	The Document Custodian156
Section 14.2	Document Custodian Compensation159
Section 14.3	Limitation on Liability159
Section 14.4	Document Custodian Resignation160
Section 14.5	Release of Documents160
Section 14.6	Return of Related Contracts161
Section 14.7	Access to Certain Documentation and Information Regarding the Related Contracts161
Section 14.8	Custodian Agent162
Section 14.9	Removal and Resignation162

NAI-1513975326v2

SCHEDULES AND EXHIBITS

Schedule A - Approved Appraisal Firm

Schedule B - S&P Industry Classifications

Schedule C - Closing Date Portfolio

Schedule D - S&P Recovery Rate and Default Rate Tables

Schedule E - Reserved

Schedule F - Reserved
Schedule G - Lender Commitment Amounts

Exhibit A - Form of Note for Loans

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Assumption Agreement

Exhibit D - Scope of Collateral Report

Exhibit E - Scope of Payment Date Report

Exhibit F - Scope of Asset-Level Reporting to Lenders

Exhibit G – Reserved

Exhibit H - Form of Related Contract Document Request

Exhibit I - Form of Tax Compliance Certificate

Exhibit J - Form of Document Checklist
Exhibit K - Authorized Representatives of Services Provider
Exhibit L – Form of Prepayment/Commitment Reduction Notice
Exhibit M - Form of Financial Statement Certificate of an Authorized Officer of the Borrower pursuant to Section 5.1(b)

NAI- 1513975326v2v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of August 11, 2020 is entered into by and among OR Tech Financing I LLC, a Delaware limited liability company, as Borrower, the Lenders party hereto from time to time, Alter Domus (US) LLC, as Administrative Agent, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, Collateral Administrator and Custodian, and Alter Domus (US) LLC, as Document Custodian.

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Revolving Lenders make Revolving Loans, on a revolving basis and the Term Lenders make Term Loans, in each case to the Borrower on the terms and subject to the conditions set forth in this Agreement, and each Lender is willing to make Loans to the Borrower on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the proceeds of the Loans made by the Lenders to the Borrower from the Borrower shall be used by the Borrower to acquire Collateral Loans and as otherwise specified in Section 5.17, all in accordance with the terms hereof.

NOW, THEREFORE, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent and the Document Custodian hereby agree as follows:

GRANTING CLAUSE

To secure the due and punctual payment and performance of all Obligations, howsoever created, arising or evidenced, whether now or hereafter existing, in accordance with the terms thereof, the Borrower hereby Grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Borrower’s right, title and interest in and to the following (in each case, excluding any Margin Stock), whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a)all Collateral Loans, all other loans and securities of the Borrower whether or not such loans and securities constitute Collateral Loans, all Related Contracts and Collections with respect thereto, all collateral security granted under any Related Contracts, and all interests in any of the foregoing, whether now or hereafter existing;

(b)(i) the Custodial Account and all Collateral which is delivered to the Collateral Agent pursuant to the terms hereof and all payments thereon or with respect thereto, (ii) each of the other Covered Accounts and (iii) Eligible Investments or other investments (whether or not such investments constitute Eligible Investments) acquired with funds on deposit in the Covered Accounts, and all income or Distributions from the investment of funds in the Covered Accounts;

(c)cash, Money, securities, reserves and other property now or at any time in the possession of the Borrower or which is delivered to or received by the Collateral Agent or its bailee, agent or custodian by the Borrower or on behalf of the Borrower (including, without limitation, all Eligible Investments and other investments with respect to any Collateral or proceeds thereof);

NAI-1513975326v2

(d)all liens, security interests, property or assets securing or otherwise relating to any Collateral Loan, Eligible Investment, other investment, Collateral or any Related Contract (collectively, “Related Property”);

(e)the Interest Hedge Agreements;

(f)the Sale and Contribution Agreement;

(g)the Corporate Services Agreement;

(h)the Account Control Agreement;

(i)all other accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(j)all other tangible and intangible personal property whatsoever of the Borrower; and

(k)all products, proceeds, rents and profits of any of the foregoing, all substitutions therefor and all additions and accretions thereto (whether the same now exist or arise or are acquired), including, without limitation, proceeds of insurance policies insuring any or all of the foregoing, any indemnity or warranty payable by reason of loss or damage to or otherwise in respect of any of the foregoing or any guaranty.

Except as set forth in the Priority of Payments, the Loans are secured by the foregoing Grant equally and ratably without prejudice, priority or distinction between any Loan and any other Loan by reason of difference in time of borrowing or otherwise.

Article I.

DEFINITIONS AND INTERPRETATION

Definitions

.  The following terms, as used herein, have the following meanings:

“Account Control Agreement” means the Account Control Agreement among the Borrower, as debtor, the Collateral Agent, as secured party, and State Street Bank and Trust Company, as depository bank and Securities Intermediary, dated on or about the date hereof.

“Accountants’ Report” means an agreed upon procedures report prepared by a firm of independent certified public accountants of recognized national reputation appointed by the Borrower.

“Administrative Agent” means Alter Domus (US) LLC, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Agent Fee” means the fee payable to the Administrative Agent in arrears on each Quarterly Payment Date, in an amount specified in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means the letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent.

“Administrative Expenses” means, without duplication, fees, expenses (including indemnities and other amounts under Section 12.3) and other amounts due or accrued with respect to any Quarterly Payment Date and any other date fixed for payment of such amounts (including, with respect to any Quarterly Payment Date, any such amounts that were due and not paid on any prior Quarterly Payment Date) and payable in the following order by the Borrower to:

(a)first, the Collateral Agent in respect of the Collateral Agent Fee and any fees owed to the Custodian, the Collateral Administrator, the Securities Intermediary and the Document Custodian, and for the reimbursement of other reasonable and documented Administrative Expenses and disbursements incurred and payable hereunder to the Collateral Agent, the Collateral Administrator, the Custodian, the Securities Intermediary and the Document Custodian under any Loan Documents, in accordance with the provisions of this Agreement;

(b)second, the Administrative Agent in respect of the Administrative Agent Fee and for the reimbursement of reasonable and documented expenses and disbursements incurred and payable hereunder by the Administrative Agent or the Lenders in accordance with the provisions of this Agreement;

(c)third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i)first, to the Services Provider for the reimbursement of reasonable and documented expenses and disbursements incurred by the Services Provider in accordance with the provisions of this Agreement and the Corporate Services Agreement, including any appraisal fees and any other out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Services Provider in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts (but excluding any Services Fee), and second, to the Borrower for the reimbursement of reasonable and documented expenses and disbursements incurred by the Borrower in accordance with the provisions of this Agreement and the Corporate Services Agreement, including any out-of-pocket expenses incurred in connection with the Collateral Loans and payable to third parties and including any amounts payable by the Borrower in connection with any advances made to protect or preserve rights against an Obligor or to indemnify an agent or representative for lenders pursuant to any Related Contracts;

(ii)Rating Agencies for fees and reasonable and documented expenses in connection with any rating of the Loans or the Collateral Loans, including fees related to the obtaining of credit estimates by S&P and ongoing Rating Agency surveillance fees;

(iii)any other Person in respect of any Indemnified Tax incurred on behalf of the Borrower; and

(iv)any other Person in respect of any other fees or expenses expressly permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents (including any expenses incurred by the Borrower in connection with the replacement of a Lender pursuant to Section 11.5); and

(d)fourth, on a pro rata basis, indemnities payable to any Person permitted under this Agreement and the documents delivered pursuant to or in connection with this Agreement and the Loan Documents not otherwise paid;

provided that Administrative Expenses shall not include (i) any salaries of any employees of the Borrower (for the avoidance of doubt, the Borrower does not pay any salaries) (but Administrative Expenses may include any fees, reimbursements, indemnities, costs and expenses payable to the directors, managers and/or independent directors or managers of the Borrower) or the Services Provider, or (ii) any Increased Costs or (iii) any Services Fees.

“Administrative Officer” means, (i) when used with respect to the Collateral Agent (or State Street Bank and Trust Company in each of its capacities under the Loan Documents), any vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary, trust officer, associate or any other officer of the Collateral Agent who shall have direct responsibility for the administration of this Agreement or to whom any corporate trust matter is referred within the Corporate Trust Office, because of his or her knowledge of and familiarity with the particular subject and (ii) when used with respect to the Administrative Agent, any authorized person within the office of the Administrative Agent at the address listed on the signature pages hereto, including any vice president, assistant vice president, officer, assistant counsel of the Administrative Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred at such location because of his or her knowledge of and familiarity with the particular subject.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

“Affiliate” or “Affiliated” means, with respect to any Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer or employee of (i) such Person, (ii) any subsidiary or parent company of such Person or (iii) any Person described in clause (a) above; provided that, solely for purposes of the definitions of “Collateral Loan” and “Concentration Limitations”, the term “Affiliate” as used therein with respect to any Obligor shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Agents” means the Administrative Agent, the Custodian, the Document Custodian, the Collateral Agent, the Collateral Administrator and the Securities Intermediary, and “Agent” means any of them.

“Aggregate Maximum Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Maximum Principal Balances of all or of such portion of such Collateral Loans.

“Aggregate Participation Exposure” means, at any time, the Maximum Principal Balance of all Collateral Loans that are in the form of Participation Interests (other than Closing Date Participation Interests) owned by the Borrower at such time;

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Credit Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the higher of:

(a)the Prime Rate in effect on such day; and

(b)the Federal Funds Rate in effect on such day plus ½ of 1% per annum.

Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

The Alternate Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender.  Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed.  Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed.

“Anti-Corruption Laws” is defined in Section 4.22.

“Anti-Terrorism Laws” is defined in Section 4.21.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Lending Office” means, with respect to any Lender, the office or offices designated as its “Lending Office” opposite its name in the signature pages hereto or such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Applicable Margin” means 3.50% per annum.

“Applicable Rate” means the sum of (x) the London Interbank Offered Rate (or the successor thereto designated in accordance with this Agreement) applicable to the relevant Interest Period plus (y) the Applicable Margin.

“Appraisal” means, with respect to any Collateral Loan, an appraisal of either (A) such Collateral Loan or (B) the assets securing such Collateral Loan, in each case, that is conducted by an Approved Appraisal Firm on the basis of the fair market value of such Collateral Loan or such assets (that is, the price that would be paid by a willing buyer to a willing seller of such Collateral Loan or such assets in a commercially reasonable sale on an arm’s-length basis).  Any Appraisal required hereunder (i) may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal previously performed by an Approved Appraisal Firm and (ii) shall be provided within five Business Days following completion of such appraisal to the Collateral Agent for purposes of the Collateral Report.

“Appraised Value” means, with respect to any Collateral Loan, the Appraisal value (determined in Dollars, and which, if Appraisals for both of the following are available, clause (a) below shall govern) of either (a) such Collateral Loan or (b) the assets securing such Collateral Loan, net of estimated costs of their liquidation as determined by the applicable Approved Appraisal Firm, in each case as set forth in the related Appraisal or, if a range of values is set forth therein, the midpoint of such values; provided that (i) the Appraised Value of any Collateral Loan shall in no case be greater than its Maximum Principal Balance and (ii) in the case of clause (b), if the Borrower owns less than 100% of the total lenders’ interests secured by the assets securing any Collateral Loan or has sold participation interests in such Collateral Loan, then the Appraised Value with respect to such Collateral Loan will be reduced to reflect the proportionate interests of all other lenders or participants secured by such assets (taking into account the relative seniority of all such lenders and participants) that rank pari passu with or senior to (including with respect to liquidation) the Borrower’s interest under the Collateral Loan.

“Approved Appraisal Firm” means those entities whose names are set forth on Schedule A, and any additional entity designated from time to time by the Services Provider (i) that is an independent appraisal firm recognized as being experienced in conducting valuations of loans of the type constituting Collateral Loans, and (ii) that the Borrower or the Services Provider determines, in accordance with the Servicing Standard, is qualified with respect to each Collateral Loan.  In connection with such designation, the Borrower or the Services Provider shall deliver an updated Schedule A to the Administrative Agent, which updated Schedule A shall replace any previous Schedule A. Notwithstanding the foregoing, at no time may the Borrower, the Services Provider or any Affiliate thereof be an Approved Appraisal Firm.

“Approved Foreign Jurisdiction” means each of Canada, any Group I Country, any Group II Country or any Group III Country; provided that each such country a foreign currency issuer credit rating that is at least “AA” by Standard & Poor’s at the time of acquisition of the related Collateral Loan.

“Approved Indices” has the meaning assigned to such term in the definition of “Eligible Loan Index”.

“Approved Lender” means with respect to any Revolving Lender any Lender that is a financial institution (including a securities broker-dealer or Affiliate thereof) or other institutional lender with a short-term rating by S&P of at least A-1 (or an entity whose obligations hereunder are absolutely and unconditionally guaranteed by an entity that has a short-term rating by S&P of at least A-1 and meets then-current S&P guarantee criteria at such time); provided, in each case, that (x) any Revolving Lender that has fully funded the Lender Collateral Account in accordance with the provisions set forth in Sections 8.3(d) and 11.5(b)(i) shall be deemed to be an Approved Lender notwithstanding that its ratings are below such levels, (y) all Initial Lenders shall be deemed to be Approved Lenders at all times notwithstanding their short-term ratings and (z) after the Commitment Period, there shall be no requirement that any Revolving Lenders be Approved Lenders.

“Assignment and Assumption” means an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee, the Borrower (if applicable) and the Administrative Agent (if applicable).

“Assumed Investment Rate” means, at any time, LIBOR (or, if an Alternate Base Rate is in effect, such Alternate Base Rate) minus 0.50% per annum; provided that the Assumed Investment Rate shall not be less than 0.00%.

“Authorized Officer” means:

(a)with respect to each of the Borrower, the Services Provider, and the Seller, those of its respective officers, authorized representatives and agents whose signatures and incumbency shall have been certified to the Agents on the Closing Date pursuant to the documents delivered pursuant to Section 3.1 or thereafter from time to time in substantially similar form; and

(b)with respect to either Agent or any other bank or trust company acting as trustee of an express trust or as custodian, an Administrative Officer thereof.

Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Bankruptcy Code” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal law or state law for the relief of debtors and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, interim-receivership, insolvency, reorganization, winding-up or similar debtor relief applicable laws including any laws relating to the compromise or settlement of debt with creditors or any class of them (including under corporate statutes) of the United States, states thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate Loans” means Loans accruing interest at an Applicable Rate based upon the Alternate Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bond” means an obligation that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Senior Secured Loan, a First Lien/Last Out Loan, a Second Lien Loan, or a Participation Interest in a Senior Secured Loan, a First Lien/Last Out Loan, a Second Lien Loan).

“Borrower” means OR Tech Financing I LLC, a Delaware limited liability company.

“Borrower Order” means a written order or request (which may be a standing order or request) dated and signed in the name of the Borrower by an Authorized Officer of the Borrower or by an Authorized Officer of the Services Provider on behalf of the Borrower, which order or request may also be provided by email or other electronic communication unless an Agent requests otherwise.

“Borrowing” means the borrowing of a Loan pursuant to Section 2.2.

“Borrowing Date” means the date of a Borrowing.

“Break-Even Default Rate” means, with respect to the Loans, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, as determined by S&P, through application of the S&P CDO Monitor chosen by the Services Provider in accordance with this Agreement that is applicable to the portfolio of Collateral Loans, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Loans in full.

“Bridge Loan” means any loan or other obligation that (a) is unsecured and is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or other obligation that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day” means any day except a Saturday, Sunday or a day on which commercial banks in London, England (for purposes of calculating interest rates), New York, New York or in the city in which the Corporate Trust Office of the Collateral Agent is located (initially being Boston, Massachusetts) or the offices of the Document Custodian (initially being Chicago, Illinois) are authorized or required by law to close; provided that if the location of the Corporate Trust Office of the Collateral Agent or the offices of the Document Custodian changes at any time, the Collateral Agent or the Document Custodian, as applicable, shall provide prompt written notice of such change to the Borrower, the Administrative Agent and the Lenders.

“CAD” means the lawful currency of Canada.

“Calculation Date” means the date that is 10 Business Days prior to each Quarterly Payment Date.

“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CCC Collateral Loan” means a Collateral Loan (other than a Defaulted Loan) with an S&P Rating of “CCC+” or lower.

“CCC Excess” means the amount equal to the excess of the Maximum Principal Balance of all CCC Collateral Loans over an amount equal to 35% of the Total Capitalization as of such date of determination; provided that in determining which of the CCC Collateral Loans shall be included in the CCC Excess, the CCC Collateral Loans with the lowest Market Value (expressed as a percentage of the Maximum Principal Balance of each such Collateral Loan as of such date of determination) shall be deemed to constitute such CCC Excess.

“CCC Excess Adjustment Amount” means, as of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all CCC Collateral Loans included in the CCC Excess, over (ii) the sum of the Market Values of all CCC Collateral Loans included in the CCC Excess.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Control” means the failure of the Parent to own 100% of the Equity Interests in the Borrower (other than nominal interests).

“Closing Date” means August 11, 2020.

“Closing Date Participation” means any Collateral Loan held in the form of a Participation Interest acquired by the Borrower under the Sale and Contribution Agreement on the Closing Date.

“Closing Date Portfolio Condition” means the condition that is satisfied if the pool of Collateral contains the Collateral Loans identified on Schedule C hereto.

“Closing Expense Account” means the trust account established pursuant to Section 8.3(e).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means the Pledged Collateral and all other property and/or rights on or in which a Lien is or is intended to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, any of the Loan Documents or any other instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

“Collateral Administrator” means State Street Bank and Trust Company, in its capacity as collateral administrator, and any successor thereto.

“Collateral Administrator Fee” means the fee payable to the Collateral Administrator in arrears on each Quarterly Payment Date in an amount specified in the Collateral Agent Fee Letter.

“Collateral Agent” means State Street Bank and Trust Company, in its capacity as collateral agent under this Agreement, and its successors in such capacity.

“Collateral Agent Fee” means the fee payable to the Collateral Agent in arrears on each Quarterly Payment Date in an amount specified in the Collateral Agent Fee Letter.

“Collateral Agent Fee Letter” means the Fee Schedule dated on or about the date hereof, between the Borrower, the Collateral Agent, and the Collateral Administrator, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Loan” means a Senior Secured Loan, a Senior Secured Bond, a First Lien/Last Out Loan or a Second Lien Loan or a Participation Interest in any Senior Secured Loan, First Lien/Last Out Loan or Second Lien Loan that as of the date of acquisition by the Borrower meets each of the following criteria:

(a)(i) provides the Borrower (or an agent on behalf of the applicable lenders with respect to such Collateral Loan) with a valid, perfected security interest in the collateral granted under the applicable Related Contracts at the level of priority indicated therein; constitutes the legal and enforceable obligation of the applicable Obligor (except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law); (ii) is owned by the Borrower free and clear of adverse claims (other than Permitted Liens); (iii) may, under the applicable Related Contracts and Applicable Law, be pledged and assigned by the Borrower to the Collateral Agent; (iv) with respect to which all steps required by Section 8.7 have been taken (or will be taken as soon as practicable) and in which the Collateral Agent holds (or will hold, once the necessary steps are taken) a first-priority perfected security interest for the benefit of the Secured Parties; and (v) at the time such Collateral Loan was acquired, was not subject to set-off or defense (other than a discharge in the event of a subsequent bankruptcy) by the related Obligor and, together with the documentation relating thereto, does not contravene in any material respect any law, rule or regulation applicable to the Borrower or the Services Provider;

(b)is governed by the law of a state of the United States or the law of an Approved Foreign Jurisdiction;

(c)is an obligation of an Obligor Domiciled in the United States (or any state thereof) or an Approved Foreign Jurisdiction;

(d)is not an obligation (other than a Revolving Collateral Loan or a Delayed Funding Loan) pursuant to which any future advances or payments to the Obligor may be required to be made by the Borrower;

(e)is not a Bond or any other type of debt security that is not a loan or a Participation Interest, other than a Senior Secured Bond (but not a Participation Interest therein), a Defaulted

Loan, a Credit Risk Loan, a Synthetic Security, a Bridge Loan, a Structured Finance Obligation, an Equity Security, a Real Estate Loan, a letter of credit or a PIK Loan;

(f)is not a Zero Coupon Loan, a finance lease or chattel paper;

(g)is not subject to forfeiture of principal based on a material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Borrower, or the Services Provider in accordance with the Servicing Standard;

(h)is not the subject of an Offer or called for redemption (except for any repayment under a Revolving Collateral Loan of amounts that may be reborrowed thereunder pursuant to the applicable Related Contract);

(i)is denominated and payable in Dollars (and is not convertible into, or payable in, any other currency);

(j)does not constitute Margin Stock;

(k)provides for the full principal balance to be payable at or prior to the stated maturity thereof;

(l)does not subject the Borrower to withholding tax unless the relevant Obligor is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the Borrower for, the full amount of such withholding tax (except for customary excluded withholding taxes imposed under FATCA);

(m)if such Collateral Loan is a Participation Interest (other than a Closing Date Participation Interest), then such Participation Interest is acquired from (i) a Selling Institution Domiciled under the laws of the United States (or any state thereof) or any U.S. branch of a Selling Institution Domiciled outside the United States or (ii) with respect to Collateral Loans the Obligors of which are Domiciled in an Approved Foreign Jurisdiction, a Selling Institution Domiciled in an Approved Foreign Jurisdiction to the extent such Selling Institution satisfies the S&P Counterparty Criteria;

(n)provides for payment of interest at least semi-annually;

(o)will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

(p)does not have an “L”, “p”, “prelim”, “sf” or “t” subscript assigned by S&P;

(q)does not have an “sf” subscript assigned by Moody’s;

(r)is Registered;

(s)is not an obligation of an Obligor Affiliated with the Parent or the Services Provider;

(t)has an S&P Rating;

(u)does not have an attached warrant to purchase an Equity Security; provided that this clause (t) shall not exclude obligations originated with an attached warrant if the Borrower does not acquire such warrant or the right to exercise such warrant; and

(v)is not an obligation that matures after the Stated Maturity except for a Long Dated Loan subject to clause (n) of the Concentration Limitations.

“Collateral Quality Test” means a test that is satisfied if, as of any date of determination, in the aggregate, the Collateral Loans owned (or in relation to a proposed acquisition of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy each of the tests set forth below, calculated in each case in accordance with Section 1.3:

(a)the Minimum Weighted Average S&P Spread Test;

(b)the Minimum Weighted Average Lender Spread Test;

(c)the Maximum Weighted Average Life Test;

(d)the Minimum Weighted Average S&P Recovery Rate Test;

(e)the S&P CDO Monitor Test; and

(f)the Minimum Weighted Average Coupon Test.

“Collateral Report” has the meaning set forth in Section 5.1(h).

“Collateral Report Determination Date” means the last calendar day of each calendar month.

“Collection Account” means the trust account established pursuant to Section 8.2(a).

“Collections” means, with respect to any Collateral, all principal payments, interest payments, fees and other payments received by the Borrower with respect thereto and all other amounts paid with respect to such Collateral that are payable to the Borrower, including dividends of any type, distributions with respect thereto and any proceeds of collateral for, or any guaranty of, such Collateral or the relevant Obligor’s obligation to make payments with respect thereto.

“Commitment” means the Revolving Commitments and the Term Commitments.

“Commitment Fee” has the meaning set forth in Section 2.6(a).

“Commitment Period” means the period commencing on the Closing Date and ending on the earliest of:

(a)the time at which the Commitments are terminated or reduced to zero as provided in this Agreement (whether pursuant to Article II, Article VI or otherwise); and

(b)the last day of the Reinvestment Period.

“Commitment Reduction Amount” has the meaning set forth in Section 2.7(a)(ii).

“Commitment Shortfall” means the amount by which (a) the aggregated Unfunded Amount exceeds (b) the sum of (i) the Undrawn Commitment, plus (ii) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds, plus (iii) amounts on deposit in the Future Funding Reserve Account, including Eligible Investments credited thereto.

“Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended.

“Concentration Limitations” means limitations that are satisfied if, as of (i) the date of each acquisition of a debt obligation, (ii) each applicable Borrowing Date, and (iii) the date of a Permitted Parent Distribution, after giving effect to such distribution, any related prepayment of Loans from the proceeds of such sale pursuant to Section 2.7(h), in the aggregate, the Maximum Principal Balance of the Collateral Loans owned (or, in relation to a proposed acquisition of a Collateral Loan, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.3:

(a)not more than 3.75% consist of obligations of any one Obligor (and Affiliates thereof), except that, without duplication, (x) up to two Obligors (and their respective Affiliates) may each constitute up to 7.0% and (y) up to five Obligors (and their respective Affiliates may each constitute up to 5.0%;

(b)not more than 25% consist of obligations of Obligors owned or controlled by the same Sponsor;

(c)not more than 40% consist of Recurring Revenue Loans;

(d)not more than 10.0% consist of First Lien/Last Out Loan and Second Lien Loans, and not more than 5.0% may consist of Second Lien Loans;

(e)not more than 10.0% consist of Senior Secured Bonds;

(f)not more than 15.0% consist of Fixed Rate Obligations;

(g)not more than 10.0% consist of Current Pay Obligations;

(h)not more than 25.0% consist of Collateral Loans that permit the payment of interest to be made less frequently than quarterly;

(i)not more than 15.0% consist of Revolving Collateral Loans and the unfunded portion of Delayed Funding Loans;

(j)the Aggregate Participation Exposure is not more than 20.0% and as of the Closing Date, the Maximum Principal Balance of all Closing Date Participation Interests is not more than 55.0%;

(k)(i) not less than 85.0% of the Principal Balance of Collateral Loans may consist of Cash or obligations of Obligors Domiciled in the United States and (ii) not more than the percentage listed below may consist of Collateral Loans whose Obligors are Domiciled in the country or countries set forth opposite each such percentage:

% Limit	Country or Countries
15.0%	all countries (in the aggregate) other than the United States;
10.0%	Canada
5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;
2.5%	any individual Group I Country;
2.0%	all Group II Countries in the aggregate;
2.0%	all Group III Countries in the aggregate;

(l)not more than 35.0% consist of CCC Collateral Loans;

(m)not more than 5.0% consist of Long Dated Loans;

(n)not more than 25% consist of Collateral Loans with an Effective LTV above 40%; and

(o)not more than 10% consist of Cov-Lite Loans, other than Eligible Cov-Lite Loans.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, memorandum and articles of association, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, or similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contingent Obligation” means, as to any Person, without duplication, (i) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (ii) any obligation of such Person required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such

Person or of any other Person.  The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the applicable interest rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant to Section 5.1 hereof.  Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder by the person entitled to performance or payment thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is directly or indirectly recourse to such Person), the amount of the guaranty, to the extent it is directly or indirectly recourse to such Person, shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or cash equivalents to secure all or any part of such Person’s guaranteed obligations and (ii) in the case of any other guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.

“Conversion Date” means any date selected by the Majority Lenders (with written consent of the Borrower and written notice to the Administrative Agent) for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Services Agreement” means the Corporate Services Agreement dated as of the date hereof between the Borrower and the Services Provider, as amended from time to time in accordance with the terms hereof and thereof.

“Corporate Trust Office” means the corporate trust office of the Collateral Agent currently located at 1776 Heritage Drive, North Quincy, MA 02171, Attention: Structured Trust & Analytics or such other address as the Collateral Agent may designate from time to time by notice to the Borrower, the Administrative Agent and the Lenders or the principal corporate trust office of any successor Collateral Agent.

“Cov-Lite Loan” means a Collateral Loan the Related Contracts for which do not require the Obligor thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Related Contracts); provided that, notwithstanding the foregoing, a Collateral Loan shall be deemed for all purposes (other than the S&P Recovery Rate for such Collateral Loan) not to be a Cov-Lite Loan if the Related Contracts for such Collateral Loan contain a cross-default or cross acceleration provision to, or such Collateral Loan is pari passu with, another loan, debt obligation or credit facility of the underlying Obligor that contains one or more Maintenance Covenants.

“Coverage Tests” means each of the Overcollateralization Ratio Test and the Interest Coverage Ratio Test.

“Covered Accounts” means, collectively, the Collection Account, the Custodial Account, the Future Funding Reserve Account, the Interest Reserve Account, the Payment Account, the Lender Collateral Account and the Closing Expense Account and any subaccounts of each of the foregoing.

“Credit Estimate” means, with respect to any Collateral Loan, a credit estimate obtained from S&P in accordance with the S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Credit Funding Rate” means, with respect to any Credit Funding for any period, the per annum rate of interest equal to the rate of interest provided for in the relevant Credit Facility at such time.

“Credit Improved Loan” means any Collateral Loan that, in the Services Provider’s reasonable business judgment applying the Servicing Standard has significantly improved in credit quality from the condition of its credit at the time of acquisition, which judgment may (but need not) be based on one or more of the following facts and will not be called into question as a result of subsequent events:

(a)the Obligor in respect of such Collateral Loan has shown improved financial results since the published financial reports first produced after it was acquired by the Borrower;

(b)the Obligor in respect of such Collateral Loan since the date on which such Collateral Loan was acquired by the Borrower has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor; or

(c)with respect to which one or more of the following criteria applies in respect of such Collateral Loan: (i) such Collateral Loan has been upgraded or put on a watch list for possible upgrade by S&P since the date on which such Collateral Loan was acquired by the Borrower; (ii) the proceeds from a sale of such Collateral Loan would be at least 101% of its purchase price; (iii) the price of such Collateral Loan has changed during the period from the date on which it was acquired by the Borrower to the proposed sale date by a percentage either more positive, or less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index plus 0.25% over the same period; or (iv) the price of such Collateral Loan changed during the period from the date on which it was acquired by the Borrower to the date of determination by a percentage either more positive, or less negative, as the case may be, than the percentage change in a nationally recognized loan index selected by the Borrower or the Services Provider over the same period plus 0.50%.

“Credit Risk Loan” means a Collateral Loan that is not a Defaulted Loan but which has, in the Services Provider’s reasonable business judgment applying the Servicing Standard (which judgment will not be called into question as a result of subsequent events), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan, and is designated as a “Credit Risk Loan” by the Borrower or the Services Provider.

“Current Pay Obligation” means a Collateral Loan that would otherwise be a Defaulted Loan as to which (i) all scheduled interest and principal payments due (other than those due as a result of any bankruptcy, insolvency, receivership or other analogous proceeding) were paid in Cash and the Borrower or the Services Provider reasonably expects, and delivers to S&P (if S&P is then rating any Loans) a certificate of an Authorized Officer certifying that it reasonably expects, that the remaining scheduled interest and principal payments due will be paid in cash, (ii) the S&P Rating of such Collateral Loan is at least “CCC” and is not on a watch list for possible downgrade; (iii) the Market Value (which is not determined pursuant to clause (d) or subclause (iii) in the proviso of clause (c) of the definition thereof) of such Collateral Loan is at least 80% of par; and (iv) if the Obligor of such Collateral Loan is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding, the bankruptcy court or other authorized official has authorized the payment of interest and/or principal and other amounts due and payable on such Collateral Loan and no such payments that are due and payable are unpaid; provided that to the extent that more than 10.0% of Total Capitalization would otherwise constitute Current Pay Obligations, one or more Collateral Loans (or portions thereof, as applicable) having a Maximum Principal Balance at least equal to such excess shall be deemed not to constitute Current Pay Obligations and shall instead constitute Defaulted Loans.

“Current Portfolio” means, at any time, the portfolio of Collateral Loans and Eligible Investments representing Principal Proceeds, then held by the Borrower.

“Custodial Account” means a custodial account at the Custodian, established in the name of the Collateral Agent pursuant to Section 8.4(a).

“Custodian” has the meaning set forth in Section 8.4(a).

“Daily Report” has the meaning set forth in Section 8.9(a).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless waived in accordance with Section 12.5 or cured, become an Event of Default.

“Default Differential” means, with respect to the Loans at any time, the rate calculated by subtracting the Scenario Default Rate for the Loans at such time from the Break-Even Default Rate for the Loans at such time.

“Defaulted Loan” means any Collateral Loan as to which:

(a)a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Loan (without regard to any grace period applicable thereto, or waiver thereof, after the passage of five Business Days in the case of interest or three Business Days in the case of principal if the Borrower or the Services Provider determines that such default is unrelated to credit-related causes (which determination shall be reported in the next

Collateral Report required to be delivered pursuant to Section 5.1(h)), but in no case beyond the passage of any grace period applicable thereto);

(b)the Borrower or the Services Provider has received written notice or a Senior Authorized Officer of the Borrower or the Services Provider has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan (in each case, after the passage of three Business Days if the Borrower or the Services Provider determines that such default is unrelated to credit-related causes (which determination shall be reported in the next Collateral Report required to be delivered pursuant to Section 5.1(h) but only to the extent the Borrower or the Services Provider has been notified or otherwise has knowledge of such default), but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor);

(c)except in the case of a Current Pay Obligation, the Obligor in respect of such Collateral Loan has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)the Obligor with respect to such Collateral Loan has an S&P Rating of lower than “CCC-” or “D” or “SD” or had any such rating immediately before such rating was withdrawn by S&P;

(e)the Borrower or the Services Provider has received notice or a Senior Authorized Officer of the Borrower or the Services Provider has actual knowledge that another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Loan has an S&P Rating of lower than “CCC-” or “D” or “SD” or had any such rating immediately before such rating was withdrawn by S&P, and such other debt obligation remains outstanding; provided that both the Collateral Loan and such other debt obligation are full recourse obligations of the applicable Obligor;

(f)a default with respect to which the Borrower or the Services Provider has received written notice, or a Senior Authorized Officer of the Borrower or the Services Provider has actual knowledge, that a default has occurred under the Related Contracts and any applicable grace period has expired and the holders of such Collateral Loan have accelerated the repayment of the Collateral Loan (but only until such acceleration has been rescinded) in the manner provided in the Related Contracts;

(g)such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) with respect to which the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the Participation Interest;

(h)such Collateral Loan is a Participation Interest (until it is elevated or converted to an assigned loan) in a loan that would, if such loan were a Collateral Loan, constitute a “Defaulted Loan” (other than under this clause (h)) or with respect to which the Selling Institution has an S&P

Rating of lower than “CCC-” or “D” or “SD” or had such rating immediately before such rating was withdrawn by S&P;

(i)the Borrower or the Services Provider (in accordance with the Servicing Standard) has otherwise declared such Collateral Loan to be a “Defaulted Loan”;

(j)such Collateral Loan has been placed on non-accrual status by the Services Provider; or

(k)such Collateral Loan is deemed a Defaulted Loan pursuant to Section 5.19;

provided that Current Pay Obligations (or portions thereof, as applicable) in excess of 10.0% of Total Capitalization shall be deemed to be Defaulted Loans as set forth in the proviso in the definition of “Current Pay Obligation”.

“Defaulting Lender” means a Lender that has at any time (i) failed to fund all or any portion of its Loans when and as required hereunder (other than failures to fund (a) solely as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date, but only for such time as such Lender is continuing to engage in good faith discussions regarding the determination or resolution of such dispute, and such Lender has notified the Administrative Agent in writing of its intention not to fund and has specifically identified such condition precedent to funding that was not satisfied, or (b) solely as a result of a failure to disburse due to an administrative error or omission by such Lender, and such failure is cured within five Business Days after such Lender receives written notice or has actual knowledge of such administrative error or omission) or (ii) has notified the Borrower and the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s dispute as to the satisfaction of any condition precedent pursuant to the foregoing clause (a)) or generally under other agreements under which it shall have committed to extend credit.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delayed Funding Loan” means a Collateral Loan pursuant to which one or more future advances will be required to be made to the Obligor thereunder but which does not permit any such advance that has been made to be reborrowed once repaid by the Obligor; provided that such loan shall only be considered to be a Delayed Funding Loan to the extent of the unfunded commitment and only for so long as any future funding obligations remain in effect.

“Discount Loan” means any Collateral Loan that is acquired by the Borrower for a purchase price paid by the Borrower to the seller of such Collateral Loan of less than 80% of the principal balance of such Collateral Loan; provided that such Collateral Loan shall cease to be a Discount Loan at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Loan) determined for such Collateral Loan on each day during any period of 30 consecutive days since the acquisition by the Borrower of such Collateral Loan, equals or exceeds 90.0% on each such day (as determined at the close of business of each such day).

“Distribution” means any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Loan or other security.

“Diversity Trigger” means at any time after the one (1) year anniversary of the Closing Date and through the end of the Reinvestment Period, the number of Collateral Loans (excluding any Defaulted Loans) owned by the Borrower with a distinct Obligor is less than twenty (20); provided that no Diversity Trigger shall be deemed to exist solely as a result of any refinancing, sale, replacement, transfer or pre-payment of a Collateral Loan or any repurchase by the Seller or if any of the proceeds thereof are retained in the Collection Account for reinvestment in Collateral Loans or a repayment of the Loans.

“Document Checklist” means, for any Collateral Loan, an electronic or hard copy list, substantially in the form attached hereto as Exhibit J delivered by the Borrower (or the Services Provider on behalf of the Borrower) to the Document Custodian (with a copy to the Collateral Agent) that identifies the Collateral Loan, the applicable Obligor and each of the Related Contracts that shall be delivered to the Document Custodian by the Borrower, and whether each such document is an original or a copy.

“Document Custodian” means Alter Domus (US) LLC, in its capacity as document custodian under this Agreement, and its successors in such capacity.

“Document Custodian Fee” means the fee payable to the Document Custodian in arrears on each Quarterly Payment Date in an amount specified in the Document Custodian Fee Letter.

“Document Custodian Fee Letter” means the fee letter dates as of the date hereof, between the Borrower and the Document Custodian, as amended, restated, supplemented or otherwise modified from time to time.

“Document Custodian Office” has the meaning assigned to such term in Section 14.1(b).

“Dollars” and “$” mean lawful money of the United States of America.

“Domicile” or “Domiciled” means, with respect to any Obligor with respect to a Collateral Loan, its country of organization or incorporation.

“Downgraded Lender” means a Revolving Lender that fails to be an Approved Lender in accordance with the terms of such definition.

“Due Date” means each date on which a Distribution is due on a Collateral Loan.

“Due Period” means, with respect to any Quarterly Payment Date, the period commencing on the day following the last day of the immediately preceding Due Period (or, in the case of the initial Due Period, the period commencing on the Closing Date) and ending on (and including) the Calculation Date immediately preceding such Quarterly Payment Date (or, in the case of the Due

Period that is applicable to the Quarterly Payment Date occurring on the Stated Maturity, ending on the day preceding such Quarterly Payment Date).

“EBITDA” means earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Loan, in the manner provided in the Related Contracts) and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Related Contracts, an amount, for the principal Obligor on such Collateral Loan and any of its parents or Subsidiaries that are obligated pursuant to the Related Contracts for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other noncash charges and organization costs, (e) losses of an unusual nature or of infrequent occurrence in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate

“Effective LTV” means, with respect to any Collateral Loan as of the date of acquisition by the Borrower, as determined by the Service Provider pursuant to its underwriting standards and procedures, a ratio of (a) the excess of the total indebtedness of the related Obligor for borrowed money, minus cash on the balance sheet of such Obligor divided by (b) the Enterprise Value of the related Obligor.

“Eligibility Criteria” means, as of (i) the date of each acquisition of a debt obligation and (ii) each applicable Borrowing Date, each of the following:

(a)each Concentration Limitation is satisfied immediately after giving effect to such acquisition or applicable Borrowing (or, in the case of an acquisition (but not a Borrowing) if not satisfied immediately after such acquisition, compliance with such Concentration Limitation is maintained or improved after giving effect to such acquisition);

(b)each component of the Collateral Quality Test is satisfied immediately after giving effect to such acquisition or Borrowing (or, in the case of an acquisition (but not a Borrowing), if not satisfied immediately after such acquisition, compliance with the Collateral Quality Test is maintained or improved after giving effect to such acquisition);

(c)each Coverage Test is satisfied immediately prior to and after giving effect to such acquisition or Borrowing (or, in the case of an acquisition (but not a Borrowing), if not satisfied immediately prior to such acquisition, compliance with the Coverage Test is maintained or improved after giving effect to such acquisition);

(d)each of the criteria in the definition of “Collateral Loan” is satisfied with respect to such acquisition of a debt obligation; provided that, for the avoidance of doubt, for purposes of determining whether the Eligibility Criteria have been satisfied, such criteria shall only be tested as of the date of such acquisition of such debt obligation and shall not be retested on any Borrowing Date or the date of any repurchase or substitution with respect to assets not acquired on such date.

“Eligible Account Bank” means, with respect to any specified account, a financial institution:

(a)that if such account is a fully segregated trust account with the trust department or corporate trust department of such financial institution, has a long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating); provided that if such financial institution ceases to have a long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating), it is replaced within 60 days by a financial institution with long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating); or

(b)as to which the Rating Condition is satisfied and the Borrower and the Majority Lenders have consented to such financial institution constituting an “Eligible Account Bank” hereunder.

“Eligible Cov-Lite Loan” means a Cov-Lite Loan that is a Senior Secured Loan or a First Lien/Last Out Loan.

“Eligible Investment Required Ratings” means, in the case of each Eligible Investment, a short‑term credit rating of at least “A-1” (or, in the absence of a short-term credit rating, “AA-” or better) from S&P.

“Eligible Investments” means any investment denominated in Dollars that, at the time it is delivered to the Collateral Agent (directly or through a financial intermediary or bailee), is one or more of the following obligations or securities:

(i)direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America;

(ii)demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depositary institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)non-extendable commercial paper or other short-term obligations with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(iv)money market funds domiciled outside of the United States which funds have, at all times, the highest Moody’s credit rating assignable at such time and credit ratings of “AAAm” by Standard & Poor’s;

(v)any other investment similar to those described in clauses (i) through (iv) above which (a) has the Eligible Investment Required Ratings at the time of such investment and (b) has been approved by the Majority Lenders; provided that the Rating Condition has been satisfied with respect to any such investment;

and, in the case of (i) through (iii) and (v) above, with a stated maturity (after giving effect to any applicable grace period) no later than the Business Day immediately preceding the Quarterly Payment Date next following the Interest Period in which the date of investment occurs (unless such Eligible Investments are issued by the Collateral Agent in its capacity as a banking institution, in which event such Eligible Investments may mature on such Quarterly Payment Date); provided that none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by Standard & Poor’s, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is subject to any withholding tax unless the issuer of the security is required to make “gross-up” payments or pay “additional amounts” in respect of, or otherwise compensate the holder of such security for, the full amount of such withholding tax for any reason (other than customary excluded withholding taxes imposed under FATCA), (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action or (g) in the Borrower’s or the Services Provider’s judgment, such obligation or security is subject to material non-credit related risks.  Eligible Investments may include, without limitation, those investments for which an Agent or an affiliate of an Agent provides services.  Any investment, which otherwise qualifies as an Eligible Investment, may (1) be made by the Collateral Agent or any of its Affiliates and (2) be made in securities of any entity for which the Collateral Agent or any of its Affiliates receives compensation or serves as offeror, distributor, investment adviser or other service provider.

“Eligible Loan Index” means, with respect to each Collateral Loan, one of the following indices as selected by the Borrower or the Services Provider upon the acquisition of such Collateral Loan: the Credit Suisse Leveraged Loan Indices, the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Bank of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other nationally recognized loan index subject to the consent of the Majority Lenders with written notice thereof to be provided to S&P (collectively, the “Approved Indices”); provided that the Borrower or the Services Provider may change the index applicable to a Collateral Loan to another of the Approved Indices at any time following the acquisition thereof after giving written notice to the Administrative Agent and the Collateral Agent.

“Enforcement Event” has the meaning set forth in Section 6.2(b).

“Enterprise Value” means, with respect to any Collateral Loan as of the date of acquisition by the Borrower, an amount as determined by the Service Provider pursuant to its underwriting standards and procedures, for the related Obligor equal to the sum of (x) the market value of the equity capital of the Obligor and (y) the excess of the market value of such Obligor’s total indebtedness over cash on the balance sheet of such Obligor.

“Environmental Claim” means, with respect to any Person, any written notice, claim, demand or similar communication by any other Person having jurisdiction alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, of any applicable Environmental Law, in each case as to which there is a reasonable likelihood of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Security” means any equity security or any other security or loan that is not eligible for acquisition by the Borrower as a Collateral Loan and any security acquired by the Borrower as part of a “unit” with a Collateral Loan and which itself is not eligible for acquisition by the Borrower as a Collateral Loan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) or, for the purposes of Section 412 of the Code and Section 302 of ERISA, (m) or (o) of the Code, with the Borrower.

“EUR” means the single lawful currency of the European Union.

“Eurodollar Rate Loans” means Loans accruing interest at an Applicable Rate based upon the London Interbank Offered Rate.

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law,

rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excess Reserve Amount” means, on any date, the excess (if any) of:

(a)the amount standing to the credit of the Future Funding Reserve Account on such date; over

(b)(i) the aggregate Unfunded Amount on such date minus (ii) if such date is prior to the end of the Commitment Period, the aggregate Undrawn Commitment on such date.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to each Lender and the Administrative Agent or required to be withheld or deducted from a payment to such Person, (i) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (A) imposed as a result of any Lender or the Administrative Agent (as the case may be) being organized under the laws of, or having its principal office or, in the case of each Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of each Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (y) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 11.5) or (z) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Lender or the Administrative Agent’s failure to comply with Section 11.3(g) and (iv) any withholding Taxes imposed under FATCA.

“Executive Order” is defined in Section 4.23.

“Exposure Amount” as of any date means, with respect to any Revolving Collateral Loan or Delayed Funding Loan, the excess of (a) the Borrower’s maximum funding commitment thereunder over (b) the Principal Balance of such Revolving Collateral Loan or Delayed Funding Loan.  For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Loan shall be included in the calculation of the Exposure Amount if the Borrower is at such time subject to contractual funding obligations with respect to such Defaulted Loan and such obligation has not ceased to be enforceable under the U.S. Bankruptcy Code.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the FRBNY on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the quotations for such day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System as constituted from time to time.

“Fee Letter” means the Initial Lender Fee Letter, dated as of the Closing Date, between the Parent, Borrower and Initial Lender, as amended from time to time in accordance with the terms thereof.

“Fee Proceeds” means all amounts in the Collection Account representing upfront, commitment, amendment and waiver, late payment (including compensation for delayed settlement or trades), anniversary, annual, facility, prepayment, redemption, call premium or any other fees of any type received by the Borrower in respect of any Collateral Loan and any excess, with respect to participation interests in Collateral Loans which have been sold by the Borrower, of the interest paid by the applicable Obligor in respect of the portion of such Collateral Loan that is the subject of such participation interest over the amount of interest required to be paid by the Borrower to the purchaser of such participation interest pursuant to the underlying participation agreement; provided that Fee Proceeds shall not include any reimbursement of expenses payable by the Borrower to third parties, including legal fees, that may be received by the Borrower from any Obligor or any fees received in connection with the reduction of principal of the related Collateral Loan.  Fee Proceeds shall in all cases constitute Interest Proceeds.

“Financial Sponsor” means any Person whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies in which such Person so owns an interest.

“First Lien/Last Out Loan” means a loan that (a) satisfies the requirements set forth in clauses (b), (c) and (d) of the definition of “Senior Secured Loan”, (b) would satisfy the requirement set forth in clause (a) of such definition but for the fact that, following an event of default under the applicable Related Contract, such Collateral Loan becomes fully subordinated to other senior secured loans under the applicable Related Contract and is not entitled to any payments until such other senior secured loans are paid in full, so long as (c) prior to an Event of Default under the applicable Related Contract, such Collateral Loan is entitled to receive payments pari passu with such other senior secured loans.

“Fixed Rate Obligation” means any Collateral Loan that bears a fixed rate of interest.

“Floating Rate Obligation” means any Collateral Loan that bears a floating rate of interest.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Official” is defined in Section 4.22.

“FRBNY” means the Federal Reserve Bank of New York.

“Future Funding Reserve Account” means the trust account established pursuant to Section 8.3(b).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“GBP” means the lawful currency of the United Kingdom;

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grant” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.  A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to give consents, waivers or make other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country” means Australia, The Netherlands, New Zealand and the United Kingdom.

“Group II Country” means Germany, Sweden and Switzerland.

“Group III Country” means Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

“Hazardous Substances” means any toxic, radioactive, caustic or otherwise hazardous substance, identified as such as a matter of Environmental Law, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

“Increased Costs” means any amounts due pursuant to Section 2.9 and/or Article XI.

“Incurrence Covenant” means a covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” of any Person means, without duplication, (a) as shown on such Person’s balance sheet (if any) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (ii) all indebtedness of such Person evidenced by a note, loan agreement, bond, debenture or similar instrument (whether or not disbursed in full), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (c) all Contingent Obligations of such Person, and (d) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Indebtedness set forth in clauses (a), (b) or (c) hereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.3(b).

“Ineligible Asset” means an asset that fails to satisfy the Eligibility Criteria upon the acquisition of such asset.

“Initial Borrowing Date” means the Business Day on which the initial Borrowing occurs.

“Initial Lender” means Massachusetts Mutual Life Insurance Company.

“Initial Rating” means the rating given to the Loans by S&P as of the Closing Date.

“Interest Coverage Amount” means, at any time, without duplication, the sum of (a) the scheduled interest payments and scheduled fees due (in each case regardless of whether the applicable payment date has yet occurred) on the Collateral Loans (excluding Defaulted Loans to the extent set forth in the definition of “Interest Proceeds”) for the then-current Due Period; (b) amounts on deposit in the Collection Account, including Eligible Investments, representing Interest Proceeds; (c) scheduled interest on Eligible Investments held in the Collection Account, the Future Funding Reserve Account and the Closing Expense Account, in each case for the then-current Due Period; and (d) all regularly scheduled amounts due and payable to the Borrower under Interest Hedge Agreements during the then-current Due Period.

“Interest Coverage Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a)(i) the Interest Coverage Amount less (ii) all amounts payable on the related Quarterly Payment Date pursuant to clauses (A) through (C) of Section 9.1(a)(i) by

(b)the sum of all interest due on the Loans on the related Quarterly Payment Date.

“Interest Coverage Ratio Test” means a test satisfied on any Measurement Date following the first Quarterly Payment Date if the Interest Coverage Ratio is greater than or equal to 110.0% on such date.

“Interest Hedge Agreement” means an interest rate protection agreement that may be entered into between the Borrower and an Interest Hedge Counterparty on or after the Closing Date, for the sole purpose of hedging interest rate risk between the portfolio of Collateral Loans and the Loans, as amended from time to time in accordance with the terms thereof, with respect to which the Rating Condition is satisfied.

“Interest Hedge Counterparty” means a counterparty meeting, at the time of entry by the Borrower into an Interest Hedge Agreement, the then-current S&P criteria for hedge counterparties (or, with respect to any counterparty not meeting such criteria at such time, any counterparty whose obligations in respect of such Interest Hedge Agreement are absolutely and unconditionally guaranteed by an Affiliate of such counterparty meeting the then-current S&P guarantee criteria at such time), together with any permitted assignee or successor (which meets the then-current S&P criteria for hedge counterparties) under such Interest Hedge Agreement with respect to which the Rating Condition is satisfied.

“Interest Period” means, with respect to each Borrowing (a) the period from (and including) the date of such Borrowing to (but excluding) the following Calculation Date and (b) each successive period from (and including) the prior Calculation Date to (but excluding) the following Calculation Date until the principal of the Borrowing is repaid; provided that, (x) in the case of any Interest Period applicable to a prepayment of the Loans pursuant to Section 2.7(c) or the Priority of Payments, such Interest Period shall end on the date of such prepayment and (y) in the case of the Interest Period applicable to the Quarterly Payment Date occurring on the Stated Maturity, such Interest Period shall end on such Quarterly Payment Date.

“Interest Proceeds” means, with respect to any Pledged Collateral (including Cash), (a) any payments with respect thereto that are attributable to interest or yield in accordance with the Related Contracts of such Pledged Collateral, (b) all Fee Proceeds, (c) all cash capital contributions made to the Borrower that are designated as Interest Proceeds pursuant to Section 6.5, (d) any amounts deposited in the Collection Account from the Closing Expense Account in accordance with Section 8.3(e) and (e) all funds on deposit in the Interest Reserve Account.  Interest Proceeds shall also include any amounts paid to the Borrower pursuant to an Interest Hedge Agreement (other than termination payments).  No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Interest Proceeds” hereunder.  Any amounts received in respect of any Defaulted Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Principal Balance of such Collateral Loan at the time it became a Defaulted Loan; thereafter, any such amounts will constitute Interest Proceeds.  Any amounts received in respect of any Equity Security will constitute Principal Proceeds (and not Interest Proceeds).

“Interest Reserve Account” means the account established pursuant to Section 8.3(c).

“Interpolated Rate” means (a) for any Interest Period equal to three months, three month LIBOR as calculated in accordance with the definition of “LIBOR” and (b) for any Interest Period of less than or greater than three months, the rate determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the definition of “LIBOR”, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Interest Period; provided that if an Interest Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with the definition of “LIBOR” as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Criteria Adjusted Balance” means, with respect to any Collateral Loan, the Principal Balance of such Collateral Loan; provided that for all purposes the Investment Criteria Adjusted Balance of any Discount Loan shall be the purchase price of such Discount Loan (after adding the amount of any subsequent borrowings and subtracting the amount of any subsequent repayments thereof).

“IRS” means the U.S. Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person that is listed as a “Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of the Loans and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of the Loans.

“Lender Advance Rate” means as of any date of determination, the ratio (expressed as a percentage) obtained by dividing: (a) the sum of (i) the aggregate outstanding principal amount of all Loans as of such date plus (ii) the Portfolio Exposure Amount for all Collateral Loans as of such date by (b) the sum of (i) the lower of (A) the par value of the Collateral Loans and (B) the Market Value of the Collateral Loans at the respective dates of acquisition thereof plus (ii) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds plus (iii) the aggregate amount of funds on deposit in the Future Funding Reserve Account, constituting Principal Proceeds, including Eligible Investments; provided that solely for purposes of calculating the Lender Advance Rate, (1) the Market Value of any Collateral Loan that is subject to an event of default as a result of the related Obligor’s failure to pay interest or principal and such failure is not cured within thirty (30) days following such failure shall be the lesser of (x) 50% of the par value of such Collateral Loan and (y) the Market Value of such Collateral Loan on the date of determination, and (2) the Market Value of a Collateral Loan subject to a Specified Change which requires Majority Lenders to consent in accordance with Section 5.19 and to which the Majority Lenders have not provided their written consent, shall be the greater of zero and the value assigned to such Collateral Loan by the Majority Lenders, in their sole discretion.

“Lender Advance Rate LTV Trigger” means as of the end of any calendar month the Lender Advance Rate is greater than 65% and exceeds (or shall have exceeded) such amount for a period of 5 consecutive Business Days.

“Lender Advance Rate Test” means a test satisfied on any Borrowing Date or at any other time specifically required in this Agreement if the Lender Advance Rate at such time is less than or equal 55.0%.

“Lender Collateral Account” means the trust account established pursuant to Section 8.3(d).

“Lender Collateral Subaccount” has the meaning set forth in Section 8.3(d)(ii).

“LIBOR Business Day” means any day except a Saturday, a Sunday or a day on which commercial banks in London or New York City are authorized or required by law to close.

“LIBOR Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1)

in the case of clause (a) or (b) of the definition of “LIBOR Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)	in the case of clause (c) of the definition of “LIBOR Transition Event,” the date of the public statement or publication of information referenced therein.

“LIBOR Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(a)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of arrangement that has the practical effect of creating a security interest, in respect of such asset.  For the purposes of this Agreement, any Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Assignment Agreement” has the meaning assigned to such term in Section 8.1(d).

“Loan Documents” means this Agreement, the Account Control Agreement, the Corporate Services Agreement, the Notes, the Sale and Contribution Agreement, the Fee Letter, the Collateral Agent Fee Letter, the Administrative Agent Fee Letter, the Document Custodian Fee Letter, and any Interest Hedge Agreements.

“Loans” means a Revolving Loan or a Term Loan.

“London Interbank Offered Rate” or “LIBOR” means, with respect to any Interest Period, the greater of (a) zero percent (0.00%) and (b) the Interpolated Rate (expressed as a percentage per annum rounded upwards to the nearest one hundredth (1/100) of one percent (1%)) for deposits in Dollars for the appropriate periods that appear on the applicable Bloomberg page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, two LIBOR Business Days before the first day of such Interest Period.  If such rates do not appear on the applicable Bloomberg page (or on any such successor or substitute page or service referred to above) as of 11:00 a.m., London time, two LIBOR Business Days before the first day of such Interest Period, the Administrative Agent will request the principal London office of any four (4) major reference banks in the London interbank market selected by the Administrative Agent to provide such bank’s offered quotation (expressed as a percentage per annum rounded upwards to the nearest one hundredth (1/100) of one percent (1%)) to prime banks in the London interbank market for deposits in Dollars for the appropriate periods as of 11:00 a.m., London time, on such date for amounts comparable to the then outstanding principal amount of the applicable Loan (if available).  If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the Administrative Agent will request any three (3) major banks in New York City selected by the Administrative Agent to provide such bank’s rate

(expressed as a percentage per annum rounded upwards to the nearest one hundredth (1/100) of one percent (1%)) for loans in Dollars to leading European banks for the appropriate periods as of approximately 11:00 a.m., New York City time, on the date which is two LIBOR Business Days before the first day of such Interest Period for amounts comparable to the then outstanding principal amount of the applicable Loan (if available).  If at least two such rates are so provided, the London Interbank Offered Rate will be the arithmetic mean of such rates.  If fewer than two rates are so provided, then the London Interbank Offered Rate will be the rate provided.  If no such rate is provided, the London Interbank Offered Rate for such Interest Period will be the London Interbank Offered Rate in effect for the prior Interest Period.

“Long Dated Loan” means as of any date of determination, any obligation with a stated maturity after the Stated Maturity.

“LTM EBITDA” means the EBITDA of the applicable Obligor for the preceding 12-month period.

“Maintenance Covenant” means a covenant by any borrower to comply with one or more financial covenants (including, without limitation, any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, whether or not such borrower has taken any specified action

“Majority Lenders” means the Lender or Lenders holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time; provided that (i) for purposes of making any determination of Majority Lenders, the Undrawn Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded (unless there are no Lenders that are not Defaulting Lenders at such time) and (ii) for so long as any Initial Lender is a Lender hereunder, the “Majority Lenders” shall always be deemed to include such Initial Lender, it being understood that, accordingly, any vote or action to be taken by the Majority Lenders hereunder while any Initial Lender is a Lender shall require the corresponding vote or action, as the case may be, of such Initial Lender in addition to, and not instead of, the vote or action otherwise required from the Lender or Lenders holding, collectively, more than 50% of the sum of (a) the aggregate principal amount of the Loans outstanding at such time plus (b) the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time.

“Majority Revolving Lenders” means the Revolving Lender or Revolving Lenders holding, collectively, more than 50% of the aggregate undrawn portion of the Revolving Commitments and aggregate principal amount of all of the Revolving Loans outstanding at such time; provided for purposes of making any determination of Majority Revolving Lenders, the undrawn portion of the Revolving Commitment of, and the portion of the Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded (unless there are no Lenders that are not Defaulting Lenders at such time).

“Margin Stock” shall have the meaning provided such term in Regulation U.

“Market Trigger” means the occurrence of the Diversity Trigger, if such Diversity Trigger has not been cured within five (5) Business Days, or the Lender Advance Rate LTV Trigger,

unless, in either such case, the same shall be waived in the sole discretion of the Majority Lenders.  The Borrower shall provide prompt written notice of the occurrence of any Market Trigger to S&P.

“Market Value” means, as of any date of determination, with respect to any loans or other assets, the amount determined by the Borrower or Services Provider in accordance with the Servicing Standard equal to the product the outstanding principal amount thereof and the price determined in the following manner:

(a)the bid-side quote determined by any of (i) Loan Pricing Corporation, LoanX Inc., MarkIt Partners, Mergent, Inc. or IDC or (ii) subject to satisfaction of the Rating Condition, any other nationally recognized loan pricing service selected by the Borrower or the Services Provider with notice to the Lenders; provided that the Majority Lenders may object to the selection of any loan pricing service selected pursuant to the immediately preceding clause (ii) within five Business Days after receipt of such notice;

(b)if such quote described in clause (a) is not available,

(i)the average of the bid-side quotes determined by three independent SEC-registered broker-dealers active in the trading of such asset;

(ii)if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(iii)if only one such bid can be obtained, such bid;

provided that a bid provided pursuant to this clause (b) shall not be from any of the Borrower, the Services Provider or any Affiliate of any thereof; or

(c)if the Market Value of an asset cannot be determined in accordance with clause (a) or (b) above, then the Market Value shall be the Appraised Value; provided that (i) the Appraised Value of such Collateral Loan has been obtained or updated within the immediately preceding four months, (ii) if the Appraised Value of a Collateral Loan is determined pursuant to clause (B) of the definition of “Appraised Value”, the Market Value of such Collateral Loan shall not exceed the aggregate principal amount thereof (or the portion thereof held by the Borrower) and (iii) if the Appraised Value has been requested but has not yet been received, for assets representing an aggregate of up to 5.0% of the Total Capitalization, the Market Value determined by the Services Provider exercising reasonable commercial judgment in accordance with the Servicing Standard, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that the Market Value of any such asset may not be determined in accordance with this subclause (iii) for more than 45 days; provided further that, for the avoidance of doubt, the Services Provider may, but shall not be required to, obtain an Appraised Value for any Collateral Loan;

(d)if such quote or bid described in clause (a), (b) or (c) is not available, then the Market Value of such Collateral Loan shall be the lower of (i) the Principal Balance of such Collateral Loan multiplied by the applicable S&P Recovery Rate for such Collateral Loan and (ii) if any, the Market Value determined by the Borrower or the Services Provider exercising reasonable commercial judgment in accordance with the Servicing Standard, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that if the Services Provider is not a registered investment adviser under the Investment Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (d) for more than 45 days; or

(e)if the Market Value of an asset cannot be determined in accordance with clause (a), (b), (c) or (d) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (a), (b), (c) or (d) above.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Borrower or the Services Provider (taken as a whole), (b) the ability of the Borrower or the Services Provider to perform its obligations under any of the Loan Documents or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Lenders or the Agents under the Loan Documents.

“Material Change”: An event that occurs with respect to a Collateral Loan upon the occurrence of any of the following as determined by the Borrower in its commercially reasonable judgment  (a) non-payment of interest or principal, (b) the rescheduling of any interest or principal, (c) any covenant breach under the Related Contract which has not been cured under the terms of the Related Contract, (d) any restructuring of debt with respect to the Obligor of such Collateral Loan, (e) the addition of payment in kind terms, change in maturity date or any change in coupon rates (other than, with respect to changes to coupon rates, as provided for under the  Related Contract as in effect prior to such addition or change) and (f) the occurrence of the significant sale or acquisition of assets by the Obligor.

“Maximum Principal Balance” means, as of any date of determination and with respect to all or any specified portion of the Collateral Loans, the sum of (a) the Principal Balance of such Collateral Loans as of such date and (b) the Exposure Amount of all Collateral Loans that are Revolving Collateral Loans or Delayed Funding Loans.

“Maximum Weighted Average Life Test” is a test satisfied on any Measurement Date if the Weighted Average Life of all Collateral Loans as of such date is less than or equal to 7 years minus (b) the number of years (rounded to the nearest quarter) that have elapsed since the Closing Date.

“Measurement Date” means each Calculation Date, each day Collateral Loans are acquired or sold, each Collateral Report Determination Date and each day pursuant to the request of the Majority Lenders or S&P; provided that if any such date is not a Business Day, such Measurement Date shall be the next succeeding Business Day.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Coupon equals or exceeds 6.5%.

“Minimum Weighted Average Lender Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread equals or exceeds 5.00%.

“Minimum Weighted Average S&P Recovery Rate Test” means the test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate for the Collateral Loans equals or exceeds the S&P CDO Monitor Recovery Rate.

“Minimum Weighted Average S&P Spread Test” means a test that will be satisfied on any Measurement Date if the Weighted Average Spread equals or exceeds the S&P Minimum Floating Spread.

“Money” shall have the meaning specified in Section 1-201(24) of the UCC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means at any time a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or a member of its ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions or to which the Borrower has any liability (including as a result of being a member of its ERISA Group).

“Non-Exempt Person” means any Person other than a Person who is (or, in the case of a Person that is a disregarded entity, whose owner is) either (a) a “United States person” within the meaning of Section 7701(a)(30) of the Code or (b) has provided to the Collateral Administrator for the relevant year such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and which pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code and any successor statute or (iii) any applicable rules or regulations in effect under clauses (i) or (ii) above, permit the Collateral Administrator to make any payments free of any obligation or liability for withholding.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of this Agreement, substantially in the form set forth on Exhibit A hereto, as the same may from time to time be amended, supplemented, waived or modified.

“Obligations” means all obligations, liabilities and Indebtedness of every nature of the Borrower, from time to time owing to the Agents, the Interest Hedge Counterparties, the Lenders and the other Secured Parties under or in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the unpaid principal amount of, and interest on (including interest which, but for the commencement of an insolvency, reorganization or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Borrower or with respect to any of its assets, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in any such case or proceeding), all Loans then outstanding, and (b) all fees, expenses, indemnity payments and other amounts owed to any Secured Party pursuant to this Agreement and the other Loan Documents, in each case, whether or not then due and payable.

“Obligor” means, with respect to a Collateral Loan, any Person who is obligated to repay such Collateral Loan (including, if applicable, a guarantor thereof), or any Person whose assets are relied upon by the Borrower at the time such Collateral Loan was acquired by the Borrower as the source of repayment of such Collateral Loan.

“OFAC” has the meaning set forth in Section 4.23.

“Offer” means with respect to any loan or security, any offer by the obligor or issuer of such loan or security or by any other Person made to all of the holders of such loan or security to purchase or otherwise acquire such loan or security (other than pursuant to any redemption in accordance with the terms of the applicable Related Contracts) or to convert or exchange such loan or security into or for Cash, securities or any other type of consideration.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.5).

“Overcollateralization Ratio” means, as of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing:

(a)the sum of (i) the Principal Collateralization Amount as of such date plus (ii) the Portfolio Exposure Amount (excluding any Unsettled Amounts to the extent already included in the amount in clause (i)) for all Collateral Loans as of such date; by

(b)the sum of (i) the aggregate outstanding principal amount of the Loans as of such date plus (ii) the Portfolio Exposure Amount for all Collateral Loans as of such date.

“Overcollateralization Ratio Test” means a test satisfied on any Measurement Date if the Overcollateralization Ratio equals or exceeds 149.25%.

“Owl Rock Technology Advisors” means Owl Rock Technology Advisors LLC.

“Parent” means Owl Rock Technology Finance Corp, a Maryland corporation, or its successor in interest.

“Participant” has the meaning set forth in Section 12.6(b)(i).

“Participant Register” has the meaning set forth in Section 12.6(b)(iii).

“Participation Interest” means a participation interest in a loan that, at the time of acquisition, or the Borrower’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation interest would constitute a Collateral Loan were it acquired directly,

(ii) the Selling Institution is a lender in respect of such loan, (iii) the aggregate participation interest in such loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation interest, (v) except to the extent that such participation is a contribution to equity by the Seller to the Borrower, the entire purchase price for such participation interest is paid in full at the time of the Borrower’s acquisition thereof (or, in the case of a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan, at the time of the funding of such Revolving Collateral Loan or Delayed Funding Loan, as applicable), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the participation interest and (vii) such participation interest is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants or the Sale and Contribution Agreement; provided that a participation interest from the Parent to the Borrower that is elevated or converted to an assigned loan within thirty (30) days shall not constitute a Participation Interest under this Agreement.  For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)).

“Payment Account” means the payment account established pursuant to Section 8.3(a).

“Payment Date Report” has the meaning set forth in Section 9.1(c).

“Percentage Share” means, when used:

(a)with respect to a Revolving Lender’s obligation to make Revolving Loans and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Revolving Lender’s Revolving Commitment by (ii) the Total Revolving Commitment; provided that, if the Total Revolving Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Revolving Lender’s Revolving Loans and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans;

(b)with respect to a Term Lender’s obligation to make Term Loans and right to receive payments of interest, fees, principal and other amounts with respect thereto, the percentage obtained by dividing (i) such Term Lender’s Term Commitment by (ii) the Total Term Commitment; provided that, if the Total Term Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Term Lender’s Term Loans and the denominator shall be the aggregate unpaid principal amount of all Term Loans; and

(c)with respect to any other matters, for any Lender, the percentage obtained by dividing (i) the sum of such Lender’s Undrawn Commitments plus the aggregate outstanding principal amount of Loans held by such Lender at such time by (ii) the sum of all Lenders’ Undrawn Commitments plus the aggregate outstanding principal amount of all Loans at such time.

“Permitted Distribution” means any distribution made pursuant to Sections 6.4 or 9.1.

“Permitted Liens” means (a) Liens for Taxes, assessments or charges if such Taxes, assessments or charges are not at the time due and payable or if the Borrower is or shall be contesting the amount or validity thereof in good faith by appropriate proceedings diligently conducted and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower, and no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens, (b) Liens granted pursuant to or by the Loan Documents, (c) Liens in favor of the Borrower created pursuant to Sale and Contribution Agreement and assigned to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, (d) the restrictions on transferability imposed by the Related Contracts (but only to the extent relating to customary procedural requirements and agent and Obligor consents (except where the Services Provider or any of its Affiliates is the agent) expected to be obtained in due course and provided that any Obligor consents will be obtained prior to the delivery of the related Collateral hereunder pursuant to Section 8.7), (e) the restrictions on transferability imposed by any shareholder agreements in respect of Equity Securities acquired in connection with the restructuring of a Collateral Loan or the exercise of remedies with respect thereto, (f) with respect to agented Collateral Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such Obligor under the related Collateral Loan, (g) materialman’s, warehouseman’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business if such sums shall not at the time be due and payable or if the appropriate person shall currently be contesting the validity thereof in good faith and no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect to such Liens, (h) Liens in favor of the Custodian or Securities Intermediary to secure amounts owing to it pursuant to the Account Control Agreement and (i) with respect to any Collateral Loans, Liens on the underlying collateral for such Collateral Loans.

“Permitted Parent Distribution” means a distribution by the Borrower to the Parent from the proceeds of Borrowings hereunder or other funds in the Collection Account, which distribution satisfies all of the following conditions: (i) the Lender Advance Rate Test (which, for purposes of this definition, shall be calculated as if the date of distribution were a Borrowing Date), the Concentration Limitations, the Overcollateralization Ratio Test and the Collateral Quality Test, are satisfied, and no Market Trigger has occurred and is continuing; (ii) the Borrower gives at least two Business Days’ notice of such distribution to the Agents and S&P; and (iii) no Default exists or would result after giving effect thereto.  For the avoidance of doubt, the foregoing conditions will not apply to any acquisitions of any new Collateral Loans by the Borrower from the Parent or any Affiliate of the Parent, the Initial Borrowing or any subsequent Borrowings during the Commitment Period.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company, member or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PIK Loan” means any loan that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest for more than the shorter of (a) four consecutive payment periods or (b) one year, excluding any loan that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the applicable Related Contract results in such loan having an effective rate of current interest paid in cash on such day of not less than (a) in the case of a Fixed Rate Obligation, 2.0% per annum or (b) otherwise, 1.0% per annum over the applicable index rate.  For the avoidance of doubt, if the Obligor under a loan described in the exclusion above fails to make a required cash interest payment thereunder and such failure continues longer than the grace period set forth for such payment in clause (a) of the definition of “Defaulted Loan”, such loan shall be considered a Defaulted Loan.

“Plan” means at any time an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by the Borrower or a member of its ERISA Group or (ii) has at any time within the preceding five plan years been maintained, or contributed to, by the Borrower or a member of its ERISA Group.

“Pledged Collateral” has the meaning specified in the Granting Clause hereof.

“Portfolio Exposure Amount” means the excess (if any) of the sum of (i) the aggregate Exposure Amount at such time plus (ii) Unsettled Amounts over (iii) the sum of (x) amounts on deposit in the Future Funding Reserve Account on such date and (y) amounts on deposit in the Collection Account on such date, including Eligible Investments, representing Principal Proceeds.

“Post-Default Rate” has the meaning assigned to such term in Section 2.5(c).

“Post-Transition S&P CCC Collateral Loan” means, a Collateral Loan that, at the time the Borrower committed to acquire such Collateral Loan, has an application to S&P for a credit estimate pending and that, upon the provision of such credit estimate (after the acquisition of such Collateral Loan by the Borrower), becomes a CCC Collateral Loan.

“Prime Rate” means, for any day, the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day.  If The Wall Street Journal no longer reports the Prime Rate, or if the Prime Rate no longer exists, or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, then the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.  Notwithstanding the foregoing or any other provision of this Agreement, the rate calculated pursuant to this definition shall not be less than 0%.

“Principal Allocation Formula” means:

(a)prior to the end of the Reinvestment Period, with respect to a prepayment of the Loans as specifically set forth herein:

first, to the Revolving Loans in an amount equal to the excess, if any, of (x) the Portfolio Exposure Amount on such Quarterly Payment Date (or other applicable date of payment) over (y) the aggregate undrawn portion of the Revolving Commitments in respect of the Revolving Loans on such Quarterly Payment Date (or other applicable date of payment), and second, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause second); and

(b)on the last day of the Reinvestment Period and after the end of the Reinvestment Period, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this clause (b));

provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Future Funding Reserve Account.

“Principal Balance” means, as of any date of determination with respect to any Collateral Loan, the aggregate outstanding principal amount of such Collateral Loan as of such date, excluding (a) deferred or capitalized interest on any Collateral Loan (other than any such interest that was added to principal on or before the date when such Collateral Loan was acquired by the Borrower) and (b) any portion of such principal amount that has been assigned or participated by the Borrower pursuant to Section 10.1.  For the avoidance of doubt, the Principal Balance of any Equity Security shall be zero.

“Principal Collateralization Amount” means, at any time, the sum of:

(a)the Aggregate Principal Balance of all Collateral Loans (excluding Defaulted Loans, Discount Loans, Long Dated Loans and Current Pay Obligations (each as to which the applicable rule below shall apply)); plus

(b)the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds plus (ii) the aggregate amount of funds on deposit in the Future Funding Reserve Account, constituting Principal Proceeds, including Eligible Investments; plus

(c)for all Discount Loans, the aggregate of the purchase prices, excluding accrued interest, expressed as a Dollar amount, for such Discount Loans (after adding the amount of any subsequent borrowings and/or subtracting the amount of any subsequent repayments thereof); plus

(d)for each Defaulted Loan that has been a Defaulted Loan for less than one year, the Recovery Value and, for each other Defaulted Loan, zero; plus

(e)for each Long Dated Loan, the product of (x) the Principal Balance of such Collateral Loan and (y) the S&P Recovery Rate of such Collateral Loan; plus

(f)for Current Pay Obligations up to 5.0% of Total Capitalization, the Aggregate Principal Balance of all such Current Pay Obligations, plus (ii) for each Current Pay Obligation in excess of 5.0% and up to 10% of Total Capitalization, 90% of such Current Pay Obligation’s Market Value (which is not determined pursuant to clause (d) or subclause (iii) in the proviso of clause (c) of the definition thereof) (but no greater than the par value of such Current Pay Obligation); minus

(g)the CCC Excess Adjustment Amount;

provided that (i) with respect to any Collateral Loan that satisfies more than one of the definitions of Defaulted Loan, Discount Loan, Long Dated Loan or Current Pay Obligation such Collateral Loan shall, for the purposes of this definition, be treated as belonging to the category of Collateral Loans which results in the lowest Principal Collateralization Amount on any date of determination, (ii) the Principal Collateralization Amount for any Defaulted Loan which has been a Defaulted Loan for one year or more will be zero and (iii) the Principal Collateralization Amount of any Collateral Loan held in the form of a Closing Date Participation after the date that is the 60 days after Closing Date will be the Recovery Value.

“Principal Proceeds” means (a) with respect to any Pledged Collateral (including Cash) any payments with respect thereto that are attributable to principal in accordance with the Related Contracts of such Pledged Collateral or that do not otherwise constitute Interest Proceeds (including unapplied proceeds of the Collateral Loans), (b) any upfront or net termination payments paid to the Borrower under any Interest Hedge Agreement, (c) fees received in connection with the reduction of principal of a Collateral Loan (but not any principal repaid in connection therewith) and (d) any cash capital contributions made to the Borrower that are designated as Principal Proceeds pursuant to Section 6.5.  All sales or assignments of Collateral Loans or any portion thereof pursuant to Section 10.1 shall be for cash on a non-recourse basis the proceeds of which shall be deemed to be Principal Proceeds for all purposes hereunder (other than proceeds representing accrued interest), and all amounts deposited pursuant to Section 6.5 and designated as Principal Proceeds in accordance therewith shall be deemed to be Principal Proceeds for all purposes hereunder.  No amounts that are required by the terms of any participation agreement to be paid by the Borrower to any Person to whom the Borrower has sold a participation interest shall constitute “Principal Proceeds” hereunder.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a)the numerator of which is:

(i)in the case of the Term Loans, the aggregate principal amount of the Term Loans outstanding on such date; or

(ii)in the case of the Revolving Loans, the lesser of (x) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding on such date and (B) the Portfolio

Exposure Amount on such date and (y) the amount of the Total Revolving Commitment on such date; provided that if the Total Revolving Commitment has been reduced to zero, then the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Revolving Loans outstanding on such date, and

(b)the denominator of which is the sum of:

(i)the aggregate principal amount of the Term Loans outstanding on such date; and

(ii)the lesser of (x) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding on such date and (B) the Portfolio Exposure Amount on such date and (y) the amount of the Total Revolving Commitment on such date; provided that if the Total Revolving Commitment has been reduced to zero, the amount determined pursuant to this clause (ii) shall equal the aggregate principal amount of the Revolving Loans outstanding on such date.

“Priority of Payments” has the meaning set forth in Section 9.1(a); provided that, at all times after the Majority Lenders have exercised their right to direct the liquidation of the Collateral under Article VI, “Priority of Payments” shall mean the priorities set forth in Section 6.4 hereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prohibited Transaction” means a transaction prohibited under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA, Section 4975(d) or otherwise.

“Proposed Portfolio” means the portfolio of Collateral Loans and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Loan or a proposed reinvestment in an additional Collateral Loan, as the case may be.

“Quarterly Cap” means, with respect to any Quarterly Payment Date, an amount equal to (x) $250,000 per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) plus (y) 0.025% per annum (prorated for the related Interest Period on the basis of the actual number of days in the current calendar year and the actual number of days elapsed) multiplied by the sum of, without duplication, (i) the Aggregate Principal Balance of all Collateral Loans, (ii) the aggregate amount of funds on deposit in the Collection Account, including Eligible Investments, constituting Principal Proceeds and (iii) the aggregate amount of funds on deposit in the Future Funding Reserve Account, including Eligible Investments and the Portfolio Exposure Amount, in each case, measured as of the Calculation Date immediately preceding such Quarterly Payment Date.

“Quarterly Payment Date” means the 15th day of December, March, June, and September in each year, commencing in December of 2020, and the Stated Maturity; provided that if any such date is not a Business Day, such Quarterly Payment Date shall be the next succeeding Business Day.

“Rating Agency” means (i) with respect to the Loans, S&P (and/or, if, at any time any other nationally recognized investment rating agency provides a rating of any Loans solicited by the Borrower, such rating agency) or (ii) with respect to the Collateral generally, Standard & Poor’s (or, if, at any time Standard & Poor’s ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Borrower or the Services Provider in consultation with the Majority Lenders).  In the event that at any time any of the rating agencies referred to above ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Agreement shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency’s published ratings for the type of obligation in respect of which such replacement rating agency is used.

“Rating Condition” means, with respect to any action taken or to be taken by or on behalf of the Borrower that is expressed to be subject to such condition in any Loan Document, a condition that is satisfied if S&P has confirmed in writing (which may take the form of a press release, electronic messages, facsimile, posting to its internet website, other written communication or other means then considered industry standard) that such action will not cause the then-current rating of the Loans by S&P to be reduced or withdrawn; provided that the Rating Condition will be deemed to be satisfied with respect to any such action if (i) at the time of determination, no Loans are then rated by S&P; (ii) the Agents and all of the Lenders provide their written approval as to such action and written notice thereof is given to S&P; (iii) S&P has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Rating Condition in this Agreement for purposes of evaluating whether to confirm the then-current ratings (or Initial Rating) of the Loans rated by S&P; or (iv) S&P has communicated to the Borrower, the Services Provider or either Agent (or their respective counsel) that it will not review such event or circumstances for purposes of evaluating whether to confirm the then-current ratings (or Initial Rating).

“Real Estate Loan” means any debt obligation that is (a) directly or indirectly secured by a mortgage, deed of trust or similar Lien on commercial real estate, residential real estate, office, retail or industrial property or undeveloped land, is underwritten as a mortgage loan and is not otherwise associated with an operating business or (b) a loan to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan is secured by real estate).

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Recovery Value” means, for (x) each Defaulted Loan that has been a Defaulted Loan for less than one year and (y) each Collateral Loan held in the form of a Closing Date Participation after the date that is the 60 days after Closing Date, the lowest of:

(a)the Principal Balance of such Defaulted Loan or Closing Date Participation, multiplied by the applicable S&P Recovery Rate for such Defaulted Loan or Closing Date Participation, as applicable;

(b)the Market Value of such Defaulted Loan or Closing Date Participation; and

(c)the carrying value of such Defaulted Loan or Closing Date Participation on the books and records of the Borrower (or its Affiliates).

The Recovery Value of a Defaulted Loan that has been a Defaulted Loan for one year or more shall be zero.

“Recurring Revenue Loan” means a Collateral Loan (i) the extensions of credit under which, or a Maintenance Covenant applicable to which, is calculated on the basis of “recurring revenue” for a stated period rather than EBITDA or (ii) that, at the time of acquisition, has a negative LTM EBITDA or a Total Debt / EBITDA Ratio greater than 7.50 to 1:00; provided that, if on any date of determination after the date of acquisition such Collateral Loan has a positive EBITDA for two (2) consecutive quarters or a Total Debt / EBITDA Ratio less than 7.50 to 1:00, the Majority Lenders, at the written request of the Services Provider, may reclassify such Collateral Loan so that it shall cease to be a Recurring Revenue Loan.

“Register” has the meaning set forth in Section 12.6(f).

“Registered” means in registered form within the meaning of Sections 881(c)(2)(B)(i) and 163(f) of the Code and Section 5f.103-1(c) of the United States Department of the Treasury regulations and issued after July 18, 1984.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the date that is 24 months after the Closing Date, extendable upon the Lenders’ and Borrower’s mutual consent (with written notice to the Administrative Agent), (b) the date of the acceleration of the maturity of the Loans or the termination of the Commitments pursuant to Section 6.2, (c) any date on which a Market Trigger occurs which is not cured or waived by the Majority Lenders, and (d) on any date on which Borrower or the Services Provider reasonably determines that it can no longer acquire additional Collateral Loans appropriate for inclusion in the Collateral in accordance with the terms of this Agreement and Corporate Services Agreement (provided that, in the case of this clause (d), an Authorized Officer of the Services Provider shall provide a written certification as to such determination to the Agents, the Lenders and S&P at least five Business Days prior to such date), (e) any date on which the Majority Lenders provide written notice to the Borrower that an event constituting “cause” as defined in the Corporate Services Agreement has occurred, if as of the date of such notice, such “cause” event has not been waived by all the Lenders or cured and (f) the occurrence of the resignation or assignment (unless the Administrative Agent has consented to such assignment) by the Services Provider of its rights and obligations under this Agreement and the Corporate Services Agreement.

“Related Contracts” means all credit agreements, indentures, note purchase agreements, notes, security agreements, leases, financing statements, filings, guaranties, and other contracts, agreements, documents, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Loan or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the applicable underlying instruments and any Loan Assignment Agreement), together with all of the Borrower’s right, title and interest in and to all property or assets securing or otherwise relating to any Collateral Loan or other loan or security of the Borrower or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or any Related Contract.

“Related Property” has the meaning assigned to such term in the Granting Clause.

“Required S&P Credit Estimate Information” means S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Restricted Person” is defined in Section 4.23.

“Retained Expense Amount” with respect to any Quarterly Payment Date means the amount, if any, by which (x) the sum of the amount determined pursuant to the definition of “Quarterly Cap” for such Quarterly Payment Date and each of the three prior Quarterly Payment Dates exceeds (y) the sum of (i) the aggregate payments made under Section 9.1(a)(i)(A)(2) on such Quarterly Payment Date and each of the three prior Quarterly Payment Dates and (ii) Administrative Expenses paid pursuant to Section 8.2(d) during each of the Due Periods prior to each of the three prior Quarterly Payment Dates.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans to the Borrower during the Commitment Period in the amount set forth opposite such Revolving Lender’s name on the signature pages hereto (or pursuant to an Assignment and Assumption), as such amount may be terminated or reduced (including pursuant to Section 2.6) in accordance with the terms of this Agreement.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of the Revolving Loans and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of the Revolving Loans.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Collateral Loan” means a Collateral Loan that provides the Obligor thereunder with a revolving credit facility from which one or more borrowings may be made up to the stated principal amount of such revolving credit facility and which provides that borrowed amounts may be repaid and reborrowed from time to time.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement dated as of the date hereof, between the Seller, as seller, and the Borrower, as buyer, as amended, restated, supplemented or otherwise modified from time to time.

“Sale Proceeds” means all proceeds (excluding accrued interest, if any) received with respect to Collateral as a result of sales of such Collateral less any reasonable expenses incurred by the Borrower, the Services Provider or the Collateral Agent (other than amounts payable as Administrative Expenses) in connection with such sales.

“Sanctions” means sanctions administered or enforced by the United States (including without limitation OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“Scenario Default Rate” means, with respect to the Loans at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of the Loans, determined by application by the Services Provider and the Collateral Administrator of the S&P CDO Monitor at such time.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan, determined in accordance with the assumptions specified in Section 1.3.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Loan” means any loan that: (a) is not (and cannot by its terms become) subordinate in right of payment (but which may, for the avoidance of doubt, be subordinate in lien priority to the extent provided in clause (b)) to any other obligation of the Obligor of such loan except for the express priority provisions for any Senior Secured Loans, Senior Secured Bonds, or First Lien/Last Out Loans of the Obligor, (b) is (and by its terms must continue to be) secured by a valid second-priority (other than with respect to trade claims, capitalized leases or similar obligations and traditional bank revolving asset-based loan facilities that are reasonable and customary for similar loans) perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Borrower) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business).  For the avoidance of doubt, First Lien/Last Out Loans are not Second Lien Loans.

“Secured Parties” means, collectively, the Agents, any Interest Hedge Counterparty, the Collateral Administrator, the Custodian, the Document Custodian, the Securities Intermediary and the Lenders.

“Securities Intermediary” means State Street Bank and Trust Company, in its capacity as securities intermediary under the Account Control Agreement.

“Seller” means Owl Rock Technology Finance Corp, a Maryland corporation.

“Selling Institution” means an entity (including, but not limited to, the Seller) obligated to make payments to the Borrower under the terms of a Participation Interest.

“Senior Authorized Officer” means, with respect to any Person, any officer of such Person that is a chief executive officer, chief operating officer, chief credit officer, credit committee member, executive vice president or president (or, in each case, any other officer with a position analogous to those identified above and in the case of any limited liability company, any manager) or any other officer responsible for the management or administration of the Collateral or the performance of such Person’s obligations under the Loan Documents.

“Senior Secured Bond” means any Bond that: (a) is not (and cannot by its terms become) subordinate in right of payment (but which may, for the avoidance of doubt, be subordinate in lien priority to the extent provided in clause (b)) to any other obligation of the Obligor of such loan; (b) is (and by its terms must continue to be) secured by a valid first priority (other than with respect to trade claims, capitalized leases or similar obligations and traditional bank revolving asset-based loan facilities that are reasonable and customary for similar loans) perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such Bond; (c) the value of the collateral securing such Bond at the time of acquisition together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Services Provider) to repay such Bond in accordance with its terms and to repay all other such loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business).

“Senior Secured Loan” means any loan that: (a) is not (and cannot by its terms become) subordinate in right of payment (but which may, for the avoidance of doubt, be subordinate in lien priority to the extent provided in clause (b)) to any other obligation of the Obligor of such loan; (b) is (and by its terms must continue to be) secured by a valid first priority (other than with respect to trade claims, capitalized leases or similar obligations and, in the case of term loans only, traditional bank revolving asset-based loan facilities that are reasonable and customary for similar loans) perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such loan; (c) the value of the collateral securing such loan at the time of acquisition together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Services Provider) to repay such loan in accordance with its terms and to repay all other such loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (i) the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such loan or any other similar type of indebtedness owing to third parties) and (ii) such subsidiary does not have any Indebtedness (other than current accounts payable in the ordinary course of business, capitalized leases or other similar indebtedness incurred in the ordinary course of business).

“Senior Services Fee” has the meaning assigned to such term in the Corporate Services Agreement.

“Services Fee” means, collectively, the Senior Services Fees and the Subordinated Services Fees.

“Services Provider” means Owl Rock Technology Finance Corp., or any successor in such capacity in accordance with the Corporate Services Agreement.

“Servicing Standard” means, with respect to the Borrower and the Services Provider, in rendering its services hereunder and under the other Loan Documents, diligently using a degree of skill and attention no less than that which (i) would be exercised by a prudent institutional portfolio manager in connection with the servicing and administration of assets similar to the Collateral Loans under similar circumstances and (ii) the Services Provider exercises with respect to comparable assets that it manages for itself and for others having similar investment objectives and restrictions in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Loans.

“S&P CDO Monitor” means the dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Loans consistent with a specified benchmark rating level based upon certain assumptions (including the Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Borrower, the Administrative Agent and the Collateral Administrator.  Inputs for the S&P CDO Monitor will be chosen by the Services Provider (with notice to the Collateral Administrator) and associated with either (x) a recovery rate for the Loans from the S&P Recovery Rate Matrix, or a “Weighted Average Floating Spread” from the S&P Weighted Average Floating Spread Matrix or (y) a weighted average recovery rate for the Loans and a weighted average floating spread selected by the Services Provider (with notice to the Collateral Administrator) and confirmed by S&P; provided that the Services Provider shall not be permitted to select a spread higher than the current Weighted Average Spread, or a recovery rate higher than the current Weighted Average S&P Recovery Rate.

“S&P CDO Monitor Recovery Rate” means the weighted average recovery rate applicable as of any date of determination determined pursuant to clause (x) or (y) of the definition of S&P CDO Monitor.

“S&P CDO Monitor Test” means a test that shall be satisfied if on any Measurement Date and during the Reinvestment Period, if, after giving effect to the purchase of a Collateral Loan, the Default Differential of the Proposed Portfolio with respect to the Loans is positive.  The Borrower (or the Services Provider on behalf of the Borrower) shall make reasonable efforts to obtain the S&P CDO Monitor input file by the Calculation Date related to the first Quarterly Payment Date.  The  S&P CDO Monitor Test shall be considered to be improved if the Default Differential of the

Proposed Portfolio that is not positive is greater than the Default Differential of the Current Portfolio.

“S&P Counterparty Criteria” means with respect to any Participation Interest, a criterion that will be met if immediately after giving effect to such acquisition, the percentage of the Aggregate Principal Balance of the Collateral Loans that consists in the aggregate of Participation Interests with Selling Institutions with the relevant agent bank that have the same or a lower credit rating, does not exceed the “Aggregate Percentage Limit” (in the case of all Selling Institutions) or “Individual Percentage Limit” (in the case of a Selling Institution) set forth below for such credit rating

S&P credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	5%	5%
A+	5%	5%
A**	5%	5%
A*** and A- and below	0%	0%

_______________

** Only for so long as the Selling Institution or agent, as applicable, has an S&P long-term unsecured debt rating of at least A and a short-term unsecured debt rating of at least A-1.  If such Selling Institution or agent, as applicable, does not have an S&P short-term unsecured debt rating or has an S&P short-term unsecured debt rating of less than A-1, then the minimum S&P rating for purposes of the S&P Counterparty Criteria will be A+.

*** If the Selling Institution or agent, as applicable, does not have a short-term unsecured debt rating by S&P of at least A-1.

“S&P Industry Classification” means each industry identified on Schedule D.

“S&P Minimum Floating Spread” means the weighted average floating spread applicable as of any date of determination determined pursuant to clause (x) or (y) of the definition of S&P CDO Monitor.

“S&P Rating” means with respect to any Collateral Loan, as of any date of determination, the rating determined in accordance with the following methodology:

(a) (i) if there is an issuer credit rating of the issuer of such Collateral Loan by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Loan pursuant to a form of pursuant to a form of guaranty meeting applicable then-current S&P guarantee criteria, then the S&P Rating will be such rating (regardless of whether there is a published rating by S&P on the Collateral Loans of such issuer held by the Borrower) or (ii) if there is no issuer credit rating of the issuer by S&P but (A) if there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Loan will equal such rating; (B) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory below such rating; and (C) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Loan will be one subcategory above such rating;

(b)if the S&P Rating is not determined pursuant to clauses (a), then the S&P Rating shall be the S&P equivalent of the public rating by Moody’s of such obligation or issuer except that the S&P Rating of such obligation will be (A) one subcategory below the S&P equivalent of such public rating if such public rating is “Baa3” or higher and (B) two subcategories below the S&P equivalent of such public rating if such public rating is “Ba1” or lower; or

(c)if the S&P Rating is not determined pursuant to clauses (a) or (b), the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Borrower, the Services Provider on behalf of the Borrower or the issuer of such Collateral Loan shall, prior to or within 30 days after the acquisition of such Collateral Loan, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a credit estimate which will be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Loan will have an S&P Rating as determined by the Services Provider in its sole discretion if the Services Provider certifies to the Administrative Agent that it believes that such S&P Rating determined by the Services Provider is commercially reasonable and will be at least equal to such rating; provided, further, that if such Required S&P Credit Estimate Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Loan will have (1) the S&P Rating as determined by the Services Provider for a period of up to 90 days after acquisition of such Collateral Loan and (2) an S&P Rating of “CCC-” following such 90 day period; unless, during such 90 day period, the Services Provider has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that such confirmed or updated credit estimate will expire on the 12-month anniversary of such confirmation or update, unless confirmed or updated prior thereto; provided, further, that, if there is a Material Change with respect to any Collateral Loan with an S&P Rating determined pursuant to this clause, the Borrower, or the Services Provider on behalf of the Borrower, shall, upon notice or knowledge thereof, notify S&P and provide available Required S&P Credit Estimate Information and any other available information S&P reasonably requests with respect thereto via email to CreditEstimates@spglobal.com; and

(d)if the S&P Rating is not determined pursuant to clauses (a), (b), or (c), (I) with respect to a Current Pay Obligation, the S&P Rating will be “CCC”, and (II) with respect to a Collateral Loan that is not a Current Pay Obligation, the S&P Rating of such Collateral Loan will at the election of the Borrower (at the direction of the Services Provider) be “CCC-” provided that (i) the Services Provider expects the Obligor in respect of such Collateral Loan to continue to meet its payment obligations under such Collateral Loan, (ii) such Obligor is not currently in reorganization or bankruptcy, (iii) such Obligor has not defaulted on any of its debts during the immediately preceding two year period and (iv) at any time that more than 10% of the Aggregate Principal Balance consists of Collateral Loans with S&P Ratings determined pursuant to this clause (e), the Borrower will submit all available Required S&P Credit Estimate Information in respect of such Collateral Loans to S&P; provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one subcategory above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one subcategory below such assigned rating.

“S&P Rating Factor” means, for each Collateral Loan, the number set forth to the right of the applicable S&P Rating of such Collateral Loan:

S&P Rating	S&P Rating Factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40
CCC	5293.00
CCC-	5751.10
CC	10,000.00

“S&P Recovery Rate Matrix” means a recovery rate between 40% and 65% (in increments of 05%).

“S&P Recovery Rate” means with respect to a Collateral Loan, the recovery rate determined in the manner set forth in Schedule D hereto.

“S&P Weighted Average Floating Spread Matrix”: A spread between 2.00% and 8.00% (in increments of.01%) without exceeding the current Weighted Average Spread (determined as if all Discount Loans instead constituted Collateral Loans that are not Discount Loans) as of such Measurement Date.

“S&P Weighted Average Rating Factor” means the quotient equal to ‘A divided by B’, where:

A = the sum of the products, for all Collateral Loans (excluding Defaulted Loans) of (i) the Principal Balance of the Collateral Loans and (ii) the S&P Rating Factor of the Collateral Loan; and

B = the Aggregate Principal Balance of all Collateral Loans (excluding Defaulted Loans).

“Specified Change” means any amendment, consent, modification or waiver of, or supplement to, a Related Contract that (a) extends the final maturity of a Collateral Loan beyond the Stated Maturity; (b) reduces or forgives the outstanding principal amount of a Collateral Loan (other than a Defaulted Loan that has been a Defaulted Loan for one year or more); (c) reduces the rate of cash interest payable on a Collateral Loan by more than 10% (other than a Defaulted Loan that has been a Defaulted Loan for one year or more and excluding any reduction that (x) is not the result, in the reasonable determination of the Service Provider, of the financial distress of the obligor, (y) does not result in the creation of a PIK Loan after giving effect to such reduction); (d) extends the scheduled date of expiration or termination of any commitment to make revolving loans or delayed draws; (e) modify the amortization schedule with respect to such Collateral Loan in a manner that causes the Weighted Average Life of the applicable Collateral Loan to increase by more than 10%; (f) increases the commitment to make revolving loans or delayed draws; (g) alters any provision requiring the pro rata treatment of like obligations or priority of payments of obligations under the Related Contract which, in either case, affects such Collateral Loan in a manner that materially and adversely impacts the holders thereof; (h) releases any Obligor, material guarantor or co-obligor of a Collateral Loan from its obligations or permits such Person to assign or transfer its rights in a manner other than as contemplated by the Related Contract; or (i) releases a material portion of the collateral securing such Collateral Loan (excluding Defaulted Loans and any such releases associated with a prepayment) other than as contemplated by the Related Contract.

“Sponsor” means the Financial Sponsor that is the majority holder of the equity interests in an applicable Obligor.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Stated Maturity” means August 12, 2030.

“Step-Down Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Down Loan.

“Step-Up Loan” means an obligation or security which by the terms of the applicable Related Contracts provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest or in the spread over the applicable index or benchmark rate at all times after the date of acquisition by the Borrower shall not constitute a Step-Up Loan.

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly and primarily by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor (excluding any loan made to an operating business that buys, sells and/or liquidates such assets in the ordinary course of business), including (but not limited to) collateralized debt obligations, collateralized loan obligations, asset backed securities and mortgage backed securities or any re-securitization thereof.

“Subordinated Loan” means a loan obligation of any corporation, partnership, trust or other business entity that is (i) (whether by its terms or otherwise) subordinate in right of payment or security to any other debt for borrowed money incurred by the Obligor under such loan and (ii) not a Second Lien Loan or a First Lien/Last Out Loan.

“Subordinated Services Fee” has the meaning assigned to such term in the Corporate Services Agreement.

“Subsidiary” means any corporation, limited partnership, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“Synthetic Security” means a security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower during the Commitment Period in the amount set forth opposite such Term Lender’s name on the signature pages hereto (or pursuant to Assignment and Assumption), as such amount may be terminated or reduced (including pursuant to Section 2.7) from time to time in accordance with the terms of this Agreement.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto, any Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.7(b) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption in respect of its Term Loans.

“Term Loan” has the meaning assigned to such term in Section 2.1(b).

“Total Capitalization” means, at any time, the sum of (a) the Aggregate Principal Balance of the Collateral Loans (excluding any Defaulted Loans), plus (b) the Recovery Value of the Defaulted Loans, plus (c) the aggregate amount of the Undrawn Commitments, plus (d) the amount of all cash and Eligible Investments in the Collection Account and in the Future Funding Reserve Account, in each case constituting Principal Proceeds.

“Total Debt/EBITDA Ratio”: means, with respect to any Collateral Loan as of the date of acquisition by the Borrower, the meaning of “Total Debt/EBITDA Ratio” or any comparable definition in the Related Contracts for such Collateral Loan.  In case that “Total Debt/EBITDA Ratio” or such comparable definition is not defined in such Related Contracts, for any Obligor, the ratio of (x) Indebtedness of such Obligor to (y) EBITDA of such Obligor.

“Total Revolving Commitment” means, as of any date of determination, the aggregate amount of the Revolving Commitments on such date, which as of the Closing Date is $0.

“Total Term Commitment” means, as of any date of determination, the aggregate amount of the Term Commitments on such date, and as may be reduced from time to time, which as of the Closing Date is $300,000,000.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, except as otherwise specified in this Agreement.

“Undrawn Commitment” means, with respect to any Lender at any time, an amount (which may not be less than zero) equal to the undrawn portion of such Lender’s Commitment at such time.

“Unfunded Amount” means, at any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

“United States” means the United States of America, including the states and the District of Columbia, but excluding its territories and possessions.

“Unsettled Amount” means, as of any date, all amounts due in respect of any Collateral Loans that the Borrower has entered into a binding commitment to acquire but has not yet settled.

“Weighted Average Coupon” means, with respect to Fixed Rate Obligations (excluding Defaulted Loans), as of any date, the number obtained by:

(x)

summing (i) the sum of the products obtained by multiplying the required cash-pay portion of the interest coupon of each such Fixed Rate Obligation (plus any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) as of such date by the Principal Balance of each such Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date, and

(y)

dividing such sum by the Aggregate Principal Balance plus the Exposure Amount of all such Collateral Loans, and rounding the result up to the nearest 0.001%; provided that if the foregoing amount is less than 6.50%, then all or a portion of the Weighted Average Coupon Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Weighted Average Coupon Adjustment” means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Spread for such date over the S&P Minimum Floating Spread and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations (excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus Exposure Amount of all Fixed Rate Obligations (excluding Defaulted Loans).  In computing the Weighted Average Coupon Adjustment on any date, the Weighted Average Spread for such Measurement Date shall be computed as if the Weighted Average Spread Adjustment was equal to zero.

“Weighted Average Life” means, as of any Measurement Date, the number obtained by (a) for each Collateral Loan (other than a Defaulted Loan), multiplying the amount of each Scheduled Distribution of principal (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) to be paid after such Measurement Date by the number of years (rounded to the nearest hundredth) from such Measurement Date until such Scheduled Distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a); and (c) dividing the sum calculated pursuant to clause (b) by the sum of all Scheduled Distributions (treating each Revolving Collateral Loan and Delayed Funding Loan as if the same were fully funded) of principal due on all the Collateral Loans (other than Defaulted Loans) as of such Measurement Date.

“Weighted Average S&P Recovery Rate” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by (a) multiplying the outstanding Maximum Principal Balance of each Collateral Loan by its corresponding recovery rate as determined separately for each Collateral Loan in accordance with Section 1 of Schedule C hereto, (b) dividing such sum by the Aggregate Maximum Principal Balance of all of the Collateral Loans, and (c) rounding to the nearest tenth of a percent.

“Weighted Average Spread” means, with respect to Floating Rate Obligations (in each case excluding Defaulted Loans), as of any date, the number obtained by:

(x)summing (i) the sum of the products obtained by multiplying the excess of the cash-pay portion of the interest rate payable on such Collateral Loan (plus for any Collateral Loan, any other fees (such as anniversary fees, commitment fees, etc.) that are contractually required to be paid) (such rate stated as a per annum rate) over LIBOR as then in effect (which spread or excess may be expressed as a negative percentage) by the Principal Balance of each Collateral Loan as of such date and (ii) the sum of the products obtained by multiplying, with respect to each such Collateral Loan that is a Revolving Collateral Loan or a Delayed Funding Loan, the related commitment or undrawn fee as of such date by the Exposure Amount of each such Collateral Loan as of such date; and

(y)dividing such sum by the Aggregate Principal Balance plus the Exposure Amount of all such Collateral Loans, and rounding the result up to the nearest 0.001%; provided that if the foregoing amount is less than the S&P Minimum Floating Spread (in calculating the Minimum Weighted Average S&P Spread Test) or 5.00% (in calculating the Minimum Weighted Average Lender Spread Test), then all or a portion of the Weighted Average Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result.

“Weighted Average Spread Adjustment” means, as of any date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Coupon for such date over 6.50% and (ii) the Aggregate Principal Balance plus the Exposure Amount of all Fixed Rate Obligations (in each case excluding Defaulted Loans), and the denominator of which is the Aggregate Principal Balance plus the Exposure Amount of all Floating Rate Obligations as of such date (in each case excluding Defaulted Loans).  In computing the Weighted Average Spread Adjustment on any Measurement Date, the Weighted Average Coupon for such date shall be computed as if the Weighted Average Coupon Adjustment was equal to zero.

“Weighted Average LTV Test” means, as of any date of determination, the percentage obtained by summing the products obtained by multiplying the Maximum Principal Balance of each Collateral Loan by its Effective LTV and dividing such sum by the Total Capitalization is less than or equal to 40%.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Zero Coupon Loan” means a Collateral Loan that at the time of acquisition does not by its terms provide for periodic payments of interest in Cash.

Accounting Terms and Determinations and UCC Terms

.

(a)Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time.

(b)Unless otherwise specified herein and unless the context requires a different meaning, all terms used herein that are defined in Articles 8 and 9 of the UCC are used herein as so defined.

Assumptions and Calculations with respect to Collateral Loans

.  In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loans, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied.  The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)Scheduled interest due on Collateral Loans on which payments are subject to foreign withholding taxes, will be the minimum net amount to be received after giving effect to the maximum permitted withholding and to any “gross-up” payments required to be made by the related Obligor pursuant to such loan’s Related Contracts.

(b)Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars.

(c)The determination of the percentage of Total Capitalization that would be represented by a specified type of Collateral Loans will be calculated by dividing the Aggregate Maximum Principal Balance of such specified type of Collateral Loans by Total Capitalization.  For purposes of this Section 1.3(c), a “type” of Collateral Loan shall correspond to each clause of the definition of “Concentration Limitations” and to each reference to Current Pay Obligations in the respective provisos to the definitions of Current Pay Obligation and Defaulted Loan.

(d)Any portion of a Collateral Loan or other loan or security owned of record by the Borrower that has been assigned by the Borrower to a third party and released from the Lien of this Agreement in accordance with the terms hereof shall no longer constitute Collateral or a Collateral Loan hereunder.

(e)For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Loans unless or until such payments are actually made.

(f)For each Due Period and as of any date of determination, the Scheduled Distribution on any Collateral Loans (other than Defaulted Loans, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Due Period in respect of such Collateral Loans (including the proceeds of the sale of such Collateral Loans received and, in the case of sales which have not yet settled, to be received during such Due Period) and not reinvested in additional Collateral Loans or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2 that, if received as scheduled, will be available in the Collection Account at the end of such Due Period and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Quarterly Payment Date or retained in the Collection Account for subsequent reinvestment pursuant to Section 8.2.

(g)Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Investment Rate.  All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Loans or other amounts payable pursuant to this Agreement.

(h)References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(i)For purposes of calculating all Concentration Limitations, in the numerator of any component of the Concentration Limitations, Defaulted Loans will be treated as having a Maximum Principal Balance equal to the Recovery Value.

(j)Except as otherwise provided herein, Defaulted Loans will not be included in the calculation of the Collateral Quality Test.

(k)For purposes of calculating the Coverage Tests, the Collateral Quality Test and the Concentration Limitations, capitalized or deferred interest (and any other interest that is not paid in cash) on Collateral Loans will be excluded other than any capitalized or deferred interest that is acquired using Principal Proceeds or the proceeds of any Borrowing.

(l)References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s receipt by contribution from the Seller or making or origination of such Collateral Loan.  Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase or receipt by contribution thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Funding Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Loan).

(m)For purposes of calculating the Weighted Average Spread or Weighted Average Coupon, (i) a Collateral Loan that is a Step-Down Loan will be treated as having the lowest per annum interest rate or spread over the applicable index or benchmark rate over the remaining maturity of such Collateral Loan and (ii) a Collateral Loan that is a Step-Up Loan will be treated as having the then current per annum interest rate or spread over the applicable index or benchmark rate.

(n)For purposes of calculating compliance with any tests under this Agreement (including without limitation the Coverage Tests, the Collateral Quality Test, the Lender Advance Rate Test, the Weighted Average LTV Test, and the Concentration Limitations), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Loan or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(o)For purposes of calculating the Principal Collateralization Amount and the Investment Criteria Adjusted Balance, Discount Loans shall be allocated so as to result in the lowest possible calculation of the Principal Collateralization Amount and the Investment Criteria Adjusted Balance.

(p)For the avoidance of doubt, neither a failure to satisfy the Eligibility Criteria upon the acquisition of a debt obligation nor a breach of Section 5.12 shall occur solely as a result of any property of an Obligor being subject to a Lien imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith.

(q)For the avoidance of doubt, each Ineligible Asset shall be disregarded for the purposes of calculating the Coverage Tests, the Collateral Quality Test, the Concentration Limitations, the Lender Advance Rate Test, and the Weighted Average LTV Test.

(r)If a Collateral Loan included in the Collateral would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to the definition of “Defaulted Loan,” then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Loans.  Each such Defaulted Loan will be treated as a Defaulted Loan for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Loan, the applicable percentage of Total Capitalization.

Cross-References; References to Agreements

. “Herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.  Unless otherwise specified, references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article or Section of, or Schedule or Exhibit to, this Agreement, and references in any Article, Section, Schedule or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule or definition.  Unless otherwise specified, all references herein to any agreement or instrument shall be interpreted as references to such agreement or instrument as it may be amended, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement and the other Loan Documents.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.

Reference to Secured Parties

.

In each case herein where any payment or distribution is to be made or notice is to be given to the “Secured Parties”, (i) such payments and distributions in respect of the Lenders shall be made to the Collateral Agent and (ii) such notices in respect of the Lenders shall be made to the Administrative Agent.

Any reference herein to notice or other delivery to be provided to S&P shall no longer be applicable if S&P is no longer rating any Loans (whether or not so specified herein).

Article II.

THE LOANS

The Commitments

.  On the terms and subject to the applicable conditions hereinafter set forth, including, without limitation, Article III:

(a)each Revolving Lender severally agrees to make loans to the Borrower (each, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the end of the Commitment Period, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Lender’s Revolving Commitment and (ii) as to all Lenders, the Total Revolving Commitment at such time;

(b)each Term Lender severally agrees to make term loans to the Borrower (each, a “Term Loan”) from time to time on any Business Day during the period from the Closing Date through the end of the Commitment Period, in each case in an aggregate initial principal amount for all such made (and to be made) Term Loans up to but not exceeding (i) such Term Lender’s Term Commitment and (ii) as to all Term Lenders, the Total Term Commitment at such time; and

(c)Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Revolving Loans under this Section 2.1 and prepay Revolving Loans under Section 2.7.  Term Loans, once repaid, may not be reborrowed.

Making of the Loans

.

(a)If the Borrower desires to request a Borrowing it shall give the Agents a written notice in substantially the form set forth on Exhibit B hereto (each, a “Notice of Borrowing”), no later than 2:00 pm (New York City time) two Business Days prior to the requested date of any Borrowing.  Following receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its Percentage Share of the applicable Requested Amount.

(b)Each Notice of Borrowing shall be dated the date the request for the related Borrowing is being made, signed by an Authorized Officer of the Borrower and otherwise be appropriately completed.  The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling during the Commitment Period.

(c)The amount of the Borrowing requested in each Notice of Borrowing
(the “Requested Amount”) shall be equal to at least $250,000 and integral multiples of $1,000 in excess thereof (or, if less, the aggregate Undrawn Commitments).

(d)Each Notice of Borrowing shall be revocable by the Borrower only if written notice of such revocation is given to the applicable Lenders and the Administrative Agent (with a copy to the Collateral Agent) no later than 2:00 p.m. (New York City time) on the date that is one Business Day before the date of the related Borrowing.  Notices of Borrowing shall otherwise be irrevocable.

(e)Each Lender shall, not later than 1:00 p.m. (New York City time) on each Borrowing Date in respect of the Loan to be funded by it hereunder, make its Percentage Share of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to an account specified by the Borrower in the Notice of Borrowing; provided that if the Loan is not funded through an account with the Administrative Agent, the Borrower shall provide written notice to the Administrative Agent when funds are received.

(f)The failure of any Lender to fund any Loan on a Borrowing Date hereunder shall not relieve any other Lender of any obligation hereunder to fund any Loan on such date.  Notwithstanding the foregoing and any other provision to the contrary contained herein, if any Lender shall have failed to fund its Percentage Share of a previously requested Loan on the applicable date of Borrowing and the Borrower provides a new Notice of Borrowing as a result of such failure to fund, then, in each such case, if necessary to make such Borrowing, the Borrower shall be permitted a single additional Loan without regard to the minimum funding limit set forth herein.

Evidence of Indebtedness; Notes

.

(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Loans made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder.  Notwithstanding any provision herein to the contrary, the parties hereto intend that the Loans made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

(b)The Administrative Agent shall maintain, in accordance with its usual practices, accounts in which it will record (i) the amount of each Loan made hereunder to the Borrower, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any principal sum paid by the Borrower hereunder and each Lender’s share thereof.

(c)The entries maintained in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.3 shall, absent manifest error, be prima facie evidence of the existence and amounts of the Loans therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  In the event of a conflict between the entries maintained by a Lender and those maintained by the Administrative Agent, the records of the Administrative Agent shall control.

(d)Any Lender may request that its Loans to the Borrower be evidenced by a Note or Notes.  In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note (or Notes) payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, to the extent reflected in the Register, the Loans of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.6) be represented by one or more Notes payable to such Lender (or registered assigns pursuant to Section 12.6), except to the extent that such Lender (or registered assignee) subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) of this Section 2.3.  At the time of any payment or prepayment in full of the Loans evidenced by any Note, such Note shall be surrendered to the Administrative Agent promptly (but no more than five Business Days) following such payment or prepayment in full.  Any such Note shall be cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.  If requested by any Lender in writing, the Borrower shall obtain a CUSIP or other loan identification number requested by such Lender that is customary for the nature of the Loans made hereunder.

Maturity of Loans

.  Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Stated Maturity.

Interest Rates

.

(a)The Loans shall be Eurodollar Rate Loans, except as otherwise provided in this Agreement, including without limitation, in Sections 11.1 and 11.2.

(b)The Loans shall bear interest on the unpaid principal amount thereof, for each day such Loan is outstanding during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate with respect thereto; provided that from and including the Closing Date to and including the date that is one year after the Closing Date, solely for purposes of calculating interest, if the aggregate principal amount of the Term Loans outstanding (disregarding for this purpose any reduction in the aggregate principal amount of Term Loans in order to cure any Market Trigger, Default or Event of Default or to satisfy the Coverage Tests, the Collateral Quality Test, the Lender Advance Rate Test, the Weighted Average LTV Test, the Concentration Limitations or any Eligibility Criteria) is less than 75% of the amount of the Total Term Commitment as in effect on the date hereof, Loans shall be deemed to have been made in amount equal to 75% of the amount of the Total Term Commitment as in effect on the date hereof and interest shall be applied to such amount, in each case without giving effect to any voluntary reduction or termination of all or any portion of the Total Term Commitment; provided further, that the Applicable Rate with respect to any Loans that are deemed to have been drawn shall consist solely of the Applicable Margin.

(c)Such interest shall be payable for each Interest Period on the Quarterly Payment Date immediately following the end of such Interest Period and on the Stated Maturity and as otherwise set forth herein.

(d)In the event that, and for so long as, an Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by Applicable Law, overdue interest in respect of all Loans, shall automatically bear interest for each day at the annual rate of the sum of (i) the Applicable Rate for such Loan for such day plus (ii) two percent (the “Post-Default Rate” for such Loan).

(e)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder for any Interest Period or portion thereof pursuant to this Section 2.5 and the related definitions;

(f)The Administrative Agent shall provide notice to the Borrower, the Collateral Agent, the Collateral Administrator and the Lenders of any and all LIBOR rate sets on the date that any such rate set is determined.

(g)Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than four (4) different Interest Periods in effect.

Commitment Fees

.

(a)Commitment Fees Payable.  From and including the Closing Date to but excluding the date on which the Reinvestment Period ends, the Borrower shall, subject to Section 11.5(b)(ii)(y), pay to the Lenders pursuant to Section 6.4 or 9.1, as applicable, ratably in proportion to their respective Percentage Shares, a commitment fee (a “Commitment Fee”) accruing for each day during each Interest Period at a per annum rate equal to 0.35% of the Undrawn Commitment as of the end of such day; provided that solely for purposes of determining the Commitment Fee, the Undrawn Commitment shall be reduced by the amount of any Loans deemed to have been made in accordance with Section 2.5(b).

The Commitment Fees shall be payable quarterly in arrears on the Quarterly Payment Date immediately following each Interest Period for which such fees accrue as provided in the Priority of Payments and shall be calculated by the Administrative Agent pursuant to Section 2.10.

(b)Fees Non-Refundable.  All fees set forth in this Section 2.6 shall be deemed to have been earned on the date such payment is due in accordance with the provisions of this Agreement and shall be non-refundable.  The obligation of the Borrower to pay such fees in accordance with the provisions of this Agreement shall be binding upon the Borrower and shall inure to the benefit of the Lenders regardless of whether any Loans are actually made.

Reduction of Commitments; Conversion; Prepayments

.

(a)Reduction and Termination.

(i)The Total Revolving Commitment and the Total Term Commitment shall be automatically reduced to zero at 5:00 p.m. (New York City time) on the last day of the Commitment Period.

(ii)From and after the date on which the Reinvestment Period ends, the Borrower shall have the right at any time to reduce the Total Revolving Commitment or the Total Term Commitment by an amount specified by the Borrower (such amount, the “Commitment Reduction Amount”) upon not less than two Business Days’ prior notice (in substantially the form as set out in Exhibit L) to the Revolving Lenders or the Term Lenders, as applicable, S&P and the Administrative Agent, which notice shall specify the effective date of such reduction, and on such effective date the Total Revolving Commitment or the Total Term Commitment shall be reduced by the Commitment Reduction Amount; provided that the Borrower shall only have the right to terminate the Revolving Commitments or the Total Term Commitments if all amounts in respect of the Revolving Loans or Term Loans, as applicable, and all other Obligations with respect thereto due under this Agreement and the other Loan Documents are satisfied in full, including without limitation all principal, interest, Commitment Fees and Administrative Expenses.  Such notice of reduction (1) shall be effective only upon receipt by the Administrative Agent, (2) shall permanently reduce (and, in the case of a reduction in full, shall terminate) the Revolving Commitments or Term Commitments of each Revolving Lender or Term Lender on the date specified in such notice and (3) shall specify the Commitment Reduction Amount; provided that no such reduction shall reduce the Total Revolving Commitment or Total Term Commitment below the aggregate principal amount of the Revolving Loans or Term Loans, as applicable, at such time.

(iii)The Total Revolving Commitment and the Total Term Commitment (and the Revolving Commitment or Term Commitment of each Lender), once terminated or reduced may not be reinstated.

(iv)The Borrower will not reduce the Total Revolving Commitment or Total Term Commitment if, after giving effect to such reduction or termination, such reduction would result in a Commitment Shortfall.

(b)Conversion of Revolving Loans to Term Loans.

(i)At any time during the Commitment Period, the Majority Lenders may request (with notice to the Administrative Agent, Borrower, the applicable Lenders and the Services Provider) that any portion (such portion, the “Requested Conversion Portion”) of the outstanding Revolving Loans be converted to a term loan equal to such Requested Conversion Portion.

(ii)If, on a proposed Conversion Date, the Borrower has given its prior written consent, such consent to be given in the Borrower’s sole discretion, to conversion of the Requested Conversion Portion into a Term Loan as of such Conversion Date, then, on such Conversion Date, (A) the outstanding principal amount of the applicable Revolving Lender’s Revolving Loans shall be reduced by the Requested Conversion Portion and the amount of such reduction shall be converted into a Term Loan equal to such Requested Conversion Portion and (B) the Revolving Commitments of such Lender shall be permanently reduced by such Requested Conversion Portion.

(iii)For all purposes hereunder, the Revolving Loans converted on each Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Term Loan hereunder.  Any converting Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Note evidencing such Lender’s Revolving Loans (or portion thereof) being converted into a Term Loan, as well as the issuance of any related Note evidencing the Term Loans pursuant to Section 2.3(d).

(iv)The Borrower will not convert any Revolving Loans to Term Loans if, after giving effect to such conversion, a Commitment Shortfall would exist.

(c)Prepayments on Quarterly Payment Dates.  On each Quarterly Payment Date, the Loans will be prepaid to the extent required under the Priority of Payments.  To the extent designated by the Borrower in writing to the Administrative Agent, each such prepayment of Revolving Loans shall result in a permanent reduction (or termination, as applicable) of the Revolving Commitments.

(d)Other Prepayments.  From and after the date on which the Reinvestment Period ends (or at any time prior to the expiration of the Reinvestment Period if (1) the Borrower is required to pay any Increased Costs or (2) necessary to cure any Market Trigger, Event of Default, to satisfy the Coverage Tests, the Collateral Quality Test, the Lender Advance Rate Test, the Weighted Average LTV Test, the Concentration Limitations, or any Eligibility Criteria), subject to the requirements that after giving effect to the proposed prepayment and/or redemption (x) there will be sufficient funds in the Collection Account to make all payments described in clauses (A) through (C) of Section 9.1(a)(i) on the next Quarterly Payment Date and (y) there is no Commitment Shortfall, on any Business Day:

(i)the Borrower may (A) upon at least two Business Days’ notice (in substantially the form as set out in Exhibit L and which shall contain a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.7(d) with respect to such proposed prepayment) to the Agents and S&P, prepay all or any portion of the Loans then outstanding, without penalty or premium, by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest (including any accrued and unpaid interest amounts) and Commitment Fees, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds) and any amount due pursuant to Section 2.9 (from amounts on deposit in the Collection Account constituting Principal Proceeds); provided that any prepayments of Loans made pursuant to this clause (A) shall (x) result in the reduction and, as applicable, termination, of the Revolving Commitments on a dollar-for-dollar basis and (y) be allocated between the Revolving Loans and the Term Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis; and (B) on any Business Day during the Reinvestment Period, if each Coverage Test is satisfied, or if not satisfied, maintained or improved, after giving effect thereto, upon at least two Business Days’ notice to the Agents, prepay all or any portion of the Revolving Loans then outstanding by paying the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Proceeds) together with accrued interest and Commitment Fees, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds) and any amounts due pursuant to Section 2.9 (from amounts on deposit in the Collection Account constituting Principal Proceeds); provided that any prepayments of the Revolving Loans made pursuant to this clause (B) shall not result in any reduction in the Revolving Commitments at such time and such prepaid amounts under the Revolving Loans may be re-borrowed in accordance with the terms of this Agreement;

(ii)Each notice of such prepayment and/or redemption shall be effective upon receipt and shall be dated the date such notice is being given, signed by an Authorized Officer of the Borrower.  Each prepayment and/or redemption of any Loans by the Borrower pursuant to this Section 2.7(d) shall in each case be in a principal amount of at least $250,000 or a whole multiple of $1,000 in excess thereof or, if less, the entire outstanding principal amount of such Loans.  If a notice of such prepayment and/or redemption is given by the Borrower, the Borrower shall make such prepayment and/or redemption and the payment amount specified in such notice shall be due and payable on the date specified therein.  Each prepayment and redemption pursuant to this Section 2.7(d) shall be subject to Section 2.9.  All prepayments and redemptions of Loans pursuant to this Section 2.7(d) shall be applied in accordance with the procedures set forth in Section 2.7(g) and shall not be subject to the Priority of Payments.

(e)Upon receipt of a notice of reduction or prepayment and/or redemption from the Borrower pursuant to Section 2.7(a)(ii) or 2.7(d), the Administrative Agent shall promptly notify each Lender, of the contents thereof and of such Lender’s ratable share (if any) of such reduction, prepayment or redemption, as applicable, and such notice shall thereafter be revocable by the Borrower no later than 2:00 p.m. (New York City time) one Business Day before the date set forth by the Borrower in the applicable notice of reduction or prepayment as the reduction or prepayment and/or redemption date.  Upon the expiration of such time period, the notice of reduction or prepayment and/or redemption shall be irrevocable; provided that any such notice may provide that repayment and/or redemption shall be subject to and contingent on the consummation of alternative financing.

(f)Except as provided in clause (d) above and in the proviso to this clause (f) below, all reductions of the Revolving Commitments or Term Commitments shall be applied to the Revolving Commitments of each Revolving Lender and the Term Commitments of each Term

Lenders, as applicable, ratably in accordance with their relevant applicable Percentage Shares, and all prepayments of the Loans shall be applied to the outstanding principal amount of the Revolving Loans and Term Loans of each applicable Lender on a pro rata basis; provided that, (i) with the consent of the Administrative Agent and each Revolving Lender or Term Lender, (x) reductions of the Revolving Commitments or Term Commitments, respectively, need not be applied ratably and/or (y) the Term Loans may be prepaid without corresponding prepayment of the Revolving Loans (and without reduction of the Revolving Commitments) and (ii) with the consent of the Administrative Agent and each Lender, the prepayments of the Loans need not be applied on a pro rata basis.

General Provisions as to Payments

.

(a)The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, neither Agent shall be responsible for the failure of any Lender to make any Loan, and no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(b)Except as otherwise provided in Section 2.7(d), all payments by the Borrower pursuant to this Agreement or any of the Loan Documents in respect of principal of, or interest on or other amounts owing in respect of, the Loans shall be made in Dollars pursuant to the Priority of Payments.  All amounts payable to the Lenders, the Administrative Agent or the Collateral Agent under this Agreement or otherwise (including, but not limited to, fees) shall be paid to the Lenders, the Administrative Agent or the Collateral Agent for the account of the Person entitled thereto.  All payments hereunder or under the other Loan Documents shall be made, without setoff or counterclaim, in funds immediately available in New York City, to each Lender, the Administrative Agent or the Collateral Agent at its address referred to in Section 12.1.  All payments hereunder or under the other Loan Documents to the Lenders, the Administrative Agent or the Collateral Agent shall be made not later than 1:00 p.m. (New York City time) on the date when due.

(c)The Collateral Agent shall promptly distribute to each Lender its ratable share, if any, of each payment received hereunder by the Collateral Agent for the account of the Lenders without setoff or counterclaim.  Whenever any payment of principal of, or interest on, the Loans or any other amount hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

Funding Losses

.  If the Borrower (1) makes any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, (2) fails to borrow any Loans after notice thereof has been given to any Lender in accordance with Section 2.2 and not revoked as permitted in this Agreement (other than as a result of a default by any Lender) or (3) fails to prepay any Loans after notice thereof has been given to any Lender in accordance with Section 2.7 and not revoked as permitted in this Agreement, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Rate Loan, such loss, cost or expense shall include (I) (a) in the case of any payment of principal with respect to any Loan on any day other than on a Quarterly Payment Date, the amount, if any, by which (i) the reasonable and documented losses, costs and expenses (including those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan being repaid but excluding in any event the loss of anticipated profits) sustained by such Lender exceed (ii) the income, if any, received by such Lender from such Lender’s investment of the proceeds of such prepayment or (b) in the case of any failure to borrow, the amount, if any, by which (i) any losses (excluding loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of the Borrowing requested in such Notice of Borrowing when such Loan, as a result of such failure, is not made on such date exceed (ii) the income, if any, received by such Lender from such Lender’s investment of funds acquired by such Lender to fund the Loan to be made as part of such Borrowing and (II) shall constitute Increased Costs payable by the Borrower on the next Quarterly Payment Date pursuant to the Priority of Payments.

Computation of Interest and Fees

.  Except as otherwise expressly provided herein, interest and fees payable pursuant to this Agreement shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day except in the case of interest or fees calculated on the basis of an Interest Period).  All amounts payable hereunder shall be paid in Dollars.

No Cancellation of Indebtedness

.  Notwithstanding anything to the contrary herein, no Loan may be cancelled, surrendered, abandoned or forgiven except for payment as provided herein.

Article III.

CONDITIONS TO BORROWINGS

Effectiveness of Commitments

.  The effectiveness of the Commitments shall occur when each of the following conditions is satisfied (or waived by the Administrative Agent and each Lender in accordance with the terms hereof), each document to be dated the Closing Date (unless otherwise indicated) and delivered to the relevant Persons indicated below, and each document and other condition or evidence to be in form and substance reasonably satisfactory to the Administrative Agent:

(a)The Agents shall have received counterparts of (i) this Agreement duly executed and delivered by all of the parties hereto and (ii) each of the other Loan Documents to be executed and delivered on the Closing Date, each duly executed and delivered by all of the parties thereto.

(b)The Agents shall have received (i) proper financing statements, duly filed on or before the Closing Date (and the Borrower hereby consents to such filing by the Collateral Agent (or its representative) under the UCC in all jurisdictions that the Administrative Agent reasonably deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement and any other Loan Documents and (ii) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower or any other transferor.

(c)The Agents shall have received legal opinions (addressed to each of the Secured Parties) from (i) Latham & Watkins LLP, counsel to the Borrower, the Services Provider, and the Seller (including, without limitation, true sale and non-consolidation opinions), (ii) Nixon Peabody LLP, counsel to the Collateral Agent, the Collateral Administrator and the Custodian (iii) Eversheds Sutherland (US) LLP, counsel to the Services Provider, and (iv) Holland & Knight LLP, counsel to the Document Custodian, each covering such matters as the Administrative Agent and its counsel shall reasonably request.

(d)The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all of the Covered Accounts shall have been established, (ii) the Account Control Agreement shall have been executed and delivered by the respective parties thereto and shall be in full force and effect and (iii) all amounts required to be deposited in any of the Covered Accounts as of the Closing Date pursuant to Section 8.3 shall have been so deposited.

(e)The Agents shall have received a letter from S&P addressed to the Borrower confirming that the Loans have been assigned a rating of at least “A”.

(f)The Borrower shall have paid (i) the fees to be received by the Initial Lender (or any designated Affiliate), Document Custodian and Administrative Agent, as applicable, on the Closing Date pursuant to the Fee Letter, the Document Custodian Fee Letter and Administrative Agent Fee Letter and (ii) all reasonable and documented fees and out-of-pocket costs and expenses of the Agents, the Lenders, S&P, respective legal counsel and each other Person payable under and in accordance with the Fee Letter, the Administrative Agent Fee Letter and the Document Custodian Fee Letter and as otherwise agreed by the parties hereto, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents.

(g)The Agents shall have received a certificate of an Authorized Officer of the Borrower:

(i)to the effect that, as of the Closing Date (A) subject to any conditions that are required to be satisfactory or acceptable to any Agent, all conditions set forth in this Section 3.1 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Agreement and each of the other Loan Documents are true and correct in all material respects; and (C) no Default has occurred and is continuing;

(ii)certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its board of directors, designated manager or managing member, as applicable, approving the Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; and

(iii)certifying that the Borrower does not have outstanding debt prior to the Closing Date, and is not at such time party to, any interest rate hedging agreements or currency hedging agreements.

(h)The Agents shall have received a certificate of an Authorized Officer of each of the Services Provider and the Seller:

(i)to the effect that, as of the Closing Date, all representations and warranties of the Services Provider and the Seller, respectively, set forth in each of the Loan Documents are true and correct in all material respects; and

(ii)certifying as to and attaching (A) its Constituent Documents; (B) its resolutions or other action of its board of directors, designated manager or managing member, as applicable, approving the Loan Documents to which it is a party and the transactions contemplated thereby; (C) the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party; and (D) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(i)If requested by any Lender in writing, the Administrative Agent shall have received evidence that the Borrower obtained a CUSIP or other loan identification number requested by such Lender that is customary for the nature of the Loans made hereunder.

(j)The Administrative Agent shall have received a secretary’s certificate from the Collateral Agent, which shall include the incumbency and specimen signature of each of its Authorized Officers authorized to execute the Loan Documents to which it is a party.

(k)The Administrative Agent, each Lender and the Document Custodian shall have received from the Borrower a satisfactorily completed Beneficial Ownership Certification.

(l)The Agents shall have received from the Borrower either (A) a certificate thereof or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of counsel of the Borrower, as applicable, that no other authorization, approval or consent of any governmental body is required for the Borrower to fulfill its obligations under the Loan Documents or (B) an opinion of counsel of the Borrower that no such authorization, approval or consent of any governmental body is required for the Borrower to fulfill its obligations under the Loan Documents except as have been given.

(m)The Borrower shall have provided to the Document Custodian, each Lender and the Administrative Agent a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and any documentation and other information reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Borrowings

.  The obligation of any Lender to make its initial Loan on the occasion of the initial Borrowing is subject to the satisfaction of the conditions set forth in Section 3.1 and the following conditions (provided, however, that in the event the Lender makes its initial Loan, such conditions will be deemed to be satisfied or waived, as applicable):

(a)The initial Term Loan shall be in an amount no less than $250,000,000.

(b)The Agents shall have received evidence satisfactory to the Administrative Agent and the Lenders that (w) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date shall be effective in all relevant jurisdictions, (x) delivery of such Collateral in accordance with Section 8.7 to the Custodian or the Document Custodian, as applicable, shall have been effected, (y) the Borrower (or the Services Provider on behalf of the Borrower) will deliver copies of all Related Contracts for such Collateral in its possession to the Document Custodian in accordance with Sections 5.26 and 14.1(b) and (z) all other actions, recordings and filings that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created by the Granting Clause have been taken.

(c)The Agents shall have received a certificate of an Authorized Officer of the Services Provider (which certificate shall include a schedule listing the Collateral Loans owned by the Borrower on the Initial Borrowing Date), to the effect that, (1) in the case of each item of Collateral pledged to the Collateral Agent, on the Initial Borrowing Date and immediately prior to the delivery thereof on or prior to the Initial Borrowing Date, (A)(w) the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens and those which have been released on or prior to the Initial Borrowing Date; (x) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (w) above; (y) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; and (z) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (B) upon the Grant by the Borrower of a security interest in the Collateral pursuant to the Granting Clause and upon the delivery of Collateral that is required to be delivered to the Collateral Agent hereunder, the filing of all UCC-1 financing statements as are necessary to perfect the interests of the Secured Parties in the Collateral and the execution of the Account Control Agreement, the Collateral Agent shall have a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement and (2) immediately before and after giving effect to the Borrowings, the Overcollateralization Ratio Test shall be satisfied (as demonstrated in a writing attached to the certificate of the Services Provider).

(d)The Agents shall have received a certificate of an Authorized Officer of the Borrower certifying that:

(i)the Closing Date Portfolio Condition is satisfied;

(ii)immediately after giving effect to the Borrowings to be made on the Initial Borrowing Date (on a pro forma basis) the aggregate outstanding principal amount of the

Revolving Loans shall not exceed the Total Revolving Commitment and the aggregate outstanding principal amount of the Term Loans shall not exceed the Total Term Commitment, in each case, as in effect on the Initial Borrowing Date;

(iii)immediately before and after such Borrowing, no Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

(iv)the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the Initial Borrowing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the making of such Loans;

(v)no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the making or repayment of the Loans or the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by this Agreement; and

(vi)each of the Loan Documents is in full force and effect and is the binding and enforceable obligation of the Borrower and the Services Provider, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders).

(e)The Administrative Agent and the Lenders shall have received a fully completed and executed Final Funds Flow/Disbursements Authorization letter, including all schedules and exhibits attached thereto, directing the disbursement of the initial Borrowing hereunder, together with payments of fees and expenses and all other payments required to be made on the Closing Date.

(f)The Agents shall have received such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested; provided that sufficient notice of such request has been given to the Borrower (though nothing herein shall impose an obligation on any Agent to make any such request).

Borrowings

.  The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)the Administrative Agent shall have received a Notice of Borrowing as required by Section 2.2;

(b)immediately after giving effect to such Borrowing (and, for the avoidance of doubt, if any of the following limits would be exceeded on a pro forma basis, such Borrowing shall not be permitted), (i) the aggregate outstanding principal amount of the Revolving Loans or Term

Loans, as applicable, shall not exceed the Total Revolving Commitment or Total Term Commitment, respectively, as in effect on such Borrowing Date and (ii) the Lender Advance Rate Test shall be satisfied;

(c)no Commitment Shortfall shall exist after giving effect to such Borrowing;

(d)except in the case of a Borrowing obtained to fund Unfunded Amounts immediately after such Borrowing, no Default shall have occurred and be continuing after giving effect to the funding of such Loan and the related purchase of Collateral Loans;

(e)except in the case of a Borrowing obtained to fund Unfunded Amounts, immediately after such Borrowing, no Market Trigger shall have occurred and be continuing after giving effect to the funding of such Loan and the related purchase of Collateral Loans;

(f)the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the funding of such Loan and the related purchase of Collateral Loans;

(g)no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the funding or repayment of the Loans or the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by this Agreement;

(h)each of the Loan Documents (and the Grant provided in this Agreement), remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Services Provider, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders); and

(i)except in the case of a Borrowing obtained to fund Unfunded Amounts, immediately after giving effect to the requested Borrowing, the Eligibility Criteria shall be satisfied (as demonstrated in a writing attached to such Notice of Borrowing).

Each request for any Borrowing hereunder shall constitute a representation by the Borrower of the satisfaction of each of the foregoing conditions precedent as of the date of, and before and after giving effect to, such Borrowing.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Administrative Agent and each of the Lenders which are or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date.  Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents, and the making of the Loans.

Existence and Power; Consents

.  The Borrower is a limited liability company duly formed and validly existing and in good standing under the laws of the state of Delaware.  Each of the Borrower’s chief place of business, its chief executive office and the office in which the Borrower maintains its books and records are located in the address set forth on the signature pages hereof.  The Borrower has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct it, and to enter into and perform its obligations pursuant to this Agreement and the other Loan Documents to which it is a party, and has been duly qualified and is in good standing (or the equivalent certification) in each jurisdiction in which the failure to be so qualified and/or in good standing (or the equivalent certification) is likely to have a Material Adverse Effect.

Power and Authority; Due Authorization; Execution and Delivery

.  The Borrower has the power, authority and legal right to (i) execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party, (ii) has taken all necessary action to authorize the execution, delivery and the performance of such Loan Documents to which it is a party, (iii) perform and carry out the terms of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated thereby, and (iv) grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral on the terms and conditions of this Agreement and the other Loan Documents.  The Borrower has duly executed and delivered each such Loan Document, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

No Violation

.  Neither the execution, delivery or performance by the Borrower of any of the Loan Documents, or any other agreements or instruments executed or delivered in connection therewith, to which it is a party nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions among the Borrower, the Services Provider, the Lenders and/or the Agents, as applicable, contemplated by each of the Loan Documents (i) will contravene in any material respect any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict, in any material respect, with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower, pursuant to the terms of any indenture, agreement, lease, instrument or undertaking to which the Borrower is a party or by which it or any of its property or assets is bound or to which it is subject (except Permitted Liens) or (iii) will contravene the terms of any organizational documents of the Borrower, or any amendment thereof.

Litigation

.  There is no litigation, action, suit, investigation or proceeding pending against or, to the actual knowledge of a Senior Authorized Officer of the Borrower,

threatened against or adversely affecting, (i) the Borrower or the Services Provider, or any of their respective properties or (ii) any of the Loan Documents or any of the transactions contemplated by any of the Loan Documents, before any court, arbitrator or any governmental body, agency or official, in each case, which (a) assert the invalidity of this Agreement or any other Loan Document, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or (iii) has had or would reasonably be expected to have, either individually or in the aggregate with all other such litigations, actions, suits, investigations and proceedings, a Material Adverse Effect.  To the knowledge of the Borrower after due inquiry, no injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Loan Document to which the Borrower is a party.

Compliance with ERISA

.

(a)Neither the Borrower nor any member of its ERISA Group, if any, has any liability or obligation with respect to any Plan or any Multiemployer Plan which has had or could reasonably be expected to have a Material Adverse Effect.  The Borrower has not maintained or sponsored any Plan or any Multiemployer Plan in the past 5 years.

(b)The assets of the Borrower are not treated as (i) “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA (“Plan Assets”)  or (ii) “plan assets” of any governmental plan that is subject to laws or regulation substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”). No transaction contemplated by the Loan Documents, including the exercise of rights with respect to the Collateral, constitutes or will result in a Prohibited Transaction or violation of Similar Law, and the Borrower has not taken, or omitted to take, any action which, would constitute or result in the occurrence of any Prohibited Transaction or violation of Similar Law in connection with the transactions contemplated hereunder.  The representation in the preceding sentence assumes the accuracy of the Lenders’ representations set forth in Section 8.10.

Environmental Matters

.

(a)The Borrower’s operations comply in all material respects with all applicable Environmental Laws;

(b)None of the Borrower’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Substances into the environment;

(c)The Borrower does not have any material contingent liability in connection with any release of any Hazardous Substances into the environment; and

(d)The Borrower has not received any written notice of, or inquiry from any Governmental Authority that has not been conveyed to the Agents and Lenders in writing regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws.

Taxes

.  The Borrower has filed or caused to be filed all federal and other material tax returns and reports required to be filed by it and has paid all federal and other material Taxes required to be paid by it, except such as are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP are being maintained.

Full Disclosure

.

(a)No written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Borrower to the Agents, the Collateral Administrator, the Custodian or any Lender for purposes of, or in connection with this Agreement or any transaction contemplated hereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which such information was furnished, not misleading (to the best knowledge of the Borrower, in the case of information obtained by the Borrower from Obligors or other unaffiliated third parties) as of the date such information was furnished.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

(b)The information included in the Beneficial Ownership Certification most recently provided to the Administrative Agent by the Borrower is true and correct in all respects.

Solvency

.  On the Closing Date, and after giving effect to the transactions contemplated by the Loan Documents, the Borrower will be solvent.

Use of Proceeds; Margin Regulations

.  All proceeds of the Loans will be used by the Borrower only in accordance with the provisions of this Agreement and the other Loan Documents.  No part of the proceeds of any Loan will be used by the Borrower in any manner, whether directly or indirectly, that causes such Loan or the application of such proceeds to violate Regulations U or X of the Federal Reserve Board.

Governmental Approvals

.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery or performance of any Loan Document (and any other agreement or instrument executed or delivered in connection therewith) to which the Borrower is a party or the consummation of any of the transactions contemplated thereby or the enforceability of this Agreement or the transfer of an ownership interest of any Collateral Loan or grant of a security interest in the Collateral other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Collateral Agent under the Loan Documents, except for orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations, or exemptions, that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Investment Company Act; Broker Dealer

.  Neither the Borrower nor the pool of Collateral is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.  The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of 1970.

Representations and Warranties in Loan Documents

.  All representations and warranties made by the Borrower in the Loan Documents to which it is a party are true and correct in all material respects as of the date of this Agreement and as of any date that Borrower is deemed to reaffirm the same under this Agreement (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Ownership of Assets

.  The Borrower owns all of its properties and assets, of any nature whatsoever, free and clear of all Liens, except Permitted Liens.  No item of Collateral has been sold, assigned or pledged by the Borrower to any Person, other than pursuant to or otherwise in accordance with the terms of this Agreement and the other Loan Documents.

No Default

.  No Default exists under or with respect to any Loan Document.  The Borrower is not in default under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its properties is bound in any respect, the existence of which default has had or would reasonably be expected to have, individually or in the aggregate with all other such defaults, a Material Adverse Effect.

Labor Matters

.  There is no labor controversy pending with respect to or, to the knowledge of a Senior Authorized Officer of the Borrower, threatened against the Borrower, which has had or, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

Subsidiaries/Equity Interests; Sole Purpose; Separate Entity

.

(a)The Borrower (i) has no Subsidiaries and (ii) owns no equity interest in any other entity except equity received in connection with the exercise of remedies against an Obligor or through a restructuring of the Obligor, subject to Section 10.1(a)(iv).  The Borrower’s legal name is as set forth in this Agreement.  The Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names.  The Borrower has not changed its jurisdiction of formation from its jurisdiction of formation as of the Closing Date.

(b)The Borrower has been formed solely for the purpose of, and has not engaged in any business activity other than, the acquisition of commercial loans, the pledge and financing thereof and transactions incidental thereto and activities of the type expressly permitted hereunder.  The Borrower is not party to any agreements other than this Agreement, the other Loan Documents, and any agreements contemplated by the Loan Documents.

(c)The Borrower is operated as an entity with assets and liabilities distinct from those of the holder of its Equity Interests (other than for tax purposes), and any Affiliates thereof, and the Borrower hereby acknowledges that each Agent and each Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the holder of its Equity Interests, and from each such other Affiliate thereof (other than for tax purposes).

Ranking

.  All Obligations, including the Obligations to pay principal of, interest on and any other amounts in respect of the Loans, constitute senior indebtedness of the Borrower (subject to the Priority of Payments (including without limitation Sections 6.4 and 9.1)).

Representations Concerning Collateral

.

(a)Security Interest:

(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower.

(ii)The Collateral is comprised of “instruments”, “financial assets”, “security entitlements”, “general intangibles”, “chattel paper”, “accounts”, “certificated securities”, “uncertificated securities”, “securities accounts”, “deposit accounts”, “supporting obligations” or “insurance” (each as defined in the applicable UCC), and the proceeds of the foregoing, or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.19.

(iii)Each of the Collection Account, the Payment Account, Future Funding Reserve Account, Interest Reserve Account, Lender Collateral Account, Closing Expense Account, and the Custodial Account, and each sub-account respectively thereof, are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties.

(iv)Each of the Collection Account, the Payment Account, Future Funding Reserve Account, Interest Reserve Account, Lender Collateral Account, Closing Expense Account, and the Custodial Account constitute a “securities account” or “deposit account”, as applicable as defined in the applicable UCC.

(v)The Borrower, the applicable banking institution and the Collateral Agent, on behalf of the Secured Parties, have entered into the Account Control Agreement with respect to each of the Collection Account, the Payment Account, Future Funding Reserve Account, Interest Reserve Account, Lender Collateral Account, Closing Expense Account, and the Custodial Account.

(vi)The Borrower has authorized the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement; provided that filings in respect of real property shall not be required.

(vii)Other than as expressly permitted by the terms of the Loan Documents, this Agreement and the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral.  The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement that has been terminated or fully and validly assigned to the Collateral Agent.  The Borrower is not aware of the filing of any judgment or tax lien filings against the Borrower, other than Permitted Liens.

(viii)None of the underlying promissory notes or related loan registers or participations, as applicable, that constitute or evidence the Collateral Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties.

(ix)With respect to any Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Agent, on behalf of the Secured Parties and, if in registered form, has been specially indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security.

(x)With respect to any Collateral that constitutes an “uncertificated security”, the Borrower either (x) has caused the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security or (y) has caused the issuer of such uncertificated security to agree to comply with instructions of the Collateral Agent without further consent of the Borrower.

(xi)The Borrower is not a Non-Exempt Person.

(b)Upon each transfer of Collateral in the manner specified in Section 8.7 and after the other actions described in Section 8.7 have been taken by the appropriate parties, the Collateral Agent in accordance with Section 8.7, for the benefit of the Secured Parties, will have a perfected pledge of and security interest in such Collateral and all proceeds thereof (subject to § 9-315(c) of the UCC), which security interest shall be prior to all other interests in such Collateral, other than certain Permitted Liens that are prior to the security interest of the Secured Parties by operation of law or, in the case of clause (h) of the definition of “Permitted Liens”, by contract.  No filings other than those described or referred to in Section 8.7 or any other action other than those described in Section 8.7 will be necessary to perfect such security interest.

(c)Immediately before giving effect to each transfer of Collateral Loans, Eligible Investments and other Collateral by the Borrower to the Collateral Agent in accordance with Section 8.7, the Borrower will be the beneficial owner of such Collateral Loans, Eligible

Investments and other Collateral, and the Borrower will have the right to receive all Collections on such Collateral Loans, Eligible Investments and other Collateral, in each case free and clear of all Liens, security interests and adverse claims other than Permitted Liens.

(d)All of the Obligors and administrative agents, as applicable, in respect of the Collateral Loans, or Selling Institutions in respect of Participation Interests, have been instructed to make payments to the Collection Account.

Ordinary Course

.  Each repayment of principal or interest under this Agreement shall be (x) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (y) made in the ordinary course of business or financial affairs of the Borrower.

Anti-Money Laundering and Anti-Terrorism Finance Laws

.  The Borrower is in compliance, in all respects, with anti-money laundering laws and anti-terrorism finance laws including the Bank Secrecy Act and the PATRIOT Act (the “Anti-Terrorism Laws”).

Anti-Corruption Laws

.

(a)No part of the proceeds of the Loans shall be used, directly or indirectly: (1) to offer or give anything of value to any official or employee of any foreign government department or agency or instrumentality or government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in his official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official, (iii) securing any improper advantage or (iv) inducing such Foreign Official to use his influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (2) to cause any party to this Agreement to violate the U.S. Foreign Corrupt Practices Act of 1977; or (3) to cause any party to this Agreement to violate any other anti-corruption law applicable to such parties (all laws referred to in clauses (2) and (3) being “Anti-Corruption Laws”).

(b)The Borrower, and, to the knowledge of the Borrower, each of the Borrower’s Affiliates, brokers, and other agents acting on its behalf are in compliance with Anti-Corruption Laws.

Sanctions Laws

.

(a)The Borrower and its directors, officers, and employees are not, and to the knowledge of the Borrower, none of its other Affiliates or brokers or other agent of any loan party acting or benefiting in any capacity in connection with the Loans is any of the following (each, a “Sanctioned Person”): (i) a Person with whom dealings are prohibited or restricted under any Sanctions, including without limitation a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named on any other applicable list of Persons subject to Sanctions or a Person that is subject to Sanctions as a result of any relationship of ownership or control with any Person described in Section 4.23(a)(i); or (ii) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in Section 4.23(a)(i).

(b)The Borrower, and, to the knowledge of the Borrower, each of the Borrower’s Affiliates, brokers, and other agents acting on its behalf are in compliance with Sanctions.

(c)Further, none of the proceeds from the Loans shall be used to finance or facilitate, directly or indirectly, any transaction with, investment in, or any dealing for the benefit of a Sanctioned Person or in any manner, in each case, that results in a violation of Sanctions by any party to this Agreement.

Reports Accurate

.  Each and every Notice of Borrowing, Collateral Report, certificate and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to any Agent,  the Custodian, the Document Custodian or any Lender in connection with this Agreement and any other Loan Document is accurate, true and correct in all material respects as of the date hereof and the date so furnished and no such Notice of Borrowing, Collateral Report or other certificate so furnished by the Borrower contains any material misstatement of fact or, in the case of any of the foregoing other than Notices of Borrowing, Collateral Reports or other regularly scheduled reports required to be delivered hereunder, omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of the date hereof or the date so furnished.

Compliance with Applicable Law

.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower has complied with all Applicable Law to which it may be subject, and no item of the Collateral contravenes any Applicable Law (including all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

Exchange Act Compliance; Regulations T, U and X

.  None of the transactions contemplated herein or in any other Loan Document (including the use of proceeds from the sale of any item in the Collateral) will violate or result in a violation of Section 7 of the Exchange Act or Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.  The Borrower does not own or intend to carry or purchase, and no proceeds from the advances hereunder will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

Collection Accounts; Payment Accounts; Custodian Accounts

.

(a)The Covered Accounts are the only accounts (i) to which any Obligor or any agent, custodian, lender or other applicable Person have been instructed by the Borrower to use for purposes of this Agreement and the other Loan Documents, and (ii) the Borrower has opened with respect to the handling, maintenance, accounting and/or administration of any Collateral, Collateral Loans, Collections, Interest Payments, proceeds from the Distribution of any Collateral or any other amounts collected or received under this Agreement or any other Loan Document or to be used in connection with the payment of any expenses, fees or other amounts due under this Agreement or any other Loan Document.

(b)The Borrower has not granted any Person other than the Collateral Agent, for the benefit of the Secured Parties, an interest in each such account.

(c)All Collections and other amounts received by the Borrower or any of its Affiliates with respect to the Collateral are held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, until deposited into the Collection Account as provided herein.

Article V.

AFFIRMATIVE AND NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as any Lender has any Commitment hereunder or any Obligations remain unpaid, and unless the Majority Lenders shall otherwise consent (in their sole discretion) in writing:

Information

.  The Borrower will deliver (or will cause to be delivered) the following to the Agents and S&P (and the Administrative Agent shall promptly thereafter furnish copies thereof to each of the Lenders); provided that the information described in clause (g) below will be required to be furnished solely to the Administrative Agent for distribution to each of the Lenders:

(a)as soon as available and in any event within 60 days after the end of each fiscal quarter of each fiscal year, a balance sheet of the Borrower as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter;

(b)simultaneously with the delivery of each set of financial statements referred to in clauses (a) above, a certificate of an Authorized Officer of the Borrower (substantially in the form as set out in Exhibit M);

(c)as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Parent as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by independent public accountants of nationally recognized standing; provided that if such audited balance sheet is not publicly available pursuant to the last sentence of this Section 5.1, then such audited financial statements shall be due within 30 days after request by the Administrative Agent (so long as the date of such request such date is not less than 90 days after then end of the applicable fiscal year);

(d)as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, a balance sheet of the Parent as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Parent’s fiscal year ended at the end of such quarter;

(e)(i) within two Business Days after a Senior Authorized Officer of the Borrower obtains actual knowledge of any Default, if such Default is then continuing, a certificate of such

Senior Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within five Business Days after a Senior Authorized Officer obtains knowledge thereof, notice of any (x) litigation or governmental proceeding pending or actions threatened against the Borrower or its rights in the Collateral Loans or other Collateral which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (y) any other event, act or condition which has had or would reasonably be expected to have a Material Adverse Effect; and (iii) promptly after a Senior Authorized Officer of the Borrower obtains knowledge that any loan included in the Collateral does not qualify as a “Collateral Loan,” notice setting forth the details with respect to such disqualification;

(f)as soon as practicable upon (and no later than five Business Days after) the sending thereof, copies of all reports, notices or documents that the Borrower sends to any governmental body, agency or regulatory authority (excluding routine filings) and not otherwise required to be delivered hereunder;

(g)promptly and in any event within 10 Business Days after a Senior Authorized Officer of the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by a Senior Authorized Officer of the Borrower, specifying the nature of such condition and the Borrower’s proposed response thereto: (i) the receipt by the Borrower of any written communication, whether from a Governmental Authority, authorized citizens group, employee or otherwise, that alleges that the Borrower is not in compliance with applicable Environmental Laws, and such noncompliance had or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) the Borrower has actual knowledge that there exists any Environmental Claim pending or threatened against the Borrower that has had or would reasonably be expected to have a Material Adverse Effect or (iii) the Borrower has actual knowledge of any release, emission, discharge or disposal of any Hazardous Substances that has had or would reasonably be expected to have a Material Adverse Effect;

(h)not later than the tenth Business Day after the Collateral Report Determination Date for each calendar month (or if such day is not a Business Day, the next succeeding Business Day), a report concerning the Collateral Loans and Eligible Investments (the “Collateral Report”); the first Collateral Report shall be delivered in October of 2020 and shall be determined with respect to the Collateral Report Determination Date occurring in September of 2020; the Collateral Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments described in Exhibit D, and shall be determined as of the Collateral Report Determination Date for such calendar month; any calculations in connection with the Collateral Reports shall be made on a trade date basis.

(i)on each Quarterly Payment Date, a Payment Date Report in accordance with Section 9.1(c);

(j)from time to time such additional information regarding the Collateral or the financial position or business or other information of the Borrower as the Agents, on either their own initiative or at the request of the Majority Lenders or S&P, may reasonably request in writing; provided that, such additional information shall not include any information that the Services Provider reasonably determines in good faith is competitively sensitive, including without limitation, internal credit memos, investment committee memos and any proprietary analysis or similar information prepared by the Services Provider or any of its affiliates;

(k)the information described in Exhibit F, at the times indicated therein, which shall be subject to adjustment with the prior written consent of the Borrower and the Administrative Agent;

(l)within five Business Days of the receipt thereof, copies of any letters received from S&P in respect of credit estimates;

(m)with respect to Collateral Loans with an S&P Rating of CCC-, promptly upon becoming aware thereof, any information that may have a material adverse impact on the quality of such asset (as determined by the Services Provider using its reasonable business judgment);

(n)within five Business Days of the receipt thereof, written notice of the occurrence of an event that would permit the termination of the Corporate Services Agreement, or the replacement of the Services Provider under the Corporate Services Agreement;

(o)within five Business Days after a Senior Authorized Officer of the Borrower obtains knowledge thereof, written notice of the occurrence of any Specified Change (other than a Specified Change which does not require the consent of the Majority Lenders under Section 5.19)  with respect to any Collateral Loan or any Collateral Loan becoming a Defaulted Loan;

(p)promptly and in any event within five (5) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower; and

(q)reasonably promptly after request therefor, such other information concerning Borrower as any Lender or any Agent may reasonably request (including, without limitation, information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation or applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act).

In addition, upon the effectiveness of any amendment or waiver of or supplement to a Collateral Loan that constitutes a Specified Change described in clause (b) of the definition thereof, the Borrower (or the Services Provider on behalf of the Borrower) shall notify S&P (and shall promptly thereafter forward a copy of such notice to the Agents and the Lenders) and provide available Required S&P Credit Estimate Information and any other available information S&P reasonably requests with respect thereto via email to CreditEstimates@spglobal.

Documents required to be delivered pursuant to Section 5.1(c) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which (i) Parent posts such documents, or provides a link thereto, on the EDGAR website of the SEC; or (ii) such documents are posted on Parent’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such paper copies.

Payment of Obligations

.  The Borrower will pay and discharge, as and when due, all of its respective material obligations and liabilities, including, without limitation, any obligation pursuant to any agreement by which it or any of its properties or assets is bound, except where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP appropriate reserves for the accrual of any of the same.  The Borrower will file or cause to be filed all federal and other material tax returns and reports required to be filed by it and pay and discharge all income and other material Taxes, levies, Liens and other charges on it or its assets and on the Collateral, except where such returns, reports, Taxes, levies, Liens or other charges are being contested in good faith by appropriate proceedings diligently conducted, and where adequate reserves in accordance with GAAP are being maintained.

Employees

.  The Borrower shall not have any employees (other than its directors and managers to the extent they are employees).

Good Standing

.  The Borrower will remain qualified to do business and in good standing (as applicable) in its jurisdiction of formation and every other jurisdiction in which the nature of its businesses so requires, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

Compliance with Laws

.  The Borrower will comply in all respects with all Applicable Law except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Inspection of Property, Books and Records; Audits; Etc.

(a)The Borrower will keep proper books of record and accounts in which full, true and correct entries in all respects in accordance with GAAP shall be made of all financial matters and transactions in relation to its business and activities, and will permit representatives of the Administrative Agent, the Collateral Agent and the Collateral Administrator (in each case at the Borrower’s expense, in the case of not more than one inspection during any fiscal year except during the continuance of an Event of Default) to visit and inspect any of its properties, to examine and make copies and/or abstracts from any of its books and records, to examine and make copies of the Related Contracts, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at reasonable times in a manner so as to not unduly disrupt the business of the Borrower, upon reasonable prior notice to the Borrower and as often as may reasonably be desired; provided that any expenses incurred by the Borrower hereunder shall be reasonable and documented.

(b)If requested by the Majority Lenders, the Borrower agrees that representatives of the Administrative Agent (or an independent third-party auditing firm selected by the Administrative Agent) may (at the Borrower’s expense) conduct an audit and/or field examination of the Borrower and the Services Provider, at reasonable times in a manner so as to not unduly disrupt the business of the Borrower or the Services Provider, for the purpose of examining the servicing and administration of the Collateral Loans, the results of which audit and/or field examination shall be promptly provided to the Lenders; provided that, so long as no Event of Default exists, no more than one such audit or field examination shall be conducted during any fiscal year of the Borrower and any expenses incurred in the course of such audit and/or field examination shall be reasonable and documented.

(c)If requested by the Administrative Agent or the Majority Lenders, the Borrower and the Services Provider shall participate in a meeting with the Administrative Agent and the Lenders once during each fiscal year of the Borrower, to be held at a location in New York City and at a time reasonably determined by the Borrower and the Services Provider.

Existence; Organizational Procedures

.

(A)The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, its material rights and its material obligations, licenses franchises and privileges (in each case, as determined on an individual basis and when taken as a whole) in the jurisdiction of its formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(B)The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation.

Subsidiaries; Equity Interest

.  The Borrower shall not directly or indirectly own any Subsidiaries or any Equity Interest in any entity other than as otherwise permitted pursuant to Section 4.17.

Investments

.

(a)The Borrower shall not make any investment other than in Collateral Loans or Eligible Investments; provided that the Borrower may own Defaulted Loans and other Collateral only as permitted by the terms of this Agreement.  The Borrower shall not acquire any debt obligation unless, at the time of the commitment to acquire such debt obligation, the Eligibility Criteria are satisfied with respect to the debt obligations so acquired.  The Borrower shall not acquire or fund any debt obligations after the Reinvestment Period except for (i) the funding of Exposure Amounts of Revolving Collateral Loans and Delayed Funding Loans that were acquired by the Borrower prior to the end of the Reinvestment Period and (ii) the acquisition by the Borrower of a Collateral Loan where the commitment to make such acquisition was made prior to the end of the Reinvestment Period, so long as such commitment provided for settlement in accordance with customary procedures in the relevant markets, but in any event for a settlement period no longer than three months following the date of such commitment.

(b)The Borrower shall not at any time obtain or maintain title to any real property or obtain or maintain a controlling interest in an entity that owns any real property.

(c)The Borrower shall not commit to acquire any Collateral Loan if such acquisition would be in contravention of the terms of this Agreement or the Sale and Contribution Agreement.

Restriction on Fundamental Changes

.

(a)The Borrower shall not enter into any merger, consolidation, division or other reorganization, or otherwise change its organizational structure, unless permitted by Applicable Law and unless: (i) the Majority Lenders have provided their prior written consent to such merger or consolidation or reorganization; (ii) the Borrower shall be the surviving entity; (iii) S&P shall have been notified in writing of such merger or consolidation or reorganization and the Rating Condition is satisfied with respect to such merger, consolidation, division or other reorganization; (iv) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; (v) the Borrower shall have delivered to each Agent and each Lender a certificate of an Authorized Officer of the Borrower stating that (1) such merger or consolidation or reorganization complies with this Section 5.10(a), (2) all conditions precedent in this Section 5.10(a) relating to such transaction have been complied with and (3) such transaction shall not cause the Borrower or the pool of Collateral to be required to register as an “investment company” under the Investment Company Act; and (vi) the fees, costs and expenses of the Agents and Majority Lenders (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 5.10 shall have been paid by the Borrower or otherwise provided for to the satisfaction of the Agents and Majority Lenders.

(b)The Borrower shall not liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, including by way of division or any disposition of property to any Delaware LLC formed upon the consummation of a Delaware LLC Division, in one transaction or series of transactions, all or any part of its business or property, whether now or hereafter acquired, except for transfers of its property expressly permitted by the Loan Documents.

(c)The Borrower shall not amend its Constituent Documents without prior written notice to S&P and the Administrative Agent and, in the case of amendments that would reasonably be expected to affect the Lenders or the Administrative Agent, the prior written consent of the Majority Lenders or the Administrative Agent, respectively.

ERISA

.  The Borrower shall not establish, maintain or become obligated to contribute to any Plan or Multiemployer Plan or, to the extent it reasonably could be expected to result in a Material Adverse Effect, permit any member of its ERISA Group to establish, maintain or become obligated to contribute to any Plan or Multiemployer Plan.  The Borrower will not take any action or omit to take any action that would result in its assets including (x) Plan Assets or (y) “plan assets” of any governmental plan that is subject to Similar Law, or that would result in the transactions contemplated under the Loan Documents, including exercise of rights with respect to the Collateral, constituting a Prohibited Transaction or violation of Similar Law.

Liens

.  The Borrower shall not at any time directly or indirectly create, incur, assume or permit to exist, on any of its property, any Lien for borrowed monies or any other Lien whatsoever except for Permitted Liens.  Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties to the extent commercially reasonable to do so (as determined by the Borrower in its reasonable discretion in consultation with the Agents and Majority Lenders), other than with respect to Permitted Liens.

Business Activities

.  The Borrower shall not engage in any business activity other than (i) the making, acquisition, origination, selling and maintenance of Collateral Loans and the ownership of equity interests permitted hereby and (ii) any other activities expressly permitted by, contemplated by or reasonably ancillary to this Agreement and the other Loan Documents.

Fiscal Year; Fiscal Quarter

.  The Borrower shall not change its fiscal year or any of its fiscal quarters, without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act; Sanctions Laws

.  The Borrower shall not (a) engage in or conspire to engage in any transaction, conduct, or activity that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, (b) cause or permit any of the funds that are used to repay the Obligations to be derived, directly or indirectly, from any activity with the result that any party to this Agreement would be in violation of any applicable Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or (c) use any part of the proceeds of the Loans, directly or knowingly indirectly, for any conduct that would cause the representations and warranties in Sections 4.22 and 4.23 to be untrue as if made on the date any such conduct occurs.

Indebtedness

.  The Borrower shall not incur or suffer to exist any Indebtedness other than the Obligations and involuntarily incurred Contingent Obligations, which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and which the Borrower shall use commercially reasonable efforts to promptly satisfy or otherwise resolve.

Use of Proceeds

.  The Borrower shall use the proceeds of the Loans solely (a) for the acquisition of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the acquisition of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9), (b) to fund Exposure Amounts, (c) to pay fees and expenses incurred with the closing and execution of this Agreement and the other Loan Documents and/or (d) to make a Permitted Parent Distribution.  The Borrower shall not, directly or indirectly, use the proceeds of any Borrowing in any other manner that would result in a violation of any Anti-Terrorism Law, Anti-Corruption Law or Sanctions by any Person.

Bankruptcy Remoteness; Separateness

.

(a)Limited Purpose Entity.

(i)The Borrower at all times since its formation has been, and will continue to be, a limited liability company formed under the laws of the state of Delaware.  The Borrower at all times since its formation has been, and will continue to be, duly qualified in its jurisdiction of formation and each other jurisdiction in which such qualification was or may be necessary for the conduct of its business, except where the failure to be so qualified in any jurisdiction would not reasonably be expected to have a Material Adverse Effect;

(ii)the Borrower at all times since its formation has complied, and will continue to comply, with its Constituent Documents and the laws of the jurisdiction of its incorporation relating to companies formed with limited liability under the laws of the state of Delaware;

(iii)all customary formalities regarding the existence of the Borrower have been observed at all times since its formation and will continue to be observed;

(iv)the Borrower has been adequately capitalized at all times since its formation and will continue to be adequately capitalized in light of the nature of its business; and

(v)the Borrower has not any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of any other Persons (other than any (A) reimbursement obligation or indemnity in favor of its officers or directors; provided that any such reimbursement obligation or indemnity shall be subject to the Priority of Payments (B) the assumption of the obligations in connection with the ordinary course purchase, sale or receipt as a contribution of Collateral Loans).

(b)No Bankruptcy Filing.  The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws of any jurisdiction or the liquidation of all or a major portion of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

(c)Separate Existence.

(i)At all times since its formation, the Borrower has accurately maintained, and will continue to accurately maintain, in all material respects, its financial statements, accounting records and other corporate documents, as applicable, separate from those of the Services Provider and any other Person; provided, however, that if the Borrower prepares consolidated financial statements with any Affiliates, (y) any such consolidated financial statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and indicate its assets are not available to pay the debts of such Affiliate or any other Person and (z) if the Borrower prepares its own separate balance sheet, such assets shall also be listed on the Borrower’s own separate balance sheet.  Subject to Section 5.27, the Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of the Services Provider or any other Person.  The Borrower has at all times since its formation accurately maintained, in all material respects, and will continue to accurately maintain in all material respects, its own bank accounts and separate books of account.

(ii)The Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

(iii)The Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity.  The Borrower has not at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity (other than for U.S. federal and state tax and consolidated accounting purposes).

(d)The Borrower will comply at all times with the provisions of its Constituent Documents relating to separateness, bankruptcy remoteness and any similar provisions.

Amendments, Modifications and Waivers to Collateral Loans

.

(a)In the performance of its obligations hereunder, the Borrower may enter into any amendment or waiver of or supplement to any Related Contract; provided that (1) the prior written consent of the Majority Lenders to any such amendment, waiver or supplement shall be required if (i) an Event of Default has occurred and is continuing or would result from such amendment, waiver or supplement or (ii) such amendment, waiver or supplement constitutes a Specified Change; provided that in the case of clauses (ii) above, if the Borrower notifies the Administrative Agent of the Proposed amendment, waiver or supplement and the Administrative Agent (at the direction of the Majority Lenders) does not object within 15 Business Days after written notice thereof is provided to the Lenders, the proposed amendment, waiver or supplement will be deemed to have been consented to by the Administrative Agent (at the direction of the Majority Lenders) and (B) in the case of clause (ii) above, during the Reinvestment Period such prior written consent shall not be required if (x) the relevant Collateral Loan after giving effect to the Specified Change would be eligible to be acquired by the Borrower (without regard to the Concentration Limitations) in accordance with the terms of this Agreement and no Default shall have occurred and be continuing.

(b)Any Collateral Loan that, as a result of any amendment, waiver or supplement thereto, ceases to qualify as a Collateral Loan, will thereafter be deemed to be a Defaulted Loan for so long as it remains unqualified to be a Collateral Loan by the terms of this Agreement.

(c)In the event that the Borrower enters into any amendment or waiver of or supplement to a Collateral Loan that is not consented to by the Majority Lenders and such amendment, waiver or supplement results in the failure of the Maximum Weighted Average Life Test (but would otherwise qualify as a Collateral Loan), such Collateral Loan will thereafter be treated as a Defaulted Loan hereunder until such time as the Maximum Weighted Average Life Test is satisfied (provided that if, at the time of such satisfaction of the Maximum Weighted Average Life Test, such Collateral Loan would otherwise be considered a Defaulted Loan in accordance with the terms of this Agreement (including clause (b) above), such Collateral Loan will continue to be treated as a Defaulted Loan hereunder until such Collateral Loan is no longer considered a Defaulted Loan in accordance with the terms of this Agreement (including clause (b) above)).

Hedging

.

(a)The Borrower may, at any time and from time to time, enter into any Interest Hedge Agreements (subject in each case to (i) satisfaction of the Rating Condition and (ii) unless the cost of such Interest Hedge Agreement is paid in full at the time it is executed, the prior written consent of the Majority Lenders).  The Borrower will not amend or replace any Interest Hedge Agreement unless the Rating Condition shall have been satisfied in connection with such amendment or replacement and the Majority Lenders have provided their prior written consent thereto.  The Borrower (or the Services Provider on behalf of the Borrower) shall promptly provide written notice of entry into, and the amendment or replacement of, any Interest Hedge Agreement to the

Agents and the Lenders.  Notwithstanding anything to the contrary contained herein, the Borrower (or the Services Provider on behalf of the Borrower) shall not enter into any Interest Hedge Agreement (A) unless it obtains written advice of counsel that (1) the written terms of the derivative directly relate to the Collateral Loans and (2) such derivative reduces the interest rate and/or foreign exchange risks related to the Collateral Loans and the Loans and (B) that would cause the Borrower to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act unless (i) the Services Provider, and no other party, including but not limited to the Collateral Agent, the Custodian and the Administrative Agent, is registered as a “commodity pool operator” as defined in Section 1(a)(11) of the Commodity Exchange Act and “commodity trading advisor” as defined in Section 1(a)(12) of the Commodity Exchange Act with the CFTC or (ii) with respect to the Borrower as the commodity pool, the Services Provider would be eligible for an exemption from registration as a commodity pool operator and commodity trading advisor and all conditions for obtaining the exemption have been satisfied.  The Services Provider agrees that for so long as the Borrower is a commodity pool, the Services Provider will take all actions necessary to ensure ongoing compliance with, as the case may be, either (x) the applicable exemption from registration as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower or (y) the applicable registration requirements as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower, and will in each case take any other actions required as a commodity pool operator and/or a commodity trading advisor with respect to the Borrower.

(b)Each Interest Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 12.15.  Each Interest Hedge Counterparty shall be required to satisfy, at the time that any Interest Hedge Agreement to which it is a party is entered into, the then-current S&P criteria for hedge counterparties with respect to any Interest Hedge Agreements shall be subject to the Priority of Payments specified in Section 9.1(a) and Section 6.4.  Each Interest Hedge Agreement shall contain an acknowledgement by the Interest Hedge Counterparty that the obligations of the Borrower to the Interest Hedge Counterparty under the relevant Interest Hedge Agreement shall be payable in accordance with the Priority of Payments specified in Section 9.1(a) and Section 6.4 and the Borrower shall use its commercially reasonable efforts to provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Collateral has commenced.

Title Covenants

.  The Borrower covenants that at no time shall it:

(a)create, permit or suffer to be created any Lien or security interest in the Collateral other than Permitted Liens; or

(b)except as otherwise expressly permitted herein, sell, transfer, assign, convey, grant, bargain, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any Collateral or any interest therein to any Person other than the Collateral Agent for the benefit of the Secured Parties or in connection with Permitted Liens, or engage in financing transactions or similar transactions with respect to the Collateral with any Person other than pursuant to this Agreement.

The Borrower further covenants and agrees to defend the Collateral against the claims and demands of all other parties to the extent necessary to preserve the first-priority security interest of the Collateral Agent in the Collateral (subject to Permitted Liens).  The Borrower shall take all action reasonably necessary or reasonably requested by the Collateral Agent, Collateral Administrator, Majority Lenders or Administrative Agent to perfect, protect and more fully evidence the Borrower’s ownership of the Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens.

Further Assurances

.

(a)The Borrower shall at its sole expense file, record, make, execute and deliver all such notices, instruments, powers of attorney, statements and other documents, and take such acts, as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request from time to time to register in the name of the Collateral Agent or its nominee, and to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of the Secured Parties in, the Collateral or any part thereof, or to give effect to the rights, powers and remedies of the Collateral Agent hereunder, including but not limited to execution and delivery of financing statements.  The Borrower shall be obligated to perform its obligations under this Agreement notwithstanding the ability of the Collateral Agent to take such actions pursuant to the provisions of Section 5.24.

(b)Not earlier than six months and not later than one month prior to the fifth anniversary of the date of filing of the UCC-1 financing statement referred to in Section 8.7, unless the Obligations have been paid in full, the Borrower shall furnish to the Collateral Agent an opinion of counsel to the effect that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Agreement with respect to the Collateral remains a valid and perfected first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties, which opinion may contain usual and customary assumptions, limitations and exceptions.

(c)Except as expressly permitted under this Agreement, the Borrower shall not take any action which would directly or indirectly materially impair or adversely affect the Borrower’s title to the Collateral.

Costs of Transfer Taxes and Expenses

.

(a)Without duplication of any amounts payable under Section 11.3, the Borrower shall pay or cause to be paid all transfer Taxes and other costs incurred in connection with all transfers of Collateral.

(b)Without duplication of any other provision of this Agreement, the Borrower agrees to pay the Collateral Agent the reasonable and documented out-of-pocket costs and expenses, including but not limited to reasonable and documented attorneys’ fees and other charges, incurred by the Collateral Agent in connection with making collections on any Collateral.

Collateral Agent May Perform

.

(a)If the Borrower fails to perform any agreement contained herein to be performed by it, the Collateral Agent may, upon the written instructions of the Administrative Agent or the

Majority Lenders, itself file, record, make, execute and deliver all such notices, instruments, statements and other documents, and take such acts, as the Majority Lenders may determine to be necessary or desirable from time to time to perfect, preserve or otherwise protect the security interest of the Collateral Agent, for the benefit of itself and the Secured Parties and otherwise perform, or cause performance of, any other such actions as the Majority Lenders shall determine is necessary or desirable, and the reasonable fees and out-of-pocket expenses of the Collateral Agent and Lenders incurred in connection therewith shall be payable by the Borrower and shall be part of the Obligations.

(b)The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Notice of Name Change

.  The Borrower shall give the Agents and S&P not less than 30 days’ notice of any change of its name and not less than 30 days’ notice of any change of its principal place of business and will take all steps necessary to preserve the first priority perfected security interest of the Collateral Agent in the Collateral.  The Borrower shall not change the jurisdiction of its formation, change the location of its principal place of business and chief executive office or make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, change in location or name change or use, the Borrower provides at least 10 days prior written notice thereof and delivers to the Administrative Agent and Collateral Agent such financing statements or other documentation as the Administrative Agent or Collateral Agent may request to reflect such change in the jurisdiction of its formation, change in location or name change or use, together any other documents and instruments as the Administrative Agent or Collateral Agent may reasonably request in connection therewith.  The Borrower shall not move, or consent to the moving of, any of its books or records related to the Collateral Loans or any other Collateral from the location thereof on the Closing Date or on the date such Collateral Loan or other Collateral was obtained, as applicable, unless the Administrative Agent and the Collateral Agent shall consent to such move in writing (such consent not to be unreasonably withheld, delayed or conditioned).

Delivery of Related Contracts

.  The Borrower (or the Services Provider on behalf of the Borrower) shall deliver copies of all Related Contracts in its possession to the Document Custodian within five Business Days of the Borrower’s acquisition of the related Collateral Loan.

Delivery of Proceeds

.  In the event that the Borrower receives any payments in respect of or other proceeds of Collateral Loans or other Collateral or any capital contribution, the Borrower shall hold such payments or other proceeds in trust for and pay such payments or other proceeds to the Collateral Agent promptly and, in no event, later than two Business Days after the Borrower’s receipt thereof.

Performance of Obligations

.  The Borrower shall timely and fully comply with and perform in all material respects its obligations under the Collateral Loans and other Collateral in accordance with the terms thereof.

Limitation on Dividends

.  The Borrower will not declare or make any direct or indirect distribution, dividend or other payment to any person on account of any Equity Interests in, or ownership of any similar interests or securities of the Borrower, except for Permitted Distributions or Permitted Parent Distributions.

Renewal of Credit Estimates

.  For each Collateral Loan with a credit estimate provided by a Rating Agency, the Borrower shall submit such Required S&P Credit Estimate Information as is required by such Rating Agency to renew such credit estimate within the 12 month period following receipt of the most recent credit estimate provided by such Rating Agency for such Collateral Loan.

Annual Rating Review

.  On or before the anniversary date of the Closing Date in each calendar year, or the last Business Day immediately preceding such date if such date is not a Business Day, the Borrower shall pay for the ongoing monitoring of the rating of the Loans by S&P and promptly after receipt thereof provide copies thereof to the Agents and the Lenders.  The Borrower shall promptly notify the Agents, the Services Provider and the Lenders in writing if at any time the rating of the Loans has been, or to the knowledge of a Senior Authorized Officer will be, changed or withdrawn, or the rating outlook on the Loans has been, or to the knowledge of a Senior Authorized Officer will be, changed.

Amendment to Loan Documents

.  The Borrower shall not amend any of the Loan Documents except pursuant to the applicable terms thereof and Section 12.5 of this Agreement.

Transactions With Affiliates

.  Except pursuant to the Sale and Contribution Agreement, the Borrower shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless (i) the terms and conditions of any such transaction are no less favorable to the Borrower than the terms it would obtain in a comparable, arm’s length timely transaction with a non-Affiliate, (ii) such transaction is effected in accordance with all Applicable Law, (iii) such transaction is conducted in an arm’s length transaction in the ordinary course of business and (iv) in the case of the sale of any Collateral Loan, the sale price is not less than the Market Value with respect to such Collateral Loan.  The Borrower shall ensure that all purchases of Collateral Loans from any Affiliate of the Borrower will be pursuant to and in accordance with the Sale and Contribution Agreement.  This Section 5.33 shall not require the Seller or any Affiliate of the Borrower to purchase from the Borrower or sell or otherwise transfer to the Borrower any property or assets except as provided by the Sale and Contribution Agreement.

Reports by Independent Accountants

.

(a)On or after the Closing Date, the Borrower (or the Services Provider on behalf of the Borrower) shall select one or more nationally recognized firms of independent certified public accountants reasonably acceptable to the Majority Lenders for purposes of performing agreed-upon procedures required by this Agreement, which may be the firm of independent certified public accountants that performs accounting services for the Borrower or the Services Provider.  The Borrower may remove any firm of independent certified public accountants at any time.  Upon any resignation by such firm or removal of such firm by the Borrower, the Borrower (or the Services Provider on behalf of the Borrower) shall promptly appoint a successor thereto reasonably acceptable to the Majority Lenders that shall also be a nationally recognized firm of independent certified public accountants, which may be a firm of independent certified public accountants that performs accounting services for the Borrower or the Services Provider.  If the Borrower shall fail to appoint a successor to a firm of independent certified public accountants which has resigned or has been removed within 30 days after such resignation or removal (as applicable), the Borrower shall promptly notify the Agents, the Majority Lenders and the Services Provider of such failure in writing.  If the Borrower shall not have appointed a successor within ten days thereafter, the Services Provider shall appoint a successor firm of independent certified public accountants of nationally recognized reputation reasonably acceptable to the Majority Lenders.  The fees of such firm of independent certified public accountants and its successor shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement.  In the event such firm requires the Collateral Agent to agree (whether in writing or otherwise) to the procedures performed by such firm, the Borrower hereby directs the Collateral Agent to so agree and directs the Collateral Agent to execute a specified user agreement, access letter or agreement of similar import requested by such accountants, which may include among other things, (i) acknowledgement that the Borrower has agreed that the procedures to be performed by such accountants are sufficient for the Borrower’s purposes, (ii) releases by the Collateral Agent (on behalf of itself and the Lenders and Administrative Agent) of claims against the firm and acknowledgement of other limitations of liability in favor of the firm and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm (including to the Lenders and Administrative Agent).  It is understood and agreed that the Collateral Agent will deliver such letters of agreement and similar documents in conclusive reliance on the foregoing direction of the Borrower.  The Collateral Agent shall not have any responsibility to the Borrower or any Secured Party hereunder to make any inquiry or investigation as to, and shall have no obligation, liability or responsibility in respect of, the terms of any engagement of any such firm, or the validity or correctness of such procedures or content of such letter (including without limitation with respect to the sufficiency thereof for any purpose), any report or instruction (or other information or documents) prepared or delivered by any such accountants pursuant to any such engagement.  In no event shall the Collateral Agent be required to execute any agreement in respect of the accountants that it reasonably determines adversely affects it.  For the avoidance of doubt, any costs, fees or expenses incurred by the Collateral Agent in connection with this Section 5.34(a) shall be payable by the Borrower as Administrative Expenses in accordance with the Priority of Payments and the terms of this Agreement.

(b)On or before the date that is 120 days following the end of each fiscal year of the Borrower, or the last Business Day immediately preceding such date if such date is not a Business Day, commencing in 2021, the Borrower shall cause to be delivered to the Collateral Agent an agreed-upon procedures report from a firm of independent certified public accountants appointed pursuant to clause (a) above for each Payment Date Report occurring in March and September of the prior calendar year (i) indicating that the calculations within those Payment Date Reports have been recalculated and compared to the information provided by the Borrower in accordance with the applicable provisions of this Agreement and (ii) listing the Aggregate Principal Balance of the Collateral Loans securing the Loans as of the immediately preceding Measurement Dates; provided that in the event of a conflict between such firm of independent certified public accountants and the Borrower with respect to any matter in this Section 5.34, the determination by such firm of independent public accountants shall be conclusive; provided further that, if there is any inconsistency between the calculations of the Borrower and the calculations of the firm of independent certified public accountants, the Borrower shall promptly notify the Agents and the Lenders and describe such inconsistency in reasonable detail.  Notwithstanding anything to the contrary herein, if the Custodian, Administrative Agent, the Collateral Administrator or Collateral Agent fail within 75 days following the end of each fiscal year of the Borrower to execute any documentation required by the independent certified public accountants selected by the Borrower prior to the delivery of any report contemplated by this Section 5.34(b), then the Borrower shall have no obligation to furnish any report covering such fiscal year pursuant to this Section 5.34(b).

Tax Matters as to the Borrower

.

(a)The Borrower shall (and each Lender hereby agrees to) treat the Loans as debt for U.S. federal income tax purposes and will take no contrary position unless otherwise required by an applicable taxing authority.

(b)The Borrower has not and shall not at any time make any election to be treated, for U.S. federal income tax purposes, other than either (i) an entity disregarded as separate from a sole owner, or (ii) a partnership (other than a publicly traded partnership taxable as a corporation).

(c)The Borrower will deliver or cause to be delivered an IRS Form W-9, or applicable successor form from its sole owner to each issuer, counterparty, paying agent, as necessary to permit the Borrower to receive payments without U.S. withholding tax.

(d)Subject to satisfaction of the Eligibility Criteria, no more than 50% of the debt obligations or interests therein (in each case as determined for U.S. federal income tax purposes) held by the Borrower may at any time consist of real estate mortgages (or interests therein) as determined for purposes of Section 7701(i) of the Code, unless the Borrower receives an opinion of nationally recognized tax counsel experienced in such matters to the effect that the ownership of such debt obligations will not cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Pool Concentrations

.  During the Reinvestment Period the Borrower shall use commercially reasonable efforts to ensure that the pool of Collateral contains Collateral Loans of no less than 20 different Obligors.

Beneficial Ownership Certification

.  If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and if the information included in the Beneficial Ownership Certification most recently provided to the Administrative Agent by the Borrower has changed in any respect, Borrower shall deliver an updated Beneficial Ownership Certification to the Administrative Agent that is true and correct in all respects.

Deposit of Misdirected Collections

.  The Borrower shall promptly (but in no event later than two (2) Business Days after receipt and identification thereof) deposit or cause to be deposited into the Collection Account any and all Collections received by the Borrower.

Instructions Regarding Payments

.  The Borrower will not make any change, or permit the Collateral Administrator or any Services Provider to make any change, in its instructions to the Obligors, any agent or any lender, as applicable, regarding payments to be made with respect to the any Collateral Loan or other Collateral to the Collection Account or other applicable account, as applicable, unless the Majority Lenders have directed, or otherwise has consented in writing to, such change (such consent not to be unreasonably withheld, delayed or conditioned).

Article VI.

EVENTS OF DEFAULT

Events of Default

.  The term “Event of Default” shall mean any of the events set forth in this Section 6.1:

(a)a default in the payment, when due and payable, of any interest, fees, costs, expenses, indemnities or other amounts (other than principal) due on any Loan or any related obligations in respect thereof and the continuation of such default for five (5) Business Days after the date such amounts become due and payable if such date is provided in this Agreement or the applicable Loan Document (or, if no such date is provided or such amount is not fixed, five (5) Business Days after notice shall have been given to the Borrower by the Majority Lenders, the intended recipient of such amounts or the Administrative Agent, specifying such amount that has become due and payable); provided that in the case of a failure to pay due to an administrative error or omission by the Collateral Agent, such failure continues for five (5) Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(b)a default in the payment of any principal due on any Loans when such principal becomes due and payable; provided that in the case of a failure to pay due to an administrative error or omission by the Collateral Agent, such failure continues for five (5) Business Days after the Collateral Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(c)the failure on any Quarterly Payment Date to disburse amounts available in the Payment Account or Collection Account in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by any Agent, such failure continues for five Business Days after such Agent receives written notice or has actual knowledge of such administrative error or omission and has provided notice of such failure to the Borrower;

(d)the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e)the occurrence of any one or more of the following:

(i)failure of any representation or warranty in Section 4.5, 4.9, 4.12, 4.19,  4.21, 4.22, 4.23, 4.26 or 4.27  to be correct in all material respects (without duplication of any materiality qualifiers) when made, or default in the performance, or breach, of any covenant contained in Section 5.1(e)(i), 5.9 (excluding, on no more than two occasions, in the case of clauses 5.9(a) and (c), a default or breach resulting from a good faith error so long as (A) no Market Trigger has occurred and is continuing (after disregarding the Principal Balance of any Collateral Loan acquired in violation of Section 5.9(a)) and (B) such default or breach is cured within three Business Days), 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18(a)(iv), 5.18(a)(v), 5.19(a)(1)(i), 5.21, or 5.39.

(ii)a default in the performance, or breach, of any covenant contained in Section 5.1(e)(ii), 5.1(e)(iii), 5.18(a)(i), (ii) or (iii) or 5.19(a)(1)(ii) and such default continues for a period of fifteen (15) days after a Senior Authorized Officer of the Borrower has actual knowledge of such default;

(iii)a default in the performance, or breach, of any covenant contained in Section 5.18(c) and the Administrative Agent (acting at the direction of the Majority Lenders) determines based on the advice of counsel that, as a result, such default a nationally recognized firm would be unable to provide a new non-consolidation opinion in form and substance reasonably satisfactory to the Administrative Agent;

(iv)(x) a default in the performance, or breach, of any other covenant, warranty or other agreement of the Borrower or the Services Provider under this Agreement or any other Loan Document in any material respect or (y) the failure of any representation or warranty of the Borrower or the Services Provider made in this Agreement, any other Loan Document or in any related certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct when made (other than a covenant, representation, warranty or other agreement or a portion thereof a default in the performance or breach or failure of which is otherwise specifically dealt with in this Section 6.1, it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test (except as provided in clause (h) below) is not an Event of Default), and such default, breach or failure either (A) is not susceptible of cure or (B) continues for a period of 15 days following the notice to the Borrower or the date on which a Senior Authorized Officer of the Borrower obtains actual knowledge of such default; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Loan if after giving effect to the resulting change in the Principal Collateralization Amount with respect to such Collateral Loan, the Overcollateralization Ratio Test is satisfied;

(f)the entry of a decree or order by a court of competent jurisdiction (i) adjudging the Borrower as bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under the Bankruptcy Code or any other Applicable Law, (iii) appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Borrower or of any substantial part of its respective properties or (iv) ordering the winding up or liquidation of the affairs of the Borrower, respectively, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days;

(g)the institution by the Borrower of proceedings for the Borrower to be adjudicated as bankrupt or insolvent, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Laws or any other similar Applicable Law, or the consent by the Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Borrower of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Borrower in furtherance of any such action;

(h)any Lien on any portion (other than a de minimis portion) of the Collateral created pursuant to the Loan Documents shall, at any time after delivery of the respective Loan Documents, cease to be fully valid and perfected as a first priority Lien subject only to Permitted Liens;

(i)any of the Loan Documents ceases to be in full force and effect, other than in accordance with its terms;

(j)one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability of $1,000,000 or more, in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 30 days from the entry thereof;

(k)the occurrence of an act by the Services Provider or a senior officer of the Services Provider having responsibility for the performance by the Borrower of its obligations under the Loan Documents or the performance by the Services Provider of its obligations under the Corporate Services Agreement that constitutes fraud in the performance of its investment management obligations under this Agreement or the Corporate Services Agreement or that results in a felony criminal indictment;

(l)the occurrence of a Change in Control;

(m)the Borrower incurs or could reasonably be expected to incur aggregate liability of $1,000,000 or more with respect to any Plan or Multiemployer Plan (including as a result of being a member of its ERISA Group); or

(n)the failure of the Borrower to maintain at least one independent manager and such failure is not cured prior to the earlier of (i) the fifteenth Business Day during which such failure continues and (ii) the first date on which the board of managers (or equivalent governing body) of the Borrower takes any action (by meeting, written consent or otherwise) other than to replace such independent manager.

Upon obtaining actual knowledge of the occurrence of an Event of Default, the Borrower shall promptly notify the Agents, the Services Provider, the Lenders and S&P in writing (which notice shall refer to this Agreement and state that such notice is a notice of an Event of Default).

Remedies

.  If an Event of Default shall have occurred and be continuing, the Majority Lenders or the Administrative Agent may (or shall acting at the direction of the Majority Lenders) exercise (or direct the Collateral Agent in the exercise of) the rights, privileges and remedies set forth in this Section 6.2.

(a)Upon the occurrence and during the continuance of any Event of Default, each of the following actions shall require the prior written approval by the Majority Lenders, whether or not approved by the Borrower’s board of directors or other persons performing similar functions: (i) issuance of any commitment to make, and the acquisition (other than pursuant to commitments then in effect) of, any Collateral Loan or other loan or security constituting any Collateral or any interest therein, (ii) any amendment, modification, or waiver of, or any consent to departure from, any term or provision of any Collateral Loan or other loan or security constituting any Collateral, (iii) any release of any collateral for, or guarantor of or other credit support provider for, any Collateral Loan or other loan or security constituting any Collateral, except upon payment in full of such Collateral Loan or other loan or security or any subordination or limitation of recourse with respect thereto and except as otherwise required pursuant to the terms of the Related Contracts, (iv) any sale, purchase, assignment or participation in respect of any Collateral Loan or other loan or security constituting any Collateral (other than pursuant to commitments then in effect or in the case of a sale or assignment upon payment in full of such Collateral Loan or other loan or security), (v) any determination to exercise, or not to exercise, remedies in respect of a Collateral Loan or other loan or security constituting any Collateral following a default or event of default thereunder and (vi) any other action or decision not to act which impairs or could be reasonably likely to impair the value of any Collateral Loan or other Collateral, or is otherwise adverse to any Collateral Loan or other Collateral, or to extend or increase any of the Borrower’s obligations hereunder or with respect to any Collateral Loan or other Collateral, or to interfere with the exercise of rights or remedies with respect to any Collateral Loan or other Collateral.

(b)Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Loan Documents, including Section 6.3, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent or the Majority Lenders, by notice to the Borrower, may (i) declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate or (ii) declare the principal of and the accrued interest on the Loans and all other amounts whatsoever payable by the Borrower hereunder (including any amounts payable under Section 2.8) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower (an “Enforcement Event”); provided that upon the occurrence of any Event of Default described in clause (f) or (g) of Section 6.1, the Loans and all such other amounts shall automatically become due and payable without any further action by any party.

(c)Upon the occurrence and during the continuance of an Event of Default, the Majority Lenders or the Collateral Agent (acting at the direction of the Administrative Agent or the Majority Lenders), will have the right to take any other remedies set forth in Section 6.3(b) below or other remedies permitted by law.

Additional Collateral Provisions

.

(a)Release of Security Interest.  If and only if all Obligations under the Loans have been paid in full and all Commitments have been terminated, the Secured Parties shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral.  The Secured Parties acknowledge and agree that upon the sale, substitution or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, on the date of any such sale, substitution or other disposition, the Collateral Agent, on behalf of the Secured Parties, shall automatically and without further action be deemed to and hereby does terminate and release the Secured Parties’ security interest in such Collateral and the Secured Parties shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination.  Any and all actions under this Article VI in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

(b)Additional Rights and Remedies.  The Collateral Agent (for itself and on behalf of the other Secured Parties), acting at the direction of the Majority Lenders, shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the direction of the Majority Lenders, to the extent permitted by Applicable Law (including the UCC) and notwithstanding anything in the Loan Documents to the contrary, (i) instruct the Borrower to deliver any or all of the Collateral, the Related Contracts and any other documents relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) if the Loans have been accelerated in accordance with this Agreement, sell or otherwise dispose of the Collateral, all without judicial process or proceedings; (iii) take control of the proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Contracts, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Contracts; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) subject to Section 12.16, make copies of or, if necessary, remove from the Borrower’s and its agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.  The Collateral Agent shall provide written notice of any liquidation of the Collateral to S&P.

The Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) at the express direction of the Majority Lenders; provided that the Collateral Agent shall not be required to take any such action at the direction of the Majority Lenders, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto).

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Collateral Agent (acting at the direction of the Majority Lenders or acting directly or through the Administrative Agent) or the Majority Lenders, it shall execute all documents and agreements which are necessary or appropriate to have the Collateral assigned to the Collateral Agent or its designee.  For purposes of taking the actions described in clauses (i) through (xi) of this Section 6.3(b) the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid and which can be exercised only if such Event of Default is continuing), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or otherwise, for the use and benefit of the Collateral Agent, for the benefit of the Secured Parties, but at the cost and expense of the Borrower and, except as permitted by Applicable Law, without notice to the Borrower.

All documented sums paid or advanced by the Collateral Agent in connection with the foregoing and all documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon at the Post-Default Rate for the Loans from the date of demand of repayment by the Collateral Agent until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

Without the prior written consent of the Majority Lenders, credit bidding by any Lender (or any other Person) in connection with any foreclosure sale hereunder shall not be permitted.

Notwithstanding any other provision of this Article VI, in connection with the sale of the Collateral following an acceleration of the Obligations, the Services Provider (or any of its Affiliates) shall have the right (which right, for avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to bid to purchase all or any portion of the Collateral Loans in the Collateral within fifteen Business Days of its receipt of notice of such acceleration.  If such bid is for an amount at least equal to all unpaid Obligations (other than unasserted Contingent Obligations) the Administrative Agent shall accept such bid.  The Administrative Agent may, at the direction of the Majority Lenders, accept a lower bid.  If the Administrative Agent accepts such bid, the Services Provider (or any of its Affiliates) shall have the right (which right, for the avoidance of doubt, shall be irrevocably forfeited if not exercised within the specified timeframe) to purchase all or any portion of the Collateral Loans in the Collateral by paying to the Collateral Agent in immediately available funds an amount equal to the agreed-upon bid price (which bid price shall not be less than the outstanding Obligations and, without duplication, all unpaid Administrative Expenses); provided that such purchase shall settle within 30 days of the date such notice of bid by Services Provider is received, otherwise such purchase shall not be permitted.  Notwithstanding the foregoing purchase rights, if the Collateral Agent or the Majority Lenders, propose to sell the Collateral or any part thereof in one or more parcels at a public or private sale, the Services Provider (or any of its Affiliates) and the Lenders

shall have the right to offer bids to acquire all or any portion of the Collateral sold at such sale.  To the extent the Administrative Agent (at the direction of the Majority Lenders) elects to sell any or all Collateral Loans at such public or private sale, such Collateral Loans or any parcel thereof shall be sold to the party offering the highest bid in immediately available funds.

(c)Remedies Cumulative.  Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

(d)Related Contracts.

(i)The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Contracts, after the occurrence and during the continuance of an Event of Default, it shall (x) upon the written request of the Administrative Agent or the Collateral Agent, promptly forward to such Agent all information and notices which it receives under or in connection with the Related Contracts relating to the Collateral, subject to applicable confidentiality requirements, and (y) upon the written request of the Administrative Agent or the Collateral Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Contracts relating to the Collateral only in accordance with the direction of such Agent; provided that if the Borrower receives conflicting requests pursuant to this subclause (y), it shall follow whichever request is evidenced to be derived from the direction of the Majority Lenders.

(ii)The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Contracts relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee.

(e)Borrower Remains Liable.

(i)Notwithstanding anything herein to the contrary, (x) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed and (y) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(ii)No obligation or liability of the Borrower is intended to be assumed by either Agent or any other Secured Party under or as a result of this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, including under any Related Contract or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Agents and the other Secured Parties expressly disclaim any such assumption.

(f)Protection of Collateral.  The Borrower, or the Services Provider on behalf of and at the expense of the Borrower, shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Lenders hereunder and to:

(i)grant security more effectively on all or any portion of the Collateral;

(ii)maintain, preserve, protect and/or perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature (subject to Permitted Liens) of the lien or carry out more effectively the purposes hereof;

(iii)perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)enforce any of the Collateral or other instruments or property included in the Collateral (or any portion thereof);

(v)preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all Persons and parties; and

(vi)pay or cause to be paid any and all material Taxes levied or assessed upon all or any part of the Collateral, except to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor.

The Borrower hereby authorizes the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement (which may describe the collateral as “all assets”), continuation statement and all other instruments, and take all other actions, required pursuant to this Section 6.3.  Such authorization shall not impose upon the Collateral Agent, or release or diminish, the Borrower’s obligations under this Section 6.3.  The Borrower further authorizes the Administrative Agent’s United States counsel to file any UCC-1 or UCC-3 financing statements that may be required by the Agents in connection with this Agreement and the transactions contemplated hereby.

Application of Proceeds

.  All proceeds received after the occurrence and during the continuation of any Event of Default will be applied to the Obligations in the following order of priority on each date or dates fixed by the Collateral Agent (at the direction of the Majority Lenders):

(a)first, to the payment of taxes, registration and filing fees then due and owing by the Borrower; second, to the payment to the Collateral Agent for all due and unpaid Collateral Agent Fees, all other Administrative Expenses owing to the Collateral Agent and all amounts owing and payable hereunder, or under any other Loan Documents, to the Collateral Administrator, the Custodian, the Securities Intermediary and the Document Custodian (including, in each case, without limitation, indemnity payments); and third, to the payment to the Administrative Agent for all due and unpaid Administrative Agent Fees and all other Administrative Expenses owing to the Administrative Agent (including, without limitation, indemnity payments);

(b) to the payment of Administrative Expenses (other than those paid under clause (a) above), in the order of priority set forth in the definition of “Administrative Expenses”; provided that the aggregate amount of payments under this clause (b) shall not exceed the Quarterly Cap;

(c)to the payment of all other amounts due to the Agents hereunder;

(d)to the payment of all amounts due to the Interest Hedge Counterparties under all Interest Hedge Agreements (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(e)if the Services Provider is not at such time an Affiliate of the Borrower, to the payment to the Services Provider of any due and unpaid Senior Services Fees in an amount not to exceed the accrued Senior Services Fees for one Due Period;

(f)first, to the payment to the Lenders hereunder on a pro rata basis of all amounts due which constitute principal, interest, and Commitment Fees (excluding any interest payable at the Post-Default Rate); and second, to the payment to the Lenders on a pro rata basis of all amounts due to the Lenders which constitute Increased Costs or interest at the Post-Default Rate, and all other amounts on and in respect of all Loans;

(g)if the Services Provider is at such time an Affiliate of the Borrower, to the payment to the Services Provider of any due and unpaid Senior Services Fees in an amount not to exceed the accrued Senior Services Fees for one Due Period;

(h)to the payment of amounts described in clause (b) above to the extent not paid thereunder (without regard to the Quarterly Cap);

(i)to the payment of all amounts due to any Interest Hedge Counterparty under all Interest Hedge Agreements to the extent not paid under clause (d) above;

(j)after the indefeasible payment in full and in cash of all Obligations and the termination of all Commitments, to the payment of all amounts due to the Services Provider for any due and unpaid Subordinated Services Fees; and

(k)after the indefeasible payment in full and in cash of all Obligations and the termination of all Commitments, to the Borrower or for payment as directed by the Borrower, including to make a distribution to the Parent.

If on any date that payments are made pursuant to this Section 6.4 the amount available to be paid pursuant to any of the foregoing clauses (a) through (i) is insufficient to make the full amount of the disbursements required pursuant to any such clause, such payments will be applied in the order and according to the priority set forth in clauses (a) through (i) above and (except as provided in subclauses “first”, “second” and “third” of clause (a) above and subclauses “first” and “second” and “third” of clause (f) above) ratably in accordance with the respective amounts owing under any such clause to the extent funds are available therefor.

Capital Contributions

.  Upon prior written notice to the Borrower, the Administrative Agent, the Services Provider and the Collateral Agent, any equityholders of the Borrower may, but shall have no obligation to, at any time or from time to time make a capital contribution in Cash or Eligible Investments or an assignment and contribution of a Collateral Loan (which shall be deemed effective as of the trade date of such assignment)) to the Borrower for the purpose of (a) curing any Event of Default (b) enabling the acquisition or sale of any Collateral Loan, (c) satisfying any Eligibility Criteria, Coverage Test, Lender Advance Rate Test, the Weighted Average LTV Test, or Collateral Quality Test, (d) paying fees and expenses incurred in connection with the structuring, consummation and closing of the transaction contemplated by this Agreement, and (e) prepaying the Revolving Loans and/or Term Loans.  All Cash contributed to the Borrower shall be treated as Principal Proceeds or Interest Proceeds, as designated by the Borrower.

Article VII.

THE AGENTS

Appointment and Authorization

.  Each Lender irrevocably appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.  Only the Agents (and not one or more of the Lenders) shall have the authority to deal directly with the Borrower under this Agreement and each Lender acknowledges that all notices, demands or requests from such Lender to the Borrower must be forwarded to the applicable Agent for delivery to the Borrower.  Each Lender acknowledges that the Borrower has no obligation to act or refrain from acting on instructions or demands of one or more Lenders absent written instructions from an Agent in accordance with its rights and authority hereunder.

Agents and Affiliates

.  The Agents shall each have the same rights and powers under this Agreement as the Lenders and may each exercise or refrain from exercising the same as though it were not an Agent, and such Agents and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not an Agent hereunder, and the term “Lender” and “Lenders” may include State Street Bank and Trust Company and/or any Affiliate of State Street Bank and Trust Company in its individual capacity.  The provisions in this Article VII with respect to the Agents shall apply only to the Agents acting in their capacities as such hereunder and not as Lenders.

Actions by Agent

.  The obligations of the Agents hereunder are only those expressly set forth herein.  No Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist against any Agent.  The provisions of this Article VII are solely for the benefit of the Agents and the Lenders (other than Sections 7.1 and 7.8, which are also for the benefit of the Borrower).  In performing its functions and duties solely under this Agreement, each Agent shall act solely as the agent of the Lenders (except pursuant to Section 12.6(f)) and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Lenders.  Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article VI.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default and conspicuously labeled as a “notice of default” is given in writing to the Administrative Agent by the Borrower, the Services Provider, any Lender, the Collateral Agent, the Collateral Administrator, the Custodian, the Document Custodian or any other party from time to time party hereto (other than the Administrative Agent).

Delegation of Duties; Consultation with Experts

.  Each Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.  Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Limitation of Liability of Agents

.

(a)No Agent nor any of its respective affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (x) with the consent or at the request of the Majority Lenders, or (y) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment).  No Agent nor any of their respective affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith.  No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.  For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the occurrence of the Closing Date specifying its objections.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document or any other document furnished in connection herewith or therewith in accordance with a request of the Majority Lenders (or the Administrative Agent) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.  Under no circumstances shall the Agents be deemed liable for any special, indirect, punitive or consequential damages (including lost profits) even if such Agent has been advised of the likelihood of such damages and regardless of the form of action.

(b)The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law.

(c)The following additional provisions apply with respect to the Collateral Agent:

(i)the Collateral Agent shall not be deemed to have notice or knowledge of the occurrence and continuance of an Event of Default until an Administrative Officer of the Collateral Agent shall have received written notice (which notice shall refer to this Agreement and state that such notice is a notice of Default) thereof from the Borrower, the Services Provider, the Administrative Agent, a Lender or any other Person;

(ii)no provision of this Agreement or the other Loan Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the reasonable and documented costs of performing its ordinary services under this Agreement shall not be deemed a “financial liability” for purposes hereof;

(iii)if, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent (and the Administrative Agent shall request written instructions from the Majority Lenders) as to the course of action desired.

If the Collateral Agent does not receive such instructions within five Business Days after its request therefor, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Agent shall act in accordance with instructions received after such five Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions;

(iv)the Collateral Agent shall be under no liability for interest on any funds received by it hereunder except to the extent of income or other gain on Eligible Investments which are deposits in or certificates of deposit of State Street Bank and Trust Company or any Affiliate in its commercial capacity and income or other gain actually received (and not subsequently reinvested, withdrawn or distributed) by the Collateral Agent in Eligible Investments;

(v)the Collateral Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances; and

(vi)without prejudice to the Collateral Agent’s duties under Article VI or any other provision of any Loan Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Collateral Loans or any other Collateral under any circumstances, including if payment is refused after due demand.

(d)No Agent shall have any duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement or the other Loan Documents against any such Person.  No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but shall not be limited to acts of god, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

(e)In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Borrower to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein.  Except as otherwise provided in Section 8.2(c) or Section 8.3, in the absence of a Borrower Order or, after an Event of Default, a direction from the Administrative Agent, all funds in any account held under this Agreement shall be held uninvested.  Nothing in this Agreement shall be deemed to release the Collateral Agent in its individual capacity from any liability it may have as an obligor under any Eligible Investment.

(f)The Collateral Agent, and in the event that the Collateral Agent is also acting in the capacity of Custodian, Collateral Administrator, paying agent or securities intermediary hereunder or under the other Loan Documents, then in such other capacities, as well, shall be entitled to compensation from the Borrower in an amount separately agreed upon by the Borrower (or the Services Provider on its behalf) and the Collateral Agent.  The Collateral Agent and its Affiliates also shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain investments.  Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(g)Without limiting the generality of any terms of this Section 7.5, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Lenders, the Administrative Agent, the Services Provider or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement or the other Loan Documents, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h)The Collateral Agent shall not be under any obligation to (i) confirm or verify whether the conditions to the delivery of Collateral have been satisfied or to determine whether (A) a loan is a Collateral Loan or meets the criteria in the definition thereof or is otherwise eligible for purchase hereunder, (B) an investment is an Eligible Investment or meets the criteria in the definition thereof or is otherwise eligible for purchase hereunder or (ii) evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with the grant by the Borrower to the Collateral Agent of any item constituting the Collateral or otherwise, or in that regard to examine any underlying documents, in order to determine compliance with the applicable requirements of and restrictions on transfer of a Collateral Loan or Eligible Investment.

(i)In order to comply with Applicable Law, including the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent.  Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.  The Collateral Agent may from time to time establish any additional accounts deemed necessary or desirable for convenience in administering the Collateral so long as each such account is at all times subject to a valid and perfected first priority lien in favor of the Collateral Agent, for the benefit of the Secured Parties.

(j)The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any other Loan Document at the request or direction of the Majority Lenders or the Administrative Agent, unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses (including the reasonable fees and expenses of its attorneys and counsel), and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provision of this Agreement or any Loan Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability unless it is provided an indemnity reasonably acceptable to it against any such expenditure, risk, costs, expense or liability.  For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Loan Document unless and until directed by the Majority Lenders (or the Administrative Agent on their behalf).

(k)The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.  The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.  The Collateral Agent may consult with legal counsel (including, without limitation, counsel for the Borrower or the Administrative Agent or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  The Collateral Agent shall not be liable for the actions of omissions of the Administrative Agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of the Administrative agent with the terms or requirements of this Agreement, any Loan Document or any related document, or their duties thereunder.  The Collateral Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive hereunder.

(l)The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Loan Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein.  The Collateral Agent is hereby authorized and directed to execute and deliver the other Loan Documents to which it is a party.  Whether or not expressly stated in such Loan Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.

(m)Except as expressly provided herein or in any other Loan Document, nothing herein shall be construed to impose an obligation on the part of the Collateral Agent to recalculate, evaluate or verify any report, certificate or information received by it from the Borrower, Services Provider, Lender or Administrative Agent or to otherwise monitor the activities of the Borrower or Services Provider.

(n)In the event that the Collateral Agent is also acting in the capacity of Custodian, Collateral Agent, paying agent or securities intermediary hereunder or under the other Loan Documents, the rights, protections, immunities and indemnities afforded the Collateral Agent pursuant to this Article VII shall also be afforded to the Collateral Agent, individually acting in such other capacities.

(o)The Collateral Agent shall not be charged with knowledge or notice of any matter unless actually known to an Administrative Officer of the Collateral Agent responsible for the administration of this Agreement, or unless and to the extent written notice of such matter is received by the Collateral Agent at its address in accordance with Section 12.1.

Indemnification

.  Each Lender, ratably in accordance with its Percentage Share, shall indemnify each of the Agents, their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower as may be required under this Agreement) against any cost, expense (including fees of counsel and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ own gross negligence, fraud, reckless disregard, bad faith, criminal conduct or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder or thereunder.  The provisions of this Section 7.6 shall survive the resignation or replacement of the Agents.

Credit Decision

.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective affiliates, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender or their respective affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or in connection therewith.  The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates other than in connection with their acting as Agents under this Agreement and the other Loan Documents.

Successor Agent

. (a) Any Agent may resign at any time by giving at least 30 days’ prior written notice thereof to the Lenders, the Borrower, the Services Provider and S&P; provided that any such resignation by any Agent shall not be effective until a successor agent shall have been appointed and approved in accordance with this Section 7.8.  Upon receipt of any such notice, the Majority Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Majority Lenders, shall have been approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, designate a successor Agent, which such successor Agent shall be a commercial bank or a trust company organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000.  Upon the acceptance of its appointment as such Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder, and the successor Agent shall provide written notice of such appointment to the Lenders, the Services Provider and S&P.  Notwithstanding anything in this Section 7.8(a) to the contrary, this Section 7.8(a) shall not apply to the resignation of the Administrative Agent, which shall be governed by the terms of Section 7.8(b) of this Agreement.

(b)The Administrative Agent may resign at any time by giving at least 30 days’ prior written notice thereof to the Lenders, the Borrower, the Services Provider and S&P and upon such resignation, Majority Lenders (with the consent of the Borrower) will reasonably promptly designate a successor Administrative Agent. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents, and the Majority Lenders (or their designee) shall perform the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor Administrative Agent. Any such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, and the successor Administrative Agent shall provide written notice of such appointment to each other Agent, the Lenders, the Services Provider and S&P.

(c)In addition, upon the affirmative vote of the Majority Lenders exercising good faith that an Agent has acted with gross negligence or committed an act of willful misconduct or failed to act as required due to gross negligence or willful misconduct in its capacity as agent for the Lenders, the Majority Lenders may immediately remove such Person; provided that in the case of the removal of an Agent (i) a Lender hereunder agrees to serve as Agent and (ii) the Borrower has consented to such Lender serving as Agent (which consent shall not be unreasonably withheld or delayed) until a successor Agent shall be appointed pursuant to the terms of this Section 7.8.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.  With respect to any Person (i) into which an Agent or may be merged or consolidated, (ii) that may result from any merger or consolidation to which an Agent shall be a party or (iii) with respect to the Agents (other than the Administrative Agent) that may succeed to the corporate trust business and assets of any of such Agents substantially as a whole, shall be the successor to such Agent under this Agreement without further act of any of the parties to this Agreement.  Notwithstanding anything in this Section 7.8 to the contrary, this Section 7.8 shall not apply to the resignation or removal of the Document Custodian, which shall be governed by the terms of Section 14.9 of this Agreement.

Article VIII.

ACCOUNTS AND COLLATERAL

Collection of Money

.

(a)Except as otherwise expressly provided herein, the Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement (other than amounts specifically required herein to be paid to the Administrative Agent), including, but not limited to, all payments or any other amounts due on the Collateral Loans and Eligible Investments, in accordance with the terms and conditions of such Collateral Loans and Eligible Investments.  The Collateral Agent shall segregate and hold all such Money and property received by it in trust for the Lenders and shall apply it as provided in this Agreement.

(b)All payments on the Collateral Loans and other Collateral shall be made directly to the Collateral Agent (at a bank in the United States), will be held in the Collection Account, and will be divided into Interest Proceeds (including Fee Proceeds) and Principal Proceeds.  Such amounts shall be applied in accordance with the Priority of Payments and the terms of this Agreement.

(c)The Borrower (or the Services Provider on behalf of the Borrower) will provide the Collateral Agent with a copy of each agreement under which the Borrower sells any interest in a Collateral Loan pursuant to Section 10.1.  Upon receipt of written certification by the Borrower or the Services Provider (which may take the form of standing instructions with respect to a specified portion of all payments received on designated Collateral Loans) to the effect that specified amounts received by the Collateral Agent from an Obligor do not constitute Collections subject to this Agreement but are required by the terms of such a participation or assignment agreement to be paid by the Borrower to the purchaser of a participation interest sold by the Borrower or assignee of the Borrower, as the case may be, the Collateral Agent will disburse such amounts, as directed in such certificate.  The Collateral Agent shall make such disbursements in accordance with such directions and shall have no obligation to monitor or verify the terms of any such arrangement.

(d)The Custodian hereby agrees, with the Collateral Agent that (i) each of the Covered Accounts shall be a securities account or deposit account of the Borrower subject to the Lien of the Collateral Agent, (ii) all property (other than cash or general intangibles) credited to the Covered Accounts shall be treated as a “financial asset” for purposes of the UCC and all cash that is credited to Covered Accounts shall be credited to accounts that are deposit accounts, (iii) the Custodian shall treat the Collateral Agent as entitled to exercise the rights that comprise each financial asset credited to the Covered Accounts subject to the rights of the Borrower specified herein, (iv) the Custodian shall not agree with any person or entity other than the Collateral Agent to comply with entitlement orders originated by any person or entity other than the Collateral Agent or the Borrower (or the Services Provider on behalf of the Borrower) as provided herein, (v) the Covered Accounts and all property credited to the Covered Accounts shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of the Custodian or any person or entity claiming through the Custodian (other than the Collateral Agent) except for the right to debit for any item returned by reason of non-sufficient funds and other Permitted Liens, (vi) regardless of any provision in any other agreement, for purposes of the UCC and for purposes of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an intermediary (the “Hague Convention”), with respect to each Covered Account, New York shall be deemed to be the Custodian’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention and (vii)

any agreement between the Custodian and the Collateral Agent with respect to the Covered Accounts shall be governed by the laws of the State of New York.  Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively, “Loan Assets”) may be acquired and delivered by the Borrower to the Securities Intermediary from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Document Custodian (with a copy to the Securities Intermediary) of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower and (c) any duty on the part of the Document Custodian with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Document Custodian in the physical custody of any such Loan Assignment Agreement that may be delivered to it; provided that the Document Custodian shall maintain such Loan Assignment Agreements as required by this Agreement.  It is acknowledged and agreed that neither the Document Custodian nor the Securities Intermediary is under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof), or for the Borrower’s title to any related Loan Asset.

Collection Account

.

(a)The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name OR Tech Financing I LLC Collection Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Collection Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement.  Such account shall be held in trust for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal, into which the Collateral Agent shall from time to time deposit (i) any amount received under any Interest Hedge Agreement, (ii) all proceeds received from the disposition of any Collateral (unless, during the Reinvestment Period, simultaneously reinvested in Collateral Loans, subject to Article X, or in Eligible Investments or to prepay the Loans in accordance with Section 2.7) and (iii) all Interest Proceeds (including all Fee Proceeds) and all Principal Proceeds.  All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied for the purposes herein provided.  The Collection Account shall remain at all times with an Eligible Account Bank.  In the event that the account bank at which the Collection Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Collection Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Collection Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1 or to effect a Permitted Distribution or a Permitted Parent Distribution in accordance with the terms of this Agreement.  Notwithstanding the foregoing, the Collateral Agent is hereby authorized to establish one or more subaccounts of the Collection Account, one of which shall be designated the “Interest Collection Account” and the other the “Principal Collection Account” and which together will comprise the “Collection Account” for all purposes of this Agreement and the Account Control Agreement.

(b)All Distributions and any net proceeds from the sale or disposition of Pledged Collateral or any Interest Hedge Agreement or other collateral received by the Collateral Agent shall, subject to the parenthetical in Section 8.2(a)(ii), be immediately deposited into the Collection Account.  Subject to Sections 8.2(d) and 8.2(e), all such property, together with any investments in which funds included in such property are or will be invested or reinvested during the term of this Agreement, and any income or other gain realized from such investments, shall be held by the Collateral Agent in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 8.2. (i) So long as no Event of Default has occurred and is continuing, by Borrower Order (which may be in the form of standing instructions), the Borrower (or the Services Provider on behalf of the Borrower) shall and (ii) after the occurrence and during the continuation of an Event of Default, the Administrative Agent (at the direction of the Majority Lenders) shall direct the Collateral Agent to, and, upon receipt of such Borrower Order or direction, as applicable, the Collateral Agent shall, invest all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having stated maturities no later than the second Business Day immediately preceding the next Quarterly Payment Date.  So long as no Event of Default has occurred and is continuing, the Collateral Agent, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Borrower and the Borrower shall, within six months of receipt of such notice from the Collateral Agent, sell such Distribution or other proceeds for Cash (at a price equal to fair market value as reasonably determined by the Borrower, or the Services Provider in accordance with the Servicing Standard) to any Person (including an Affiliate of the Borrower) and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 8.2; provided that the Borrower need not sell such Distributions or other proceeds if it delivers a certificate of an Authorized Officer to the Administrative Agent certifying that such Distributions or other proceeds constitute Collateral Loans or Eligible Investments or securities subject to transfer restrictions that do not permit such sale.

(c)So long as no Event of Default has occurred and is continuing, if the Borrower shall not have given any investment directions pursuant to Section 8.2(b), the Collateral Agent shall seek instructions from the Borrower within one Business Day after transfer of such funds to the Collection Account.  If the Collateral Agent does not thereupon receive written instructions from the Borrower within five Business Days after transfer of such funds to the Collection Account, the Collateral Agent shall again seek instructions from the Borrower.  If the Collateral Agent does not receive written instructions from the Borrower within five Business Days after such second request, it shall invest and reinvest the funds held in the Collection Account, as fully practicable, in Eligible Investments.  After the occurrence and during the continuation of an Event of Default, if the Administrative Agent (at the direction of the Majority Lenders) shall not have given investment directions to the Collateral Agent pursuant to Section 8.2(b) for three consecutive days, the Collateral Agent shall seek instructions from the Administrative Agent.  All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account.

(d)The Borrower (or the Services Provider on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account on any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the Required Amount.

(e)During the Reinvestment Period, the Borrower (or the Services Provider on behalf of the Borrower) may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, (i) withdraw funds on deposit in the Collection Account representing Principal Proceeds and reinvest such funds in Collateral Loans as permitted under and in accordance with the requirements of Article X and such Borrower Order and (ii) apply Principal Proceeds to make a prepayment of the Loans in accordance with Section 2.7.

(f)After the Reinvestment Period, the Borrower (or the Services Provider on behalf of the Borrower) may by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall apply Principal Proceeds received by the Borrower (before or after the end of the Reinvestment Period) towards (A) the purchase of Collateral Loans or (B) the payment or funding of Unfunded Amounts, in each case pursuant to commitments entered into by the Borrower prior to the end of the Reinvestment Period.

(g)By Borrower Order, the Borrower (or the Services Provider on behalf of the Borrower) may at any time direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, pay from time to time on dates other than Quarterly Payment Dates from Interest Proceeds on deposit in the Collection Account, Administrative Expenses (which shall be payable in the order specified in the definition thereof); provided that the aggregate amount of Administrative Expenses paid in any Due Period (excluding Administrative Expenses paid on Quarterly Payment Dates pursuant to the Priority of Payments) shall not exceed the Retained Expense Amount determined on the immediately prior Quarterly Payment Date plus, without duplication, the Quarterly Cap applicable on the next Quarterly Payment Date.

(h)The Collateral Agent shall transfer to the Payment Account for application pursuant to Section 9.1(a), on or about the Business Day (but in no event more than two Business Days) prior to each Quarterly Payment Date, any amounts then held in the Collection Account other than proceeds received after the end of the Due Period with respect to such Quarterly Payment Date.

(i)The Collateral Agent may from time to time establish any additional accounts and/or subaccounts, which in each case shall be subject to the lien of the Collateral Agent for the benefit of the Secured Parties, deemed necessary by the Collateral Agent for convenience in administering the Collateral.

(j)The Collateral Agent agrees to give the Borrower, the Services Provider, the Lenders prompt notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(k)At any time and from time to time the Borrower, or the Services Provider on the Borrower’s behalf, may deposit into the Collection Account funds not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) the requirements of Section 6.5 are complied with, if applicable, and (ii) upon such deposit into the Collection Account, such funds shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement.  Any such deposit shall be irrevocable.  The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.

Payment Account; Future Funding Reserve Account; Interest Reserve Account; Lender Collateral Account; Closing Expense Account

.

(a)Payment Account.  The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name OR Tech Financing I LLC Payment Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Payment Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement.  Such account shall be held in trust for the benefit of the Secured Parties and the Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.  Except as provided in Sections 6.4 and 9.1, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay the interest on and the principal of the Loans in accordance with their terms and the provisions of this Agreement and, upon Borrower Order or in accordance with the Payment Date Report, to pay fees, Administrative Agent Fees, Collateral Agent Fees, Collateral Administrator Fees, Document Custodian Fee, Administrative Expenses, Increased Costs and other amounts specified therein, each in accordance with (and subject to the limitations contained in) the Priority of Payments.  The Collateral Agent agrees to give the Borrower, the Services Provider and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.  The Payment Account shall remain at all times with an Eligible Account Bank, and the amounts therein shall remain uninvested.  In the event that the account bank at which the Payment Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Payment Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Payment Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.

(b)Future Funding Reserve Account.  The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name OR

Tech Financing I LLC Future Funding Reserve Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Future Funding Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement.  Such account shall be held in trust for the benefit of the Secured Parties.  On the date of any acquisition by the Borrower of any Revolving Collateral Loan or Delayed Funding Loan (including by way of contribution or substitution), the Borrower (or the Services Provider on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account in an amount equal to the Exposure Amount in respect of such Revolving Collateral Loan or Delayed Funding Loan.  The Collateral Agent shall maintain on deposit in the Future Funding Reserve Account an amount equal to (i) the aggregate Exposure Amount plus (ii) the excess, if any, of the aggregate Unsettled Amount as of such date (as identified by the Borrower, or the Services Provider on behalf of the Borrower) over the sum of (x) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds and (y) if such date is prior to the end of the Commitment Period, the Undrawn Commitment as of such date (the “Required Amount”), in accordance with Articles VIII and IX.  The Borrower (or the Services Provider on behalf of the Borrower) shall by Borrower Order direct the Collateral Agent to, and upon receipt of such Borrower Order the Collateral Agent shall, transfer Principal Proceeds to the Future Funding Reserve Account on any Business Day on which amounts standing to the credit of the Future Funding Reserve Account do not equal or exceed the Required Amount.  By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Services Provider on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Future Funding Reserve Account as so directed solely in overnight funds that are Eligible Investments.  Except as provided in Sections 6.4 and 9.1, the only permitted withdrawals from or applications of funds on deposit in, or otherwise to the credit of, the Future Funding Reserve Account shall, at the direction of the Borrower (or the Services Provider on behalf of the Borrower) be (i) to fund or pay Unfunded Amounts or (ii) at the election of the Borrower during the Reinvestment Period, to be applied as Principal Proceeds for use as is provided in this Agreement (including, without limitation, as provided in Section 9.1(a)(ii) and (iii) after the after the Reinvestment Period, to the extent of any Excess Reserve Amount, to be applied as Principal Proceeds in accordance with Section 9.1(a)(ii).  Notwithstanding the foregoing, the amount of all funds on deposit in the Future Funding Reserve Account on any date that exceeds the Exposure Amount on such date shall be transferred, at the direction of the Borrower (or the Services Provider on behalf of the Borrower) to the Collection Account on such date and applied as Principal Proceeds.  For the avoidance of doubt, any amounts transferred from the Future Funding Reserve Account for application as Principal Proceeds as provided above shall be further invested in Collateral Loans (to the extent expressly permitted by the other provisions in this Agreement) or applied as Principal Proceeds in accordance with Section 9.1(a)(ii), in each case as expressly provided in this Agreement.  The Collateral Agent agrees to give the Borrower and the Services Provider immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Future Funding Reserve Account or any funds on deposit therein, or otherwise to the credit of the Future Funding Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Future Funding Reserve Account shall remain at all times with an Eligible Account

Bank.  In the event that the account bank at which the Future Funding Reserve Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Future Funding Reserve Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Future Funding Reserve Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.  Any interest earned on Eligible Investments held in the Future Funding Reserve Account shall be applied as Interest Proceeds.

(c)Interest Reserve Account.  The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated trust account in the name OR Tech Financing I LLC Interest Reserve Account, subject to the lien of State Street Bank and Trust Company, as Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Interest Reserve Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained with the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties.  Except as provided in Sections 6.4 and 9.1, the only permitted deposits to or withdrawals from the Interest Reserve Account shall be in accordance with the provisions of this Agreement.  The Borrower shall not have any legal, equitable or beneficial interest in the Interest Reserve Account other than in accordance with this Agreement and the Priority of Payments.  On or prior to the Closing Date, the Borrower shall deposit or cause to be deposited $0 into the Interest Reserve Account.  Amounts on deposit in the Interest Reserve Account will be invested in Eligible Investments selected by the Services Provider (on behalf of the Borrower), and earnings from all such investments will be deposited in the Collection Account as Interest Proceeds.  On the first Quarterly Payment Date, funds in the Interest Reserve Account as of the related Collateral Report Determination Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments, but solely to the extent that other Interest Proceeds are not available to satisfy all amounts described in Section 9.1(a)(i)(A) through (E).  On the second Quarterly Payment Date, remaining funds in the Interest Reserve Account as of the related Collateral Report Determination Date will be applied as Interest Proceeds on such Quarterly Payment Date in accordance with the Priority of Payments and the Interest Reserve Account will be closed.  The Interest Reserve Account shall remain at all times with an Eligible Account Bank.  In the event that the account bank at which the Interest Reserve Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Interest Reserve Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Interest Reserve Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.

(d)Lender Collateral Account.

(i)The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated trust account in the name OR Tech Financing I LLC Lender Collateral Account, which shall be designated as the “Lender Collateral Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement and maintained with the Securities Intermediary in accordance with the Account Control Agreement for the benefit of the Secured Parties.  The Collateral Agent shall have exclusive control over such account (and each subaccount thereof) and the sole right of withdrawal.  The Lender Collateral Account may contain any number of subaccounts for the purposes described in this Section 8.3(d).  The only permitted deposits to or withdrawals from the Lender Collateral Account shall be in accordance with the provisions of this Agreement.  The Borrower shall not have any legal, equitable or beneficial interest in the Lender Collateral Account (or any subaccount thereof) other than in accordance with this Agreement.

(ii)If any Lender shall at any time be required to deposit any amount in the Lender Collateral Account in accordance with Section 11.5(b)(i), then (x) the Collateral Agent shall create a segregated subaccount with respect to such Lender (the “Lender Collateral Subaccount” of such Lender) and (y) the Collateral Agent shall deposit all funds received from such Lender into such Lender Collateral Subaccount.  The only permitted withdrawal from or application of funds credited to a Lender Collateral Subaccount shall be as specified in this Section 8.3(d).  Amounts on deposit in Lender Collateral Subaccount will be invested in Eligible Investments selected by the Services Provider, and earnings from all such investments will be remitted to the applicable Lender to the extent such Lender has fully funded such Lender Collateral Subaccount.

(iii)With respect to any Lender, the deposit of any funds in the applicable Lender Collateral Subaccount by such Lender shall not constitute a Borrowing by the Borrower and shall not constitute a utilization of the Commitment of such Lender, and the funds so deposited shall not constitute principal outstanding under the Loans.  However, from and after the establishment of a Collateral Subaccount, the obligation of such Lender to make Loans as part of any Borrowing under this Agreement shall be satisfied by the Collateral Agent withdrawing funds from such Lender Collateral Subaccount in the amount of such Lender’s Percentage Share of such Borrowing.  All payments of principal from the Borrower with respect to Loans made by such Lender (whether or not originally funded from such Lender Collateral Subaccount) shall be made by depositing the related funds into such Lender Collateral Subaccount and all other payments from the Borrower (including without limitation all interest and Commitment Fees) shall be made to such Lender in accordance with the order specified in the Priority of Payments.  The Collateral Agent shall have full power and authority to withdraw funds from each such Lender Collateral Subaccount at the time of, and in connection with, the making of any such Borrowing and to deposit funds into each such Lender Collateral Subaccount, all in accordance with the terms of and for the purposes set forth in this Agreement.

(iv)Notwithstanding anything to the contrary herein, if on any Quarterly Payment Date (or on any other Business Day upon one Business Day’s prior written request from such Revolving Lender) the sum of the amount of funds on deposit in the Lender Collateral Subaccount exceeds such Lender’s Undrawn Commitment at such time (whether due to a reduction in the aggregate amount of the Revolving Commitments or otherwise), then the Collateral Agent shall remit to such Lender a portion of the funds then held in the related Lender Collateral Subaccount in an aggregate amount equal to such excess.  Upon the termination of the Commitments (including following the occurrence of an Event of Default), the Collateral Agent shall promptly (and no later than one Business Day after such termination) remit to such Lender all of the funds then held in its related Lender Collateral Subaccount and shall terminate such account.

(v)Except as otherwise provided in this Agreement, for so long as any amounts are on deposit in any Lender Collateral Subaccount, the Collateral Agent shall invest and reinvest such funds in Eligible Investments of the type described in clause (iv) of the definition thereof.  Interest received on such Eligible Investments shall be retained in such Lender Collateral Subaccount and invested and reinvested as aforesaid.  Any gain realized from such investments shall be credited to such Lender Collateral Subaccount and any loss resulting from such investments shall be charged to such Lender Collateral Subaccount.  Neither the Borrower nor the Collateral Agent shall in any way be held liable by reason of any insufficiency of such Lender Collateral Subaccount resulting from any loss relating to any such investment.  The Lender Collateral Account shall remain at all times with an Eligible Account Bank.  In the event that the account bank at which the Lender Collateral Account is maintained ceases to be an Eligible Account Bank, or the Account Bank with respect to the Lender Collateral Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Lender Collateral Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.

(e)Closing Expense Account.  The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name OR Tech Financing I LLC Closing Expense Account, subject to the lien of the Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Closing Expense Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement.  The Collateral Agent shall have exclusive control over such account, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal.  Any and all funds at any time on deposit in, or otherwise to the credit of, the Closing Expense Account shall be held in trust by the Collateral Agent for the benefit of the Secured Parties.  On or prior to the Closing Date, the Borrower shall deposit or cause to be deposited approximately $3,550,999 into the Closing Expense Account.  On any Business Day during the period that the Closing Expense Account is open, the Collateral Agent shall apply funds from the Closing Expense Account, as directed by the Borrower (or the Services Provider on behalf of the Borrower), to pay fees and expenses of the Borrower incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Agreement.  Upon the delivery, on any date that is at least 60 days after the Closing Date, of a Borrower Order instructing the Collateral Agent to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds and the Closing Expense Account will be closed.  By Borrower Order (which may be in the form of standing instructions), the Borrower (or the Services Provider on behalf of the Borrower) may, so long as no Event of Default has occurred and is continuing, direct the Collateral Agent to, and, upon receipt of such Borrower Order, the Collateral Agent shall, invest all funds received into the Closing Expense Account during a Due Period as so directed by the Borrower (or the Services Provider on behalf of the Borrower) in Eligible Investments.  Any income earned on amounts deposited in the Closing Expense Account will be deposited in the Collection Account as Interest Proceeds as it is received.  The Collateral Agent agrees to give the Borrower and the Services Provider immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Closing Expense Account or any funds on deposit therein, or otherwise to the credit of the Closing Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Closing Expense Account shall remain at all times with an

Eligible Account Bank.  In the event that the account bank at which the Closing Expense Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Closing Expense Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Closing Expense Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.  The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Closing Expense Account shall be in accordance with the provisions of this Section 8.3(e).

Custodial Account

.

(a)The Collateral Agent shall, on or prior to the Closing Date, establish a single, segregated non-interest bearing trust account in the name OR Tech Financing I LLC Custodial Account, subject to the lien of the Collateral Agent for the benefit of the Secured Parties”, which shall be designated as the “Custodial Account” and which shall be governed solely by the terms of this Agreement and the Account Control Agreement.  Such account shall be maintained with the Securities Intermediary pursuant to the terms of the Account Control Agreement and over which the Collateral Agent shall have exclusive control, subject to the Borrower’s right to give instructions specified herein, and the sole right of withdrawal.  Any and all assets or securities at any time on deposit in, or otherwise to the credit of, the Custodial Account shall be held by the Custodian for the benefit for the Collateral Agent for the benefit of the Secured Parties.  Except in connection with a liquidation pursuant to Article VI, the only permitted withdrawal from the Custodial Account or in, or otherwise to the credit of, the Custodial Account shall be as directed, upon Borrower Order, in accordance with the provisions of Sections 8.5 and 8.6.  The Collateral Agent agrees to give the Borrower, the Services Provider and the Lenders immediate notice if an Administrative Officer of the Collateral Agent obtains actual knowledge of or receives written notice that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, has become subject to any writ, order, judgment, warrant of attachment, execution or similar process.  The Custodial Account shall remain at all times with an Eligible Account Bank and shall remain uninvested.  In the event that the account bank at which the Custodial Account is maintained ceases to be an Eligible Account Bank, or the account bank with respect to the Custodial Account gives notice that it is terminating the Account Control Agreement, then Borrower shall, within 60 days of such occurrence, move the Custodial Account to an Eligible Account Bank and cause the successor account bank to enter into a control agreement.

The Collateral Agent shall appoint a custodian (the “Custodian”) to act as a securities intermediary for purposes of this Agreement and the other Loan Documents.  Initially, such Custodian shall be State Street Bank and Trust Company.  Any successor custodian shall be a state or national bank or trust company which (i) is not an Affiliate of the Borrower, (ii) has a combined capital and surplus of at least U.S.$200,000,000, (iii) has a rating of at least “BBB+” by S&P and (iv) is a securities intermediary.  If at any time the Custodian does not satisfy the conditions set forth in the foregoing sentence, the Borrower (subject to the consent of the Majority Lenders) shall appoint a replacement Custodian within 30 days of an Authorized Officer of the Borrower becoming aware of such circumstance.  The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Custodian.

(b)Except as otherwise provided in Sections 8.5 and 8.6, all right, title and interest of the Borrower in and to the Custodial Account, all related property, and all proceeds thereof shall be subject to the security interest of the Collateral Agent hereunder.

(c)With respect to securities (including without limitation debt and equity securities, bonds, money market funds and mutual funds) issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Custodian to disclose to the issuers of such securities, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of such issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to such securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security.  The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as the Custodian.  Under the Act, a customer is either the “beneficial owner” or a “respondent bank”.  The “customer” for purposes hereof shall mean the Borrower and each Lender, each of which shall be deemed to be the “beneficial owner” (as defined in the Act) of such securities to be held by the Custodian hereunder, and each of the Borrower and the Lenders hereby waives any objection to the disclosure of its name, address and securities position to any such issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Borrower and each Lender.  Each of the Borrower and the Lenders may, by written notice to the Custodian, opt out of the waiver referred to in the foregoing sentence and elect not to consent to the disclosure referred to in the foregoing sentence.  With respect to such securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.

(d)At any time and from time to time the Borrower, or the Services Provider on the Borrower’s behalf, may deposit into the Custodial Account Collateral Loans and/or Eligible Investments not previously subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement; provided that (i) the requirements of Section 6.5 are complied with and (ii) upon such deposit into the Custodial Account, such assets shall automatically be subject to the Lien of the Collateral Agent (for the benefit of the Secured Parties) granted under this Agreement.  Any such deposit shall be irrevocable.  The Borrower shall notify the Agents in writing of any such deposit prior to or contemporaneously therewith.

Acquisition of Collateral Loans and Eligible Investments

.  Each time that the Borrower acquires any Collateral Loan, Eligible Investment or other Collateral, the Borrower shall, if such Collateral Loan or Eligible Investment or other Collateral has not already been transferred to the Custodial Account, transfer or cause the transfer of such Collateral Loan or Eligible Investment and other Collateral to the Custodian to be held for the benefit of the Collateral Agent in accordance with the terms of this Agreement.  The security interest of the Collateral Agent in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released.  The security interest of the Collateral Agent shall nevertheless come into existence and continue in the Collateral Loans and Eligible Investments and other Collateral so acquired, including all rights of the Borrower in and to any Related Contracts and Collections with respect to such Collateral Loans and Eligible Investments and other Collateral.

Release of Security Interest in Sold Collateral Loans and Eligible Investments; Release of Security Interests Upon Termination

.

(a)Upon any sale or other disposition of a Collateral Loan or Eligible Investment or other Collateral (or portion thereof) in accordance with the terms of this Agreement, the security interest of the Collateral Agent in such Collateral Loan or Eligible Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of), and in all Collections and rights under Related Contracts with respect to such Collateral Loan or Eligible Investment or other Collateral (but not in the proceeds of such sale or other disposition) shall, immediately upon the sale or other disposition of such Collateral Loan or Eligible Investment or other Collateral (or such portion), and without any further action on the part of the Collateral Agent, be released, except for the proceeds of such sale or other disposition and except to the extent of the interest, if any, in such Collateral Loan or Eligible Investment or other Collateral which is then retained by the Borrower or which thereafter reverts to the Borrower for any reason.

(b)Upon the payment in full of the Obligations and termination of all Commitments hereunder, the Collateral shall be released from the liens created hereby and under the other Loan Documents, and this Agreement and all obligations of the Agents and each Lender hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower.  At the request and sole expense of the Borrower following any such termination, the Administrative Agent and/or the Collateral Agent, as applicable, shall promptly deliver to the Borrower (or its designee) any Collateral held by such Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.  Any such release or termination shall be subject to the provision that the Obligations shall be reinstated if after such release or termination any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.

Method of Collateral Transfer

.  Notwithstanding any other provision of this Agreement, each item of Collateral shall be delivered to the Custodian by:

(a)with respect to such of the Collateral as constitutes an instrument, tangible chattel paper, a negotiable document (other than Related Contracts), or money, causing the Custodian to take possession of such instrument indorsed to the Custodian or in blank, or such money, negotiable document, or tangible chattel paper, in the State of New York separate and apart from all other property held by the Custodian;

(b)with respect to such of the Collateral as constitutes a certificated security in bearer form, causing the Custodian to take possession of the related security certificate in the State of New York;

(c)with respect to such of the Collateral as constitutes a certificated security in registered form, causing the Custodian to take possession of the related security certificate in the State of New York or the Commonwealth of Massachusetts, indorsed to the Custodian or in blank by an effective indorsement, or registered in the name of the Custodian, upon original issue or registration of transfer by the issuer of such certificated security;

(d)with respect to such of the Collateral as constitutes an uncertificated security, causing the issuer of such uncertificated security to register the Custodian or its nominee for the account of the Custodian as the registered owner of such uncertificated security;

(e)with respect to such of the Collateral as constitutes a security entitlement, causing the Securities Intermediary to indicate by book entry that the financial asset relating to such security entitlement has been credited to the Custodial Account;

(f)with respect to such of the Collateral as constitutes a deposit account, causing such deposit account to be established and maintained in the name of the Collateral Agent or the Custodian, as applicable, by a bank the jurisdiction of which for purposes of the UCC is the State of New York;

(g)with respect to such of the Collateral as constitutes cash, causing such cash to be credited to a Covered Account that is a deposit account; and

(h)taking such additional or alternative procedures as may hereafter become appropriate to grant a first priority, perfected security interest in such items of the Collateral to the Collateral Agent, consistent with Applicable Law or regulations.

If any item of Collateral is a financial asset issued by an issuer that is not the United States of America, an agency or instrumentality thereof, or some other United States person or entity, and if such item cannot be delivered as set forth above, such item may be delivered by the Collateral Agent holding such item in an account created and maintained in the name of the Collateral Agent with a banking or securities institution or a clearing agency or system located outside the United States such that the Collateral Agent holds a first priority, perfected security interest in such item of Collateral.

The Borrower agrees to record and file after the Closing Date all appropriate UCC-1 financing statements, continuation statements, and other amendments, meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Secured Parties in the Collateral under the applicable UCC against all creditors of and purchasers from the Borrower.  The Borrower promptly shall deliver file-stamped copies of such UCC-1 financing statements, continuation statements, and amendments to the Agents.

In connection with each transfer of an item of Collateral to the Collateral Agent and/or the Custodian, the Collateral Agent or the Custodian, as applicable, shall make appropriate notations on its records indicating that such item of the Collateral is held for the benefit of the Secured Parties pursuant to and as provided in this Agreement and the other Loan Documents.  Effective upon the transfer of an item of Collateral to the Collateral Agent and/or the Custodian, the Collateral Agent or the Custodian, as applicable, shall be deemed to acknowledge that it holds such item of Collateral as Collateral Agent or as Custodian, as applicable, under this Agreement and the other Loan Documents for the benefit and security of the Secured Parties.

Notwithstanding any other provision of this Agreement, the Collateral Agent shall not hold any item of Collateral through an agent except as expressly permitted by this Section 8.7.

Continuing Liability of the Borrower

.  Notwithstanding anything herein to the contrary, the Borrower shall remain liable under each Related Contract, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the security interest of the Collateral Agent in any Collateral.  None of the Collateral Agent, the Document Custodian, the Custodian or any Secured Party shall have any obligation or liability under any such Related Contract, interest or obligation by reason of or arising out of this Agreement or the receipt by the Collateral Agent, the Document Custodian, the Custodian or any Secured Party of any payment relating to any such Related Contract, interest or obligation pursuant hereto, nor shall the Collateral Agent, the Document Custodian, the Custodian or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Related Contract, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

Reports

.

(a)The Collateral Administrator shall deliver or make available to the Borrower by 11:00 a.m. (New York time) on each Business Day a report describing all Money (including but not limited to a breakdown of all such amounts into Interest Proceeds and Principal Proceeds) and other property received by it pursuant to the terms of this Agreement and the other Loan Documents on the preceding Business Day (the “Daily Report”).  If any Money or property shall be received by the Collateral Agent on a day that is not a Business Day, the Collateral Administrator shall deliver the Daily Report with respect thereto to the Borrower on the next Business Day.

(b)The Collateral Administrator shall compile and provide, subject to the Collateral Administrator’s receipt from the Services Provider, the Borrower or the Administrative Agent, as applicable, such information with respect to the Collateral Loans and Eligible Investments to the extent not maintained or in the possession of the Collateral Administrator, the Collateral Report, and the Payment Date Report in accordance with Exhibit D and Exhibit E hereof, respectively, and prepare drafts of such Collateral Report and Payment Date Report and provide such drafts to the Services Provider for review and approval; provided that each such draft is to be provided no later than four days prior to the date the Collateral Report or the Payment Date Report, as applicable, is due.  The Borrower shall cause the Services Provider to review and confirm the calculations made by the Collateral Administrator in such Collateral Report or Payment Date Report within one Business Day prior to the due date of the Collateral Report or the Payment Date Report.

The Services Provider, the Administrative Agent, the Collateral Agent and the Borrower shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of Collateral Reports and Payment Date Reports.  The Services Provider shall review and verify the contents of the aforesaid reports, instructions, statements and certificates, and upon verification shall make such reports available to S&P.  Upon receipt of approval from the Services Provider, the Collateral Administrator shall transmit the same to the Borrower and shall make such reports available to the Administrative Agent and each Lender.

(c)The Collateral Administrator may conclusively rely on and without any investigation, information provided by the Services Provider, the Collateral Agent, Borrower and Administrative Agent in preparation of the Collateral Report and the Payment Date Report.  Nothing herein shall obligate the Collateral Administrator to review or examine such information for accuracy, correctness or validity.

The Collateral Administrator will make the Collateral Report and Payment Date Report available via its internet website.  The Collateral Administrator’s internet website shall initially be located at http://www.mystatestreet.com.  The Collateral Administrator may change the way such statements are distributed.  As a condition to access to the Collateral Administrator’s internet website, the Collateral Administrator may require registration and the acceptance of a disclaimer.  The Collateral Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Collateral Report and the Payment Date Report which the Collateral Administrator disseminates in accordance with this Agreement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(d)Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral Loan is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein.

(e)The Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Services Provider or the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)If, in performing its duties under this Section 8.9 in connection with compiling and delivering reports, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Services Provider, acting on behalf of the Borrower, as to the course of action desired by it.  If the Collateral Administrator does not receive such instructions within three Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Collateral Administrator shall act in accordance with instructions received after such three-Business Day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions.  The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

Certain ERISA Matters

. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that none of its assets being used in connection with the Loans or this Agreement are (A) Plan Assets, unless a Department of Labor prohibited transaction exemption applies to each of transaction contemplated hereunder (and all the conditions of such exemption have or will be satisfied in full), or (B) “plan assets” of any governmental plan that is subject to Similar Law, unless the transactions contemplated hereunder will not result in a violation of Similar Law.

Article IX.

APPLICATION OF MONIES

Disbursements of Funds from Payment Account

.

(a)Notwithstanding any other provision of this Agreement other than Section 6.4, but subject to the other subsections of this Section 9.1 and Article II (with respect to optional repayment of Loans), on each Quarterly Payment Date, the Collateral Agent shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 8.2(h) as follows and for application in accordance with the following priorities (the “Priority of Payments”):

(i)On each Quarterly Payment Date, prior to the distribution of any Principal Proceeds, Interest Proceeds shall be applied as follows:

(A)to the payment of the following amounts in the following priority (without duplication): (1) Taxes (but not including any accrued and unpaid Increased Costs), registration and filing fees then due and owing by the Borrower, (2) accrued and unpaid Administrative Expenses in the order set forth in the definition thereof and (3) on any Quarterly Payment Date other than the final Quarterly Payment Date, to the retention in the Collection Account of an amount equal to the Retained Expense Amount for such Quarterly Payment Date; provided that the aggregate amount of payments under this clause (A)(2) and (3) shall not exceed on any Quarterly Payment Date the sum of (a) the Quarterly Cap plus (b) the Retained Expense Amount determined on the immediately prior Quarterly Payment Date less (c) Administrative Expenses paid pursuant to Section 8.2(d) during the Due Period relating to such Quarterly Payment Date;

(B)if the Borrower is party to any Interest Hedge Agreements, to the payment of any amounts owing by the Borrower to the Interest Hedge Counterparties thereunder (exclusive of any early termination or liquidation payment owing by the Borrower by reason of the occurrence of an event of default or termination event thereunder with respect to such Interest Hedge Counterparty where such Interest Hedge Counterparty is the sole affected party or the defaulting party);

(C)unless deferred by the Services Provider (or its designee), to the payment to the Services Provider (or its designee) of all due and unpaid Senior Services Fees that have not been deferred on prior Quarterly Payment Dates;

(D)to the Lenders for payment (on a pro rata basis) of accrued interest and Commitment Fees (ratably in proportion to their respective Percentage Shares) on the Loans due on such Quarterly Payment Date (excluding any interest payable at the Post-Default Rate);

(E)if any of the Coverage Tests are not satisfied as of the related Calculation Date or if a Market Trigger has occurred and is continuing, to the prepayment of principal of the Loans (to be allocated to the Loans according to the Principal Allocation Formula) until such tests are satisfied;

(F)to the payment of amounts described in clause (A) above to the extent not paid thereunder (without regard to any cap or limitation);

(G)to the payment of any interest payable at the Post-Default Rate;

(H)to the payment of any Lender’s Increased Costs;

(I)to the payment to the Services Provider (or its designee) of any previously deferred Senior Services Fees that the Services Provider elects to be paid on such Quarterly Payment Date by notice to the Collateral Agent prior to the related Calculation Date;

(J)unless deferred by the Services Provider (or its designee), to the payment to the Services Provider (or its designee) of (1) all due and unpaid Subordinated Services Fees that have not been deferred on prior Quarterly Payment Dates and (2) any previously deferred Subordinated Services Fees that the Services Provider elects to be paid on such Quarterly Payment Date by notice to the Collateral Agent prior to the related Calculation Date;

(K)if the Borrower is party to any Interest Hedge Agreements, to any amounts owing by the Borrower to the Interest Hedge Counterparties under such Interest Hedge Agreements to the extent not paid under clause (B) above (without regard to any cap or limitation);

(L)all remaining Interest Proceeds:

(1)during the Reinvestment Period, at the sole discretion of the Services Provider, either (i) to the Borrower for payment as directed by the Borrower, including as to make a distribution to the Parent; (ii) to the

Collection Account to be applied as Principal Proceeds for the purchase of additional Collateral Loans, (iii) to be applied to prepay the principal of the Loans pursuant to Section 2.7, and/or (iv) for deposit into the Future Funding Reserve Account; and

(2)after the Reinvestment Period, to the Borrower or for payment as directed by the Borrower, either to (i) make a distribution to the Parent; or (ii) prepay the principal of the Loans pursuant to Section 2.7.

(ii)On each Quarterly Payment Date, following the distribution of all Interest Proceeds as set forth in Section 9.1(a)(i) above, Principal Proceeds (other than Principal Proceeds previously reinvested in Collateral Loans or otherwise designated by the Borrower for application pursuant to the parenthetical contained in Section 8.2(a)(ii) or otherwise to provide for any Unsettled Amount) shall be applied as follows; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Future Funding Reserve Account in the amount needed to eliminate such Commitment Shortfall):

(A)to the payment of unpaid amounts in items (A) through (C) in Section 9.1(a)(i) above (in such order of priority stated therein);

(B)to the Lenders for payment (on a pro rata basis) of accrued interest and Commitment Fees (ratably in proportion to their respective Percentage Shares) on the Loans due on such Quarterly Payment Date (excluding any interest payable at the Post-Default Rate);

(C)if any of the Coverage Tests are not satisfied as of the related Calculation Date or if an Event of Default or a Market Trigger has occurred and is continuing, to the prepayment of principal of the Loans (to be allocated to the Loans according to the Principal Allocation Formula) until such tests are satisfied or, with respect to an Event of Default, the Loans are paid in full;

(D)to the payment of any interest payable at the Post-Default Rate;

(E)during the Reinvestment Period, all remaining Principal Proceeds may, at the sole discretion of the Services Provider:

(1)be deposited into the Collection Account for the purchase of additional Collateral Loans;

(2)be applied to prepay the principal of the Loans pursuant to Section 2.7; and/or

(3)be deposited into the Future Funding Reserve Account; and

(4)be used to make a Permitted Parent Distribution.

(F)after the Reinvestment Period,

(1)first, to be applied to the payment of interest, principal, Commitment Fees and other obligations on the Loans until repaid in full;

(2)second, to the payment of amounts referred to in items (E) through (J) in Section 9.1(a)(i) above, in the priority set forth therein but only to the extent not paid in full thereunder; and

(3)third, to the Borrower or for payment as directed by the Borrower, including to make a distribution to the Parent.

(b)If on any Quarterly Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required pursuant to any clause in the Priority of Payments, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.1(a) and ratably or in the order provided within the applicable clause, as applicable, in accordance with the respective amounts owing under any such clause, to the extent funds are available therefor.

(c)On each Quarterly Payment Date, the Collateral Administrator (on behalf of the Borrower) shall deliver to the Administrative Agent, the Collateral Agent, the Services Provider and S&P (so long as S&P is rating the Loans) a report (the “Payment Date Report”) containing the information described in Exhibit E hereto pursuant to Section 8.9 specifying the amount of Interest Proceeds (and, of such amount, the amount of Fee Proceeds) and Principal Proceeds received during the preceding Due Period and the amounts to be applied to each purpose set forth in Section 9.1(a).  The information in each Payment Date Report shall be determined as of the Calculation Date immediately preceding the applicable Quarterly Payment Date.  For the avoidance of doubt, in any month in which a Quarterly Payment Date occurs, the Collateral Report and the Payment Date Report may be combined into a single report.

(d)In the event that the Services Provider obtains actual knowledge of or receives written notice that any Interest Hedge Counterparty defaults in the payment of its obligations to the Borrower under any Interest Hedge Agreement on the payment date therefor, the Services Provider shall notify the Borrower which shall (or the Services Provider on behalf of the Borrower shall) make a demand on such Interest Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:00 noon, New York time, on the next Business Day.  The Services Provider shall give notice to the Lenders, the Administrative Agent, S&P, the Borrower and the Collateral Agent upon the continuing failure by such Interest Hedge Counterparty (or applicable guarantor) to perform its obligations for one Business Day following a demand made by the Borrower (or the Services Provider on behalf of the Borrower) on such Interest Hedge Counterparty.

Article X.

SALE OF COLLATERAL LOANS; ELIGIBILITY CRITERIA; CONDITIONS TO SALES AND PURCHASES

Sale of Collateral Loans

.

(a)Sales, Substitutions and Assignments.  Provided that no Event of Default has occurred and is continuing (except for sales pursuant to clauses (i), (iii), (iv), (vi) or (viii) below which shall be permitted during the continuance of an Event of Default but only so long as the Majority Lenders have provided their written consent thereto pursuant to Section 6.2(a)) and subject to the satisfaction of the conditions specified in this Agreement, including without limitation Sections 5.33, 10.1(b) and 10.1(c), the Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell, and the Collateral Agent shall sell or substitute in the manner directed by the Borrower or the Services Provider (on behalf of the Borrower) in writing, any Collateral Loan or other loan included in the Collateral (including (x) subject to Section 10.1(b), the sale by participation of all or a portion of the Borrower’s interest in any Collateral Loan or other loan and (y) without limitation, the sale by assignment of a portion of the Borrower’s interest in any Collateral Loan or other loan); provided that (x) such sale meets the requirements of any one of clauses (i) through (viii) of this Section 10.1(a) and (y) such substitution shall meet the requirements of clause (v) of this Section 10.1(a), each of which requirements shall be satisfied upon receipt by the Collateral Agent of a trade ticket or other direction to sell or substitute (which shall be deemed to be a representation and certification from the Borrower or the Services Provider that such conditions are satisfied):

(i)Credit Risk Loans.  The Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell any Credit Risk Loan at any time during or after the Reinvestment Period without restriction.

(ii)Credit Improved Loans.  The Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell any Credit Improved Loan either:

(A)at any time if the Sale Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Loan; or

(B)during the Reinvestment Period if the Borrower, or the Services Provider in compliance with the Servicing Standard, reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale in one or more additional Collateral Loans with an Aggregate Principal Balance (together with any Collateral (which, for the avoidance of doubt, may be Collateral Loans or Cash) contributed (which contribution shall be irrevocable) by the Borrower or the Services Provider on the Borrower’s behalf prior to such sale) at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Loan within 30 Business Days of such sale.

(iii)Defaulted Loans.  The Borrower or the Services Provider (on behalf of the Borrower) may direct the Collateral Agent in writing to sell any Defaulted Loan at any time during or after the Reinvestment Period without restriction.

(iv)Equity Securities.  The Borrower or the Services Provider (on behalf of the Borrower) shall use its commercially reasonable efforts to effect the sale of any Equity Security within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law, in which case such Equity Security shall be sold as soon as such sale is permitted by Applicable Law.  The Borrower shall deposit the proceeds therefrom in the Collection Account and shall be treated as Principal Proceeds.

(v)Discretionary Sales.  The Borrower or the Services Provider on behalf of the Borrower may at any time direct the Collateral Agent in writing to sell any Collateral Loan that is not covered by another provision of this Section 10.1; provided that during the Reinvestment Period, such sale shall only be permitted so long as (A) (i) the Aggregate Principal Balance of all such Collateral Loans (excluding (u) Equity Securities, (v) CCC Collateral Loans that at the time of the commitment to sell constituted CCC Excess, (w) Credit Risk Loans, (x) Post-Transition S&P CCC Collateral Loans, (y) Defaulted Loans and Ineligible Assets, and (z) Collateral Loans subject to a Specified Change) sold during the preceding period of twelve calendar months (or, for the first twelve calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of Total Capitalization, as of the first day of such twelve calendar month period (or as of the Closing Date, as the case may be). Any written direction given by the Borrower or the Services Provider on behalf of the Borrower to the Collateral Agent that pursuant to this clause (v) shall be deemed a representation and certification by the Borrower or the Services Provider on behalf of the Borrower to the Collateral Agent this clause (v) has been satisfied.

(vi)Mandatory Sales.  The Borrower or the Services Provider (on behalf of the Borrower) shall use its commercially reasonable efforts to effect the sale of any Collateral Loan (other than Defaulted Loans) that no longer meets the criteria described in clause (n) in the definition of “Collateral Loan,” within 18 months of the failure of such Collateral Loan to meet any such criteria (unless (1) the Rating Condition is satisfied or (2) the Borrower or the Services Provider determines that such sale would not be in the best interests of the Lenders).

(vii)Sales in Connection with Payment in Full and Termination of the Facility.  The Borrower, or the Services Provider on behalf of the Borrower, may direct the Collateral Agent in writing to sell, assign or transfer all or any portion of the Collateral in connection with the payment in full of all of the Obligations (other than any unasserted Contingent Obligations) and the payment of any other amounts required to be paid pursuant to the Priority of Payments; provided that the proceeds from any such sale, assignment or transfer directed pursuant to this Section 10.1(a)(viii) are sufficient to pay in full all of the Obligations (other than any unasserted Contingent Obligations) and any other amounts required to be paid pursuant to the pursuant to the Priority of Payments (as certified to the Collateral Agent by the Borrower).  For the avoidance of doubt, the Borrower, or the

Services Provider on behalf of the Borrower, may only direct such sales, assignments or transfers contemplated by this Section 10.1(a)(viii) if no Enforcement Event has occurred and is continuing at such time.

(b)Participations.  The Borrower may not sell a participation interest in a Revolving Collateral Loan or a Delayed Funding Loan.

(c)Sales for Cash of Collateral Loans.  All sales of Collateral Loans or any portion thereof pursuant to this Section 10.1 shall be for Cash on a non-recourse basis, which shall be deemed Principal Proceeds for all purposes hereunder.

Eligibility Criteria

.  Unless otherwise specified herein, on and after the Closing Date but solely during the Reinvestment Period, a debt obligation will be eligible for purchase (including in connection with a substitution pursuant to Section 10.1 by the Borrower and inclusion in the Collateral only if as evidenced by an officer’s certificate of an Authorized Officer of the Borrower (or the Services Provider on behalf of the Borrower) delivered to the Collateral Agent, the (i) Eligibility Criteria are satisfied at the time such debt obligation is purchased (on a trade date basis), after giving effect to the inclusion of such debt obligation, (ii) in the case of an additional Collateral Loan purchased with the proceeds from the sale of a Credit Risk Loan, a Defaulted Loan, or a Collateral Loan that is subject to a Specified Change, either (1) the aggregate outstanding principal balance of all additional Collateral Loans purchased with the proceeds from such sale will at least equal the sale proceeds from such sale or (2) the aggregate outstanding principal balance of the Collateral Loans will be maintained or increased (when compared to the aggregate outstanding principal balance of the Collateral Loans immediately prior to such sale) and (iii) in the case of any other purchase of additional Collateral Loans purchased with the proceeds from the sale of a Collateral Loan, either (1) the aggregate outstanding principal balance of the Collateral Obligations will be maintained or increased (when compared to the aggregate outstanding principal balance of the Collateral Obligations immediately prior to such sale) or (2) the Lender Advance Rate Test would be satisfied immediately after giving effect to such purchase and sale if such date were a Borrowing Date.

Conditions Applicable to all Sale and Purchase Transactions

.  Any transaction effected under this Article X or in connection with the acquisition, disposition or substitution of any asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Services Provider (or with an account or portfolio for which the Services Provider or any of its Affiliates serves as investment adviser), shall be effected in accordance with Section 5.33.

Article XI.

CHANGE IN CIRCUMSTANCES

Basis for Determining Interest Rate Inadequate or Unfair; LIBOR Transition Event

.  In the case of Eurodollar Rate Loans, if on or prior to the first day of any Interest Period:

(a)Unless a LIBOR Transition Event and its related LIBOR Replacement Date has occurred, (i) the Administrative Agent is unable to obtain a quotation for the London Interbank Offered Rate as contemplated by Section 2.5; or (ii) the Majority Lenders advise the Administrative Agent that as a result of changes arising after the date of this Agreement the London Interbank Offered Rate they have determined, in their commercially reasonable judgment, that a material disruption to LIBOR or a change in the methodology of calculating LIBOR has occurred or the Majority Lenders advise the Administrative Agent that as a result of changes arising after the date of this Agreement the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding or maintaining their Eurodollar Rate Loans for such Interest Period, in each case the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Borrower, the Lenders and the Collateral Agent, whereupon until the Administrative Agent notifies the Borrower and the Collateral Agent that the circumstances giving rise to such suspension no longer exist, the obligations (if any) of the Lenders to make Eurodollar Rate Loans shall be fulfilled based on LIBOR in effect for the prior Interest Period; provided if such period of unavailability continues for more than 30 days, then on the close of business on the 30th day, a LIBOR Transition Event shall have been deemed to occur and the following day shall be considered the LIBOR Replacement Date.

(b)If a LIBOR Transition Event and its related LIBOR Replacement Date have occurred, then the Administrative Agent and the Borrower (in consultation with the Lenders) may choose a replacement index for LIBOR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR-based interest rate in effect prior to its replacement.  The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 12.5), such amendment, if unchanged from its final draft, shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m.  New York City time on the 10th Business Day after the date the final draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such 10th Business Day, a written notice from the Majority Lenders stating that such Lenders object to such amendment.

Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States, loans converted from a LIBOR-based rate to a replacement index-based rate and consistent with market practices in the market for collateralized loan obligations, and (ii) may also reflect adjustments, to the extent consistent with market practices in the collateralized loan obligations market, to account for (x) the effects of the transition from LIBOR to the replacement index and (y) yield- or risk-based differences between LIBOR and the replacement index.  Any selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement will be after consultation and agreement of the Borrower, which agreement will not be unreasonably withheld or delayed.

Until an amendment reflecting a new replacement index in accordance with this Section 11.1 is effective, each advance, conversion and renewal of a Loan will continue to bear interest with reference to LIBOR and if no such rate is provided, as set forth in the definition thereof, LIBOR for such Interest Period will be LIBOR in effect for the prior Interest Period; provided however if the parties have not executed an amendment within 30 days from the occurrence of the related LIBOR Transition Event, then instead of referring to LIBOR in effect for the prior Interest Period, LIBOR will be replaced with the single reference rate that is used in calculating the interest rate of the highest percentage (by par amount) of the Floating Rate Obligations then held by the Borrower (which the Borrower shall (at the direction of the Services Provider) provide written evidence of to the Administrative Agent) plus the reference rate modifier (which shall include, as applicable, an adjustment to make such alternative reference rate the quarterly equivalent thereof).

Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

Illegality

.  If, on or after the date of this Agreement, the adoption of any Applicable Law, rule or regulation, or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender in good faith with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Rate Loans (if any) and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof (by telephone confirmed in writing) to the Lenders, the Collateral Agent and the Borrower, whereupon until such Lender notifies the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Rate Loans (if any) shall be suspended (provided that such Lender shall instead fund Base Rate Loans (or in the case of outstanding Loans, such Loans will be converted to Base Rate Loans at the end of such Interest Period, or sooner if required by law).  Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and would not be otherwise disadvantageous to such Lender.  If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Eurodollar Rate Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender becomes aware of such change in circumstances, notify the Borrower, the Collateral Agent and the Administrative Agent and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Rate Loans shall be reinstated.

Taxes

.

(a)Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 11.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes  (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)(i)Status of Lenders. Each Any that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section 11.3) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI (or applicable successor form);

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E, as applicable (or applicable successor form); or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, in each case as applicable (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner.

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the  Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)On or before the date of this Agreement (and on or before the date any successor or replacement Administrative Agent becomes the Administrative Agent herunder), to the extent copies thereof have not previously been so delivered, the Administrative Agent shall deliver to the Borrower to the extent it is legally able to do so, two duly executed copies of either  (i) IRS Form W-9 (or an applicable successor form) or (ii) IRS Form W-8IMY (or an applicable successor form) certifying that it is a “U.S. branch” of a foreign bank and evidencing its agreement with the Borrower to be treated as a U.S. person with respect to payments made to it by any Borrower.

(i)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 11.4Increased Cost and Reduced Return.

(a)If, on or after the date hereof, the adoption of any Applicable Law, rule or regulation, or any change in any Applicable Law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Federal Reserve Board, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Eurodollar Rate Loans, its Notes evidencing Eurodollar Rate Loans, or its obligation to make Eurodollar Rate Loans, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto (other than any increased costs on account of (x) Taxes imposed on or with respect to a payment hereunder, (y) Taxes described in clauses (ii) through (iv) of the definition of “Excluded Taxes” and (z) Connection Income Taxes), such additional amount or amounts as will compensate such Lender for such increased cost or reduction shall constitute “Increased Costs” payable by the Borrower pursuant to Sections 9.1(a) and 6.4.

(b)If any Lender shall have determined that, after the date hereof, the adoption of any Applicable Law, rule or regulation regarding liquidity or capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender as a consequence of such Lender’s obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand (which demand shall set forth in reasonable detail the basis for such demand for compensation) by such Lender (with a copy to the Administrative Agent, the Collateral Agent and S&P), such additional amount or amounts as will compensate such Lender for such reduction (to the extent funds are available therefor in accordance with the Priority of Payments) shall constitute “Increased Costs” payable by the Borrower pursuant to Sections 9.1(a) and 6.4.

(c)Each Lender will promptly notify the Borrower, the Collateral Agent and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.4 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.  A certificate of any Lender claiming compensation under this Section 11.4 and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be delivered in connection with any request for compensation and shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of any Lender to demand compensation under this Section 11.4 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 11.4 for any increased costs or reductions incurred more than six months prior to the date on which the applicable Lender notifies the Borrower; provided that if the event giving rise to such increased costs or reductions is retroactive, then the six‑month period referred to above shall be extended to include the period of retroactive effect thereof.

(d)Notwithstanding anything to the contrary contained herein, all requests, rules, guidelines, requirements and directives promulgated (i) by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Committee of European Banking Supervisors or the United States or foreign regulatory authorities, in each case, pursuant to Basel III or similar capital requirements directive existing on the Closing Date impacting European banks and other regulated financial institutions, and (ii) pursuant to the Dodd‑Frank Wall Street Reform and Consumer Protection Act shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 11.4, regardless of the date enacted, adopted, issued or implemented.

(e)Notwithstanding anything to the contrary in this Section 11.4, the Borrower shall not be required to pay amounts to any Lender under this Section 11.4 to the extent such amounts would be duplicative of amounts payable by the Borrower under Section 11.3.  To the extent the Borrower is required to pay any Lender additional amounts or indemnify any Lender in respect of Taxes or Other Taxes pursuant to Section 11.3, the provisions of Section 11.3 shall control.

(f)For the avoidance of doubt, the Borrower shall not be obligated to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 11.4 to the extent any such additional amounts are attributable to a failure by a Lender to comply with its obligations that are within its control.

Replacement of Lenders

.

(a)If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 11.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 11.3 in the future,  and would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)(x) If and for so long as any Lender is (1) a Downgraded Lender (subject to clauses (b) and (c) below), (2) a Defaulting Lender, (3) requesting compensation under Section 11.4 or (4) unable to make Loans under Section 11.2, (y) if the Borrower is required to pay any additional amount to such Lender or any authority for the account of such Lender pursuant to Section 11.3, then the Borrower may, at its sole expense and effort, upon notice to such Lender, the Agents and S&P, direct such Lender to assign and delegate (and such Lender shall comply with such direction but shall have no obligation to search for, seek, designate or otherwise try to find, an assignee), without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the Notes to a financial institution that is (I) eligible to purchase the replaced Lender’s Loans under the terms hereof, and (II) not prohibited by any Applicable Law from making such purchase (such purchaser, an “Approved Purchaser”), which shall assume such obligations (and which may be another Lender, if such other Lender accepts such assignment); provided that:

(i)such assigning Lender shall have received payment of an amount equal to the aggregate outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under its Note (including any amounts under Section 2.8) from such Approved Purchaser (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)in the case of any such assignment or delegation resulting from a claim for compensation under Section 11.4, or payments required to be made pursuant to Section 11.3, such assignment or delegation will result in a reduction in such compensation or payments thereafter; and

(iii)such assignment or delegation does not conflict with any Applicable Law.

(c)If and for so long as any Lender is a Downgraded Lender or a Defaulting Lender hereunder:

(i)in the case of a Downgraded Lender, it holds any portion of the Commitments that remain in effect, then, as soon as practicable and in any event within 30 days after becoming a Downgraded Lender, (x) it shall deposit an amount equal to its Undrawn Commitments at such time into the Lender Collateral Account and (y) all principal payments in respect of the Loans which would otherwise be made to such Downgraded Lender shall be diverted to the Lender Collateral Subaccount of such Downgraded Lender in accordance with Section 8.3(d), and any amounts in such Lender Collateral Subaccount shall be applied to any future funding obligations of such Downgraded Lender; and

(ii)in the case of a Defaulting Lender, (x) the Commitment and Loans of any such Defaulting Lender shall not be included in determining whether the Majority Lenders or Majority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.5); provided that (i) a Defaulting Lender’s vote shall be included with respect to any action hereunder relating to any change that would require the consent of each Lender or each affected Lender under Section 12.5 (to the extent such Defaulting Lender is such an affected Lender) and (ii) a Defaulting Lender shall retain its voting rights if such Defaulting Lender is the only Lender, which vote shall not be unreasonably withheld, conditioned or delayed, and (y) no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which time that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender during such time).

(d)Notwithstanding anything in Section 11.5(b) to the contrary, (i) a Lender shall not be required to make any assignment or delegation referred to in Section 11.5(b) if, prior thereto, as a result of a waiver by such Lender or the Borrower or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply and such Lender gives notice thereof to the Borrower and (ii) the Borrower may not require a Downgraded Lender to make any such assignment or delegation during the 30-day period referred to in clause (c)(i) above or at any time that a Downgraded Lender is in compliance with clause (c)(i)(x) above.

(e)Each of the Administrative Agent and any replaced Lender will agree to cooperate with all reasonable requests of the Borrower for the purpose of effecting a transfer in compliance with this Section 11.5.

(f)Nothing in this Section 11.5 shall be deemed to release a Defaulting Lender or Downgraded Lender from any liability arising from its failure to fund any Loans it is required to make hereunder.

Article XII.

MISCELLANEOUS

Notices

.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, facsimile transmission, email or similar writing) and shall be given to such party: (i) in the case of the Borrower, the Services Provider, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian or the Document Custodian, at its address, facsimile number and/or email address set forth on the signature pages hereof, (ii)(A) in the case of the Initial Lender, at its address, facsimile number and/or email address set forth on the signature pages hereof and (B) in the case of any other Lender, at its address, facsimile number and/or email address set forth in its Administrative Questionnaire (which notices shall be solely by facsimile or email if so indicated therein), (iii) in the case of S&P, (A) any credit estimate related notifications/requests should be sent to by email to creditestimates@spglobal.com; (B) any S&P CDO Monitor requests should be sent by email to CDOMonitor@spglobal.com and (C) any other requests should be sent by email to cdo_surveillance@spglobal.com or (iv) in the case of any party, such other address, facsimile number and/or email address as such party may hereafter specify for such purpose by notice to the Administrative Agent, the Collateral Agent and the Borrower.  Each such notice, request or other communication shall be effective (w) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 12.1 and the appropriate answerback is received, (x) if given by certified or registered mail, upon delivery, (y) if given by recognized courier guaranteeing overnight delivery, one Business Day after such communication is delivered to such courier or (z) if given by any other means, when delivered at the address or email address specified in this Section 12.1; provided that notices to the Administrative Agent under Article XI or to the Collateral Agent under Article VIII shall not be effective until received.

The Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided that any person providing such instructions or directions shall provide to the Collateral Agent an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing.  If such person elects to give the Collateral Agent email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent in its discretion elects to act upon such instructions, the Collateral Agent’s reasonable understanding of such instructions shall be deemed controlling.  The Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction.  Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

No Waivers

.  No failure or delay by either Agent, any Lender or the Borrower in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Expenses; Indemnification

.

(a)The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses of the Agents, the Custodian, the Document Custodian, the Securities Intermediary and each Lender, including, without limitation, reasonable and documented fees and disbursements of counsel in connection with the preparation, syndications and administration of this Agreement, the Loan Documents and any documents and instruments referred to therein, and further modifications or syndications of the Loans in connection therewith, the administration of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default; and (ii) all reasonable and documented out-of-pocket expenses incurred by any Agent and any Lender, including reasonable and documented fees and disbursements of counsel for each Agent, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Document Custodian, the Securities Intermediary and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable and documented fees and disbursements of counsel for each Agent, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) the grant to the Collateral Agent, the Lenders of any Lien, on the Collateral, (iii) the exercise by the Administrative Agent, the Collateral Agent, the Lenders or of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien, (iv) the failure of the Collateral Agent to have a valid and perfected Lien on any Collateral, (v) a breach by the Borrower of any representation, warranty or covenant contained in any Loan Document or any document relating to any Collateral or (vi) any loss arising from any action or inaction of the Borrower or any of its Affiliates regarding the administration of any Collateral or otherwise relating to such Collateral (other than an Obligor’s financial inability to make payments with respect to any such Collateral) but excluding, in each case, as to any Indemnitee, any such losses, liabilities, damages, expenses or costs incurred by reason of the bad faith, gross negligence or willful misconduct by such Indemnitee with respect to its obligations under this Agreement as finally determined by a court of competent jurisdiction in a final and nonappealable decision.  The Borrower’s obligations under this Section 12.3 shall survive the termination of this Agreement and the payment of the Obligations and the resignation or removal of an Agent.  For the sake of clarity, this Section 12.3(b) apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Sharing of Set-Offs

.  In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender.

Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest, fees and other amounts due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest, fees and other amounts due with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal, interest, fees and other amounts with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 12.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of the Borrower other than its Indebtedness under the Loans.  The Borrower agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.  Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 12.4.  For the avoidance of doubt, for purposes of this Section 12.4, a pro rata allocation will mean an allocation of the amount received by such set-off or counterclaim and other rights as if such amount had been applied as a prepayment of the Loans under Section 2.7.

Amendments and Waivers

.

(a)Any provision of this Agreement, the Notes or any other Loan Document may be amended or waived but only if any such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if the rights, protections, indemnities or duties of the Administrative Agent and/or the Collateral Agent are affected thereby, by the Administrative Agent and/or the Collateral Agent, as the case may be); provided that:

(i)no such amendment or waiver shall, unless signed by all the (1) Lenders, extend the Stated Maturity; (2) Revolving Lenders, increase or decrease the Revolving Commitment of any Revolving Lender or subject any Revolving Lender to any additional obligation; (3) Revolving Lenders, change the Percentage Share of the Revolving Commitments allocable to any Revolving Lender; (4) Term Lenders, increase or decrease the Term Commitment of any Term Lender or subject any Term Lender to any additional obligation; (4) Term Lenders, change the Percentage Share of the Term Commitments allocable to any Term Lender; (5) Lenders, change the Percentage Share of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 12.5 or any other provision of this Agreement; (6) Lenders, release any Collateral except as expressly provided in this Agreement or the other Loan Documents; or (7) Lenders, alter the terms of Section 2.6, Section 2.7, Section 2.10, Section 6.4, Section 9.1 or this Section 12.5 (or any defined term as it is used therein or any other pro rata sharing terms contained herein) in a manner adverse to the interests of any Lender;

(ii)no such amendment or waiver shall, unless signed by all Lenders affected thereby, postpone, delay or extend the date fixed for any payment of principal of or interest on any Loan or any fees or other amounts hereunder or for any increase, reduction or termination (or period of time with respect to the termination) of any Commitment;

(iii)no such amendment or waiver shall, unless signed by the applicable Lender, reduce the principal of or rate of interest on any Loan held by such Lender or any fees or indemnities payable for the account of such Lender; provided that the foregoing shall not apply to the rescission of interest accruing at the Post-Default Rate, which may be rescinded only by the Majority Lenders in writing;

(iv)to the extent an amendment or waiver of any provision of this Agreement directly affects only the Revolving Lenders, then such amendment, modification or waiver shall be effective with the written consent of the Majority Revolving Lenders; and

(v)no such amendment or waiver shall, unless signed by each of the Lenders, consent to the Borrower’s assignment or transfer of any of its rights or obligations under this Agreement or any other Loan Document.

(b)In addition to the requirements of clause (a) above, in connection with any proposed amendment or waiver of this Agreement or any other Loan Document pursuant to this Section 12.5, either (1) such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or the consent of the Majority Lenders or (2) if, in the Borrower’s reasonable determination, such proposed amendment or waiver does not have a reasonable likelihood of being adverse to the interests of any Lender, then the Borrower shall, not later than ten Business Days prior to the execution of such proposed amendment or waiver, deliver to each of the Lenders a copy of such proposed amendment or waiver; provided, in the case of the foregoing clause (2), if any Lender notifies the Borrower prior to the execution of such proposed amendment or waiver that, based on its reasonable determination such proposed amendment or waiver could adversely affect the interests of any Lender, such proposed amendment or waiver will be effective only upon satisfaction of the Rating Condition or the consent of the Majority Lenders.

(c)The Borrower shall, promptly following the execution of any amendment, waiver or supplement to any Loan Document, provide copies thereof to each Lender, the Administrative Agent, the Collateral Agent.

(d)The Borrower shall use commercially reasonable efforts to provide S&P advance notice and drafts of any proposed amendments to any Loan Documents that it intends to enter into after the Closing Date. The Borrower shall promptly following the execution of any amendment or supplement to any Loan Document provide copies thereof to S&P.

Successors and Assigns

.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each of the Lenders except as permitted by this Agreement.

(b)(i)Any Lender may at any time grant to one or more banks, commercial paper conduits or other institutions (each, a “Participant”) participating interests in any or all of its Loans; provided that each such Participant represents in writing to such Lender that it (and each account for which it is acquiring such participating interest) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act.  In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(ii)In the event any Lender sells a participation in any or all of its Loans hereunder, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 11.3 and 11.4 (subject to the requirements and limitations therein, including the requirements under Section 11.3(g) (it being understood that the documentation required under Section 11.3(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 11.4(c) as if it were an assignee under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 11.3 or 11.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after such Participant acquired the applicable interest.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 11.5(b) with respect to any Participant.

(iii)In the event that any Lender sells participations in any or all of its Loans hereunder, such Lender shall, acting solely for this purposes as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of all Participants in the Loans held by it and the principal amount of (and stated interest thereon) the portion of the Loans which is the subject of the participation (the “Participant Register”).  A Loan may be participated in whole or in part only by registration of such participation on the Participant Register.  Any participation of such Loan may be effected only by the registration of such participation on the Participant Register.  No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or any amended or successor version).The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)(i)With the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) and the Borrower (provided that such consent will not be required for an assignment to any existing Lender or Affiliate of a Lender or any assignment during the existence of an Event of Default, any Lender may at any time assign to one or more banks or other financial institutions (each, an “Assignee”) all or any portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Lender; provided that (x) such assignment is in an amount which is at least $10,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Loans).

(ii)Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all the rights, protections and obligations of a Lender with Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the

Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.  In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 (unless such fee is waived by the Administrative Agent).  Each Assignee shall deliver to the Borrower and the Administrative Agent an Administrative Questionnaire and a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and any documentation and other information reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(d)Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank.  No such assignment shall release the transferor Lender from its obligations hereunder.  Promptly upon being notified in writing of such transfer, the Administrative Agent shall notify the Borrower thereof.

(e)Reserved.

(f)The Administrative Agent, acting as non-fiduciary agent (solely for this purpose) of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount of (and stated interest thereon) the Loans owing to each Lender from time to time.  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or Note hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary.  Any assignment of any Loan or Note hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register.  If any assignment or transfer of all or any part of a Loan that is then evidenced by a Note is made, such assignment or transfer shall be registered on the Register only upon surrender for registration of assignment or transfer of the related Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) (and, if applicable, assignor) and the old Note shall be returned to the Borrower marked “cancelled”.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice.  The Administrative Agent shall provide to the Collateral Agent from time to time at the written request of the Collateral Agent information related to the Lenders (including, without limitation, all wire instructions and other information necessary for distributions to the Lenders hereunder).

Collateral; QP Status

.  Each of the Lenders represents to the Administrative Agent, the Collateral Agent, each of the other Lenders, and the Borrower that (i) it (and each account for which it is acquiring a Loan) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act and (ii) it in good faith (and in reliance on the accuracy as to factual matters of the representations contained in the first two sentences of Section 4.10) is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.  For the avoidance of doubt, the parties hereunder intend that the advances made pursuant to this Agreement constitute loans and not securities.

Governing Law; Submission to Jurisdiction

.

(a)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.  Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to each party hereto at its respective address on the signature pages hereto.  Each party hereto hereby irrevocably waives, to the extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by Applicable Law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of either Agent, any Lender, any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Marshalling; Recapture

.  Neither the Administrative Agent, the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender, as of the date such initial payment, reduction or satisfaction occurred.

Counterparts; Integration; Effectiveness

.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (which counterparts may be delivered by facsimile, email or other electronic transmission).  The parties agree that this Agreement may be electronically or digitally signed and that such electronic or digital signatures appearing on this Agreement are the same, and just as effective, as handwritten signatures for purposes of validity, enforceability, admissibility or otherwise.

Waiver of Jury Trial

.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Survival

.  All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents, any assignment pursuant to Section 12.6 and the making and repayment of the Loans hereunder.

Domicile of Loans

.  Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

Limitation of Liability

.  No claim may be made by the Borrower, the Services Provider or any other Person against the Administrative Agent, the Collateral Agent or any Lender or the affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Services Provider hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Recourse; Non-Petition

.

(a)All obligations, covenants and agreements of Borrower contained in or evidenced by this Agreement, the Notes and any Loan Document shall be fully recourse to the Borrower and each and every asset of Borrower.  Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement, the Notes or any Loan Document shall be had against any officer, director, limited liability company manager, limited partner, member, agent or employee (solely by virtue of such capacity) of the Borrower (a “Non-Recourse Party”) and no such Non-Recourse Party shall be personally liable for payment of the Loans or other amounts due in respect thereof (all such liability being expressly waived and released by each Lender and the Agents).

(b)Each Lender and each Agent hereby agrees that it will not institute against the Borrower any proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, present a petition for the winding-up or liquidation of the Borrower or seek the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for the Borrower or for all or substantially all of the assets of the Borrower prior to the date that is one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Obligations and any securities issued by the Borrower that refinance any of the Obligations.  Additionally, none of the Borrower shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of the Borrower.  In the event that, notwithstanding the provisions of this Agreement and the other Loan Documents relating to “non-petition” of the Borrower, the Borrower becomes a debtor in a bankruptcy case by the involuntary petition of any other Person, of the Borrower hereby covenants to contest any such petition to the fullest extent permitted by law.  The obligations under this Section 12.15(b) shall survive the termination of this Agreement and the payment of the Obligations.

Confidentiality

.

(a)Each of the Lenders and the Agents agrees that it shall maintain confidentiality with regard to nonpublic information concerning the Borrower, the Collateral Loans, any Obligor, or the Services Provider obtained pursuant to or in connection with this Agreement or any other Loan Document; provided that the Lenders and the Agents shall not be precluded from making disclosure regarding such information: (i) to the Lenders’ and Agents’ counsel, accountants and other professional advisors (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (ii) to officers, directors, employees, examiners, agents and partners of each Lender and the Agents and their Affiliates who need to know such information in accordance with customary practices for Lenders of such type (it being understood that the Persons to which such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (iii) in response to a subpoena or order of a court or governmental agency or regulatory authority (including bank examiners); (iv) to any entity participating or considering participating in any credit made under this Agreement, (provided that the Lenders and Agents shall require that any such entity agree in writing to be subject to this Section 12.16, however, the Lenders and Agents shall have no duty to monitor any participating entity and shall have no liability in the event that any participating entity violates this Section 12.16); (v) as required by law or legal process, GAAP or applicable regulation; (vi) as reasonably necessary in connection with the exercise of any remedy hereunder or under any other Loan Document to the extent the Person that receives such information agrees in writing to be subject to this Section 12.16; or (vii) to any Rating Agency then rating the Loans or any Conduit Rating Agency.  In connection with enforcing its rights pursuant to this Section 12.16, the Borrower shall be entitled to the equitable remedies of specific performance and injunctive relief against the Agents, any Lender or any subsequent party that agrees to be bound hereto which shall breach the confidentiality provisions of this Section 12.16.

(b)Notwithstanding any contrary agreement or understanding, the Services Provider, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons the tax treatment and tax structure of the transactions contemplated by this Agreement (and, for the avoidance of doubt, only those transactions contemplated by this Agreement) and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure.  The foregoing provision shall apply from the beginning of discussions between the parties hereto.  For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.

Section 12.17[Reserved].

Direction of Collateral Agent

.  By executing this Agreement, each Lender hereby consents to the terms of this Agreement and to the Collateral Agent’s execution and delivery of this Agreement and the other Loan Documents to which it is a party, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Agent.

Borrowings/Loans Made in the Ordinary Course of Business

.  The Borrower represents, warrants and covenants that each payment by the Borrower under this Agreement will have been made (i) in payment of a debt or other obligation incurred by the Borrower hereunder or under any other Loan Document and (ii) in the ordinary course of business or financial affairs of the Borrower.

Section 12.20[Reserved].

PATRIOT Act

.  Each Lender that is subject to the requirements of the PATRIOT Act notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

Severability

.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.  If any provision of this Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Agreement shall prevail.

Article XIII.

ASSIGNMENT OF CORPORATE SERVICES AGREEMENT AND SALE AND CONTRIBUTION AGREEMENT

Assignment of Corporate Services Agreement and Sale and Contribution Agreement

.

(a)The Borrower hereby acknowledges that its Grant pursuant to the Granting Clause hereof includes all of the Borrower’s estate, right, title and interest in, to and under the Corporate Services Agreement and the Sale and Contribution Agreement including (i) the right to give all notices, consents and releases thereunder, (ii) the right to take any legal action upon the breach of an obligation of the Services Provider under the Sale and Contribution Agreement or the Seller under the Sale and Contribution Agreement, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Borrower is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Agents shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived (so long as the exercise of remedies has not commenced or such Event of Default has been waived following the commencement of the exercise of remedies).

(b)The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Borrower under the provisions of the Corporate Services Agreement, Sale and Contribution Agreement or the other documents referred to in clause (a) above, nor shall any of the obligations contained in Corporate Services Agreement, or such other documents be imposed on the Agents.

(c)Upon the occurrence of the Stated Maturity (or, if earlier, the payment in full of all of the Obligations), the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Collateral from the lien of this Agreement, this assignment and all rights herein assigned to the Collateral Agent for the benefit of the Lenders shall cease and terminate and all the estate, right, title and interest of the Collateral Agent in, to and under the Corporate Services Agreement, the Sale and Contribution Agreement and the other documents referred to in this Section 13.1 shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)The Borrower represents that it has not executed any other assignment of the Corporate Services Agreement or the Sale and Contribution Agreement.

(e)The Borrower agrees that this assignment is irrevocable until the Obligations have been repaid in full, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith.  The Borrower will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)The Borrower hereby agrees, and hereby undertakes to obtain the agreement and consent of the Services Provider in the Corporate Services Agreement and, as applicable, the Seller in the Sale and Contribution Agreement, to the following:

(i)The Services Provider shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement applicable to the Services Provider subject to the terms of the Corporate Services Agreement, and the Seller shall consent to the provisions of this assignment and agree to perform any provisions of this Agreement applicable to the Seller subject to the terms of the Sale and Contribution Agreement.

(ii)The Services Provider shall acknowledge that the Borrower is collaterally assigning all of its right, title and interest in, to and under the Corporate Services

Agreement to the Collateral Agent for the benefit of the Secured Parties, and the Seller shall acknowledge that the Borrower is collaterally assigning all of its right, title and interest in, to and under the Sale and Contribution Agreement to the Collateral Agent for the benefit of the Secured Parties, in each case subject to the proviso in Section 13.1(a).

(iii)The Services Provider shall deliver to the Agents copies of all notices, statements, communications and instruments delivered or required to be delivered by the Services Provider to the Borrower pursuant to the Corporate Services Agreement, and the Seller shall deliver to the Agents copies of all notices, statements communications and instruments delivered or required to be delivered by the Seller to the Borrower pursuant to the Sale and Contribution Agreement.

(iv)Neither the Borrower nor the Services Provider will enter into any agreement amending, modifying or terminating the Corporate Services Agreement without complying with the applicable terms thereof, and neither the Borrower nor the Seller will enter into any agreement amending, modifying or terminating the Sale and Contribution Agreement without complying with the applicable terms thereof.

(v)Both the Services Provider and the Seller agree not to cause the filing of a petition in bankruptcy against the Borrower for the nonpayment of the fees or other amounts payable by the Borrower to the Services Provider under the Corporate Services Agreement or to the Seller under the Sale and Contribution Agreement, as applicable, until the payment in full of all of the Obligations and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment.  Nothing in this Section 13.1 shall preclude, or be deemed to stop, the Services Provider or the Seller (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Services Provider, the Seller or any of their respective Affiliates or (ii) from commencing against the Borrower or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)In exercising its discretion under the Loan Documents, the Services Provider shall, and shall ensure that the Parent’s investment advisor will, act in accordance with their generally applicable policies regarding conflicts of interest.

Article XIV.

THE DOCUMENT CUSTODIAN

The Document Custodian

.

(a)Appointment.  Alter Domus (US) LLC is hereby appointed as Document Custodian in accordance for the terms herein.  The Document Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein for the benefit of the Secured Parties until its removal or resignation as Document Custodian pursuant to the terms hereof.  The Administrative Agent hereby designates and appoints the Document Custodian to act as its agent and hereby authorizes the Document Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Document Custodian by this Agreement.  The rights, protections, immunities and indemnities afforded to the Collateral Agent under this Agreement shall also be afforded to the Document Custodian.

(b)Delivery of Related Contracts.  In connection with each Collateral Loan included in the Collateral as of the Closing Date, and promptly following the acquisition of a Collateral Loan after the date hereof, the Borrower shall deliver, or cause to be delivered, to the Document Custodian the Related Contracts in respect of each Collateral Loan in physical or electronic form, as applicable; provided that for the avoidance of doubt, any Related Contracts which constitute securities required to be delivered by the Borrower under Section 8.7(b) or (c) shall be delivered to the Custodian in accordance with such Section.  In connection with delivery of any Related Contracts to the Document Custodian for any Collateral Loan, the Borrower (or the Services Provider on behalf of the Borrower) shall deliver a Document Checklist (or, if applicable, an updated Document Checklist) for such Collateral Loan.  All Related Contracts that are delivered to the Document Custodian shall be delivered to the Document Custodian at its document custody office located Alter Domus (US) LLC, 225 W. Washington St., 9th Floor, Chicago, IL 60606, Attention: Doc Custody and Legal Department], or at such other office as shall be specified to the Borrower, the Services Provider, the Collateral Agent and the Administrative Agent by the Document Custodian in a written notice prior to such change (such office, the “Document Custodian Office”).  The Document Custodian shall have no obligation to review or monitor any Related Contracts but shall only be required to hold those Related Contracts received by it in safekeeping.

(c)Duties.  From the Closing Date until its resignation or removal pursuant to Section 14.9, the Document Custodian shall perform the following duties and obligations:

(i)The Document Custodian shall accept delivery and retain custody of the Related Contracts listed on the related Document Checklist delivered by the Borrower pursuant to clause (b) above in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties.  All Related Contracts shall be kept in fire resistant vaults, rooms or cabinets at the Document Custodian Office.  All Related Contracts shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access.  The Document Custodian shall segregate the Related Contracts on its inventory system and will not commingle the physical Related Contracts with any other files of the Document Custodian other than those, if any, relating to the Borrower and its subsidiaries.

(ii)In taking and retaining custody of the Related Contracts, the Document Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that, the Document Custodian makes no representations as to the existence, perfection, enforceability or priority of any Lien on the Related Contracts or the instruments therein or as to the adequacy or sufficiency of such Related Contracts; provided further that the Document Custodian’s duties shall be limited to those expressly contemplated herein.

(iii)On and after the Closing Date, the Document Custodian shall provide the Collateral Agent, the Administrative Agent, the Borrower and the Services Provider access to an electronic database maintained by the Document Custodian, which such database shall identify the Related Contracts delivered to the Document Custodian per the Document Checklist.

(iv)Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Document Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Document Custodian.  Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Document Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.  The Document Custodian shall not be deemed to assume any obligations or liabilities of the Borrower, the Administrative Agent or Collateral Agent hereunder or under any other Loan Document.

(v)After the occurrence and during the continuance of an Event of Default, the Document Custodian agrees to cooperate with the Collateral Agent (acting at the direction of the Majority Lenders) and promptly deliver any Related Contracts to the Collateral Agent as requested in order to take any action that the Majority Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder.  In the event the Document Custodian receives instructions from the Services Provider or the Borrower which conflict with any instructions received from the Collateral Agent (acting at the direction of the Majority Lenders) at any time other than following the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow the instructions given by the Collateral Agent.  After the occurrence and during the continuance of an Event of Default, the Document Custodian shall rely on and follow only the instructions given by the Collateral Agent and shall not follow any instructions given by the Borrower or the Services Provider.

(vi)The Collateral Agent or the Administrative Agent (each acting at the direction of the Majority Lenders) may direct the Document Custodian in writing to take any action incidental to its duties hereunder.  With respect to other actions which are incidental to the actions specifically delegated to the Document Custodian hereunder, the Document Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Collateral Agent or Administrative Agent, as applicable; provided that the Document Custodian shall not be required to take any such action at the direction of the Administrative Agent, the Collateral Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Document Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Document Custodian to liability hereunder (unless it has been provided with an indemnity agreement (including the indemnity provisions contained herein and in the other Loan Documents) which it reasonably deems to be satisfactory with respect thereto).  In the event the Document

Custodian requests the consent of the Administrative Agent or Collateral Agent, as applicable, and the Document Custodian does not receive a consent (either positive or negative) from the Administrative Agent or the Collateral Agent, as applicable, within 10 Business Days of its receipt of such request, then the Administrative Agent or the Collateral Agent, as applicable, shall be deemed to have declined to consent to the relevant action.

(vii)The Document Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Document Custodian or the Administrative Agent or Collateral Agent.  The Document Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless an Administrative Officer of the Document Custodian has. received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default, and stating that such notice is a “Notice of Event of Default.”  In the absence of receipt of such notice, the Document Custodian may conclusively assume that there is no Event of Default.

Document Custodian Compensation

.  As compensation for its custodial activities hereunder, the Document Custodian shall be entitled to compensation from the Borrower as set forth in the Document Custodian Fee Letter.  The Document Custodian’s entitlement to receive such compensation shall cease on the earlier to occur of (i) the effective date of its removal as Document Custodian pursuant to Section 14.9 of this Agreement, (b) the effective date of its resignation as Document Custodian pursuant to Section 14.9 of this Agreement or (c) the termination of this Agreement; provided that, for the avoidance of doubt, the Document Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any unpaid fees prior to the release of all Related Contracts from the custody of the Document Custodian.

Limitation on Liability

.

(a) The Document Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, instruction, statement, request, waiver, consent, report, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.  The Document Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document.  The Document Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of the Administrative Agent or the Collateral Agent, as applicable, and no party shall have any right of action whatsoever against the Document Custodian as a result of the Document Custodian acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Administrative Agent or the Collateral Agent.  The Document Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(b)Neither the Document Custodian nor any of its directors, officers, agents, or employees shall be liable for any error of judgment, or for any action taken or omitted to be taken by it or them as Document Custodian under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(c)The Document Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Related Contracts, the Collateral Loans or any other Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral.

(d)It is expressly agreed and acknowledged that the Document Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any other Loan Document.  In case any reasonable question arises as to its duties hereunder, the Document Custodian may, prior to the occurrence of an Event of Default, request instructions from the Borrower or the Services Provider and may, after the occurrence of an Event of Default, request instructions from the Administrative Agent or the Collateral Agent (each on behalf of the Majority Lenders), and shall be entitled at all times to refrain from taking any action unless it has received instructions from such Persons, as applicable.  The Document Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent or the Collateral Agent.  In no event shall the Document Custodian be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Document Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)The Document Custodian shall have no responsibilities or duties with respect to any Related Contract while such Related Contract is not in its possession.

Document Custodian Resignation

.  Upon the effective date of the Document Custodian’s resignation pursuant to Section 14.9, or if the Document Custodian is given written notice of an earlier termination hereof pursuant to Section 14.9, the Document Custodian shall (i) deliver all of the Related Contracts in the possession of Document Custodian to the successor Document Custodian, and (ii) be reimbursed for any costs and expenses Document Custodian shall incur in connection with the termination of its duties under this Agreement.

Release of Documents

.

(a)Release for Servicing.  From time to time and as appropriate for the enforcement or servicing of any of the Related Contracts or the related Collateral, so long as no Event of Default then exists, the Document Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from an authorized representative of the Services Provider (as listed on Exhibit K, as such exhibit may be amended from time to time by the Services Provider with notice to the Administrative Agent, the Collateral Agent and the Document Custodian) of a request for release of documents and receipt in the form annexed hereto as Exhibit H, to release to the Services Provider within five Business Days of receipt of such request, the relevant Related Contracts set forth in such request.  All documents so released to the

Services Provider shall be held by the Services Provider in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement.  The Services Provider shall return to the Document Custodian the Related Contracts when the Services Provider’s need therefor in connection with such enforcement or servicing no longer exists, unless the relevant Collateral shall be liquidated, in which case, an authorized representative of the Services Provider (as listed on Exhibit K, as such exhibit may be amended from time to time by the Services Provider with notice to the Administrative Agent, the Collateral Agent and the Document Custodian) shall deliver an additional request for release of documents to the Document Custodian and receipt certifying such liquidation from the Services Provider to the Collateral Agent and the Document Custodian, all in the form annexed hereto as Exhibit H.

(b)Limitation on Release.  During the occurrence and continuance of an Event of Default, the foregoing clause (a) with respect to the release to the Services Provider of the Related Contracts by the Document Custodian upon written receipt from an authorized representative of the Services Provider of a request for release of documents and receipt in the form annexed hereto as Exhibit H, shall be operative only to the extent that the Administrative Agent (acting at the direction of the Majority Lenders) has consented to such release by signing such request.  Promptly after delivery to the Document Custodian of any request for release of documents in the form of Exhibit H, the Services Provider shall provide notice of the same to the Administrative Agent.

(c)Release for Payment.  Upon receipt by the Document Custodian of the Services Provider’s request for release of documents and receipt in the form annexed hereto as Exhibit H (which certification shall include a statement to the effect that all amounts received in connection with any liquidation have been credited to the Collection Account), the Document Custodian shall promptly release the relevant Related Contracts to the Services Provider.

(d)Shipment of Related Contracts.  Written instructions as to the method of shipment and shipper(s) the Document Custodian is requesting to utilize in connection with the transmission of Related Contracts in the performance of the Document Custodian’s duties hereunder shall be delivered by the Borrower, the Services Provider or the Majority Lenders to the Document Custodian prior to any shipment of any Related Contracts hereunder.  The Services Provider shall arrange for the provision of such services at the cost and expense of the Borrower (or, at the Document Custodian’s option, the Borrower shall reimburse the Document Custodian for all reasonable and documented costs and expenses of the Document Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Related Contracts as the Services Provider deems appropriate.

Return of Related Contracts

.  An authorized representative of the Services Provider (as listed on Exhibit K, as such exhibit may be amended from time to time by the Services Provider with notice to the Administrative Agent, the Collateral Agent and the Document Custodian) may request that the Document Custodian return each Related Contract that is (a) delivered to the Document Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to the terms of this Agreement, in each case by submitting to the Document Custodian and the Collateral Agent a written request in the form of Exhibit H hereto (signed by both the Borrower and the Administrative Agent) specifying the Related Contracts to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release).  The Document

Custodian shall upon its receipt of each such request in the form of Exhibit H promptly, but in any event within five Business Days, return the Related Contracts so requested to the Services Provider.

Access to Certain Documentation and Information Regarding the Related Contracts

.  The Document Custodian shall provide to the Majority Lenders, the Administrative Agent and the Collateral Agent access to the Related Contracts including in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded at the expense of the Borrower pursuant to the this Agreement and only (a) upon two Business Days prior written request, (b) during normal business hours and (c) subject to the Document Custodian’s normal security and confidentiality procedures.  Without limiting the foregoing provisions of this Section 14.7, from time to time on request of the Administrative Agent, the Document Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent (acting at the direction of the Majority Lenders) to conduct, at the expense of the Borrower, a review of the Related Contracts; provided that prior to the occurrence of an Event of Default, such review shall be conducted no more than once in any calendar year.

Custodian Agent

.  The Document Custodian agrees that, with respect to any Related Contracts at any time or times in its possession, the Document Custodian shall be the agent of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Removal and Resignation

.

(a)Document Custodian may be removed, with or without cause, by the Administrative Agent upon 30 days prior written notice to the Document Custodian (the “Document Custodian Termination Notice”); provided that, notwithstanding its receipt of a Document Custodian Termination Notice, the Document Custodian shall continue to act in such capacity (and, for the avoidance of doubt, so long as it continues to act in such capacity, shall continue to receive any fees and any other amounts to which it is entitled to receive in such capacity under the terms of this Agreement and the Document Custodian Fee Letter) until a successor Document Custodian has been appointed and has agreed to act as Document Custodian hereunder.

(b)Document Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than thirty (30) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect.  If no successor collateral custodian has accepted appointment as the Document Custodian by the date thirty (30) days following a resigning Document Custodian’s notice of resignation, the resigning Document Custodian’s resignation shall nevertheless thereupon become effective, and the Collateral Agent (or its designee) shall perform the duties of the Document Custodian hereunder until such time, if any, as the Collateral Agent appoints a successor Document Custodian. Upon the effective date of such resignation, or if the Administrative Agent gives Document Custodian written notice of an earlier termination hereof, Document Custodian shall (i) be reimbursed for any costs and expenses Document Custodian shall incur in connection with the termination of its duties under this

Agreement and (ii) deliver all of the required Loan Documents in the possession of Document Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Document Custodian in writing upon the receipt of a request in the form of Exhibit H.

For the avoidance of doubt, the Document Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any fees accrued through the effective date of its resignation pursuant to and in accordance with this Section 14.9.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

OR Tech Financing I LLC,

as Borrower

By:

Name:

Title:

Address for notices:

399 Park Avenue, 38th Floor

New York, New York 10022

Attention: Bryan Cole

Email: bryan@owlrock.com

Phone: (212) 419-3035

NAI-1513975326v2

Agents:

[ ● ],

as Administrative Agent

By:

Name:

Title:

Address for notices:

NAI-1513975326v2

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent, Collateral Administrator and Custodian

By:

Name:

Title:

Address for notices to Collateral Agent, Collateral Administrator and Custodian:

State Street Bank and Trust Company

Attention: Structured Trust & Analytics

Mail Stop: JAB0577

1776 Heritage Drive

North Quincy, MA 02171

Tel.: (617) 662-9840

Facsimile No.: (617) 937-4358

Email: scott.berry@statestreet.com

NAI-1513975326v2

Alter Domus (US) LLC,

as Document Custodian

By:

Name:

Title:

Address for notices to Document Custodian:

225 W. Washington St., 9th Floor

Chicago, IL 60606

Attention: Doc Custody and Legal Department

Facsimile No.: 312-378-0751

Email: DocCustody@alterdomus.com; legal@ alterdomus.com

with a copy to:

Holland & Knight LLP

150 N. Riverside Plaza, Suite 2700

Chicago, IL 60606

Attention: Josh Spencer

Email: joshua.spencer@hklaw.com

NAI-1513975326v2

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

as the initial Lender

By:

Name:

Title:

Address for notices:

Massachusetts Mutual Life Insurance Company

One Marina Park Drive, 8th Floor

Boston, MA  02210

Email:DYan27@massmutual.com, DPITeam@massmutual.com and MassMutualLoanServicing@citco.com

Attention:  Dadong Yan

And

Massachusetts Mutual Life Insurance Company

470 Atlantic Avenue

MIP AT09

Boston, MA 02210

Telephone:  (617) 897-3605

Email:  SVaranasi43@massmutual.com

Attention:  Sucharita S.K. Varanasi, Lead Counsel, Corporate Law Department

With copy to (which shall not constitute notice):

Jones Day

100 High Street

Boston, MA 02110

Telephone: (617) 449-6902

Email: jcasais@jonesday.com

Attention: John D. Casais

NAI-1513975326v2

SCHEDULE A

Approved Appraisal Firms

1.  Houlihan Lokey, Inc.

2.  Duff & Phelps LLC

3.  Murray, Devine and Company

4.  Lincoln Advisors

5.  Valuation Research Corporation

NAI-1513975326v2

SCHEDULE B

S&P Industry Classifications

1.	1020000	Energy Equipment & Services	41.	6030000	Health Care Providers & Services
2.	1030000	Oil, Gas & Consumable Fuels	42.	6110000	Biotechnology
3.	2020000	Chemicals	43.	6120000	Pharmaceuticals
4.	2030000	Construction Materials	44.	7011000	Banks
5.	2040000	Containers & Packaging	45.	7020000	Thrifts & Mortgage Finance
6.	2050000	Metals & Mining	46.	7110000	Diversified Financial Services
7.	2060000	Paper & Forest Products	47.	7120000	Consumer Finance
8.	3020000	Aerospace & Defense	48.	7130000	Capital Markets
9.	3030000	Building Products	49.	7210000	Insurance
10.	3040000	Construction & Engineering	50.	7310000	Real Estate Management & Development
11.	3050000	Electrical Equipment	51.	7311000	Equity REITS
12.	3060000	Industrial Conglomerates	52.	8030000	IT Services
13.	3070000	Machinery	53.	8040000	Software
14.	3080000	Trading Companies & Distributors	54.	8110000	Communications Equipment
15.	3110000	Commercial Services & Supplies	55.	8120000	Technology Hardware, Storage & Peripherals
16.	3210000	Air Freight & Logistics	56.	8130000	Electronic Equipment, Instruments & Components
17.	3220000	Airlines	57.	8210000	Semiconductors & Semiconductor Equipment
18.	3230000	Marine	58.	9020000	Diversified Telecommunication Services
19.	3240000	Road & Rail	59.	9030000	Wireless Telecommunication Services
20.	3250000	Transportation Infrastructure	60.	9520000	Electric Utilities
21.	4011000	Auto Components	61.	9530000	Gas Utilities
22.	4020000	Automobiles	62.	9540000	Multi-Utilities
23.	4110000	Household Durables	63.	9550000	Water Utilities
24.	4120000	Leisure Products	64.	9551701	Diversified Consumer Services
25.	4130000	Textiles, Apparel & Luxury Goods	65.	9551702	Independent Power and Renewable Electricity Producers
26.	4210000	Hotels, Restaurants & Leisure	66.	9551727	Life Sciences Tools & Services
27.	4300001	Entertainment	67.	9551729	Health Care Technology
28.	4300002	Interactive media and services	68.	9612010	Professional Services
29.	4310000	Media	69.	PF1	Project finance: industrial equipment
30.	4410000	Distributors	70.	PF2	Project finance: leisure and gaming

Schedule B-1

NAI-1513975326v2

31.	4420000	Internet and direct marketing retail	71.	PF3	Project finance: natural resources and mining
32.	4430000	Multiline Retail	72.	PF4	Project finance: oil and gas
33.	4440000	Specialty Retail	73.	PF5	Project finance: power
34.	5020000	Food & Staples Retailing	74.	PF6	Project finance: public finance and real estate
35.	5110000	Beverages	75.	PF7	Project finance: telecommunications
36.	5120000	Food Products	76.	PF8	Project finance: transport
37.	5130000	Tobacco
38.	5210000	Household Products
39.	5220000	Personal Products
40.	6020000	Health Care Equipment & Supplies

Schedule B-2

NAI-1513975326v2

SCHEDULE C

Closing Date Portfolio

ConnectWise, LLC	$38,000,000	1st Lien
Maverick Midco Inc.	$21,750,000	1st Lien
VVC Holdings Corp. (dba Athenahealth, Inc.)	$19,500,000	1st Lien
Definitive Healthcare Holdings, LLC	$27,000,000	1st Lien
Interoperability Bidco, Inc.	$27,000,000	1st Lien
Litera Bidco LLC	$27,000,000	1st Lien
Gerson Lehrman Group, Inc.	$38,000,000	1st Lien
Reef Global, Inc. (fka Cheese Acquisition, LLC)	$20,400,000	1st Lien
GS Acquisitionco, Inc. (dba insightsoftware)	$20,400,000	1st Lien
Integrity Marketing Acquisition, LLC	$20,400,000	1st Lien
Acquia Inc.	$20,000,000	1st Lien
Apptio, Inc.	$20,000,000	1st Lien
Certify, Inc.	$20,000,000	1st Lien
Circle Internet Services, Inc.	$20,000,000	1st Lien
Intelerad	$20,000,000	1st Lien
Lightning Midco, LLC (dba Vector Solutions)	$20,000,000	1st Lien
Paysimple, Inc.	$20,000,000	1st Lien
Kaseya Inc.	$27,000,000	1st Lien
Dude Solutions Holdings, Inc.	$20,000,000	1st Lien
Instructure, Inc.	$16,500,000	1st Lien
MINDBODY, Inc.	$16,500,000	1st Lien
Aucerna	$15,500,000	1st Lien

Schedule C-1

NAI-1513975326v2

Pec Veriforce	$15,000,000	1st Lien
Transact Holdings, Inc.	$8,500,000	1st Lien
Asurion, LLC	$8,500,000	2nd Lien
Hyland Software, Inc.	$5,000,000	2nd Lien
SURF HOLDINGS, LLC (dba Sophos Group plc)	$5,000,000	2nd Lien
Bracket Intermediate Holding Corp.	$8,500,000	2nd Lien

Schedule C-2

NAI-1513975326v2

SCHEDULE D

S&P Recovery Rate and Default Rate Tables

Section 1 S&P Recovery Rate.

(a)(i)If a Collateral Loan has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Loan shall be determined as follows:

S&P Recovery Rating of a Collateral Loan (and Recovery Point Estimate)		Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B”	“CCC” or below
1+ (100)	75.0%	85.0%	88.0%	90.0%	92.0%	95.0%	95.0%
1 (95)	70.0%	80.0%	84.0%	87.5%	91.0%	95.0%	95.0%
1 (90)	65.0%	75.0%	80.0%	85.0%	90.0%	95.0%	95.0%
2 (85)	62.5%	72.5%	77.5%	83.0%	88.0%	92.0%	92.0%
2 (80)	60.0%	70.0%	75.0%	81.0%	86.0%	89.0%	89.0%
2 (75)	55.0%	65.0%	70.5%	77.0%	82.5%	84.0%	84.0%
2 (70)	50.0%	60.0%	66.0%	73.0%	79.0%	79.0%	79.0%
3 (65)	45.0%	55.0%	61.0%	68.0%	73.0%	74.0%	74.0%
3 (60)	40.0%	50.0%	56.0%	63.0%	67.0%	69.0%	69.0%
3 (55)	35.0%	45.0%	51.0%	58.0%	63.0%	64.0%	64.0%
3 (50)	30.0%	40.0%	46.0%	53.0%	59.0%	59.0%	59.0%
4 (45)	28.5%	37.5%	44.0%	49.5%	53.5%	54.0%	54.0%
4 (40)	27.0%	35.0%	42.0%	46.0%	48.0%	49.0%	49.0%
4 (35)	23.5%	30.5%	37.5%	42.5%	43.5%	44.0%	44.0%
4 (30)	20.0%	26.0%	33.0%	39.0%	39.0%	39.0%	39.0%
5 (25)	17.5%	23.0%	28.5%	32.5%	33.5%	34.0%	34.0%
5 (20)	15.0%	20.0%	24.0%	26.0%	28.0%	29.0%	29.0%
5 (15)	10.0%	15.0%	19.5%	22.5%	23.5%	24.0%	24.0%
5 (10)	5.0%	10.0%	15.0%	19.0%	19.0%	19.0%	19.0%
6 (5)	3.5%	7.0%	10.5%	13.5%	14.0%	14.0%	14.0%
6 (0)	2.0%	4.0%	6.0%	8.0%	9.0%	9.0%	9.0%
	Recovery rate

Schedule D-1

NAI-1513975326v2

*From S&P’s published reports.  If a recovery point estimate is not available for a given loan; the lower range for the applicable recovery rating should be assumed.

(ii)

If (x) a Collateral Loan does not have an S&P Recovery Rating, and such Collateral Loan is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Loan has issued another debt instrument that is outstanding and senior to such Collateral Loan (a “Senior Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Loan shall be determined as follows:

For Collateral Loans Domiciled in Group A

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

For Collateral Loans Domiciled in Group B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

Schedule D-2

NAI-1513975326v2

For Collateral Loans Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

(iii)If (x) a Collateral Loan does not have an S&P Recovery Rating and such Collateral Loan is a subordinated loan and (y) the issuer of such Collateral Loan has issued another debt instrument that is outstanding and senior to such Collateral Loan that is a Senior Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Loan shall be determined as follows:

For Collateral Loans Domiciled in Groups A and B

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

Schedule D-3

NAI-1513975326v2

For Collateral Loans Domiciled in Group C

S&P Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	0%	0%	0%	0%	0%	0%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

(b)If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for obligors Domiciled in Group A, B or C:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
Senior Secured Loans*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans) / Senior Secured Bonds*
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First Lien Last Out Loans, Unsecured Loans
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%

Schedule D-4

NAI-1513975326v2

Recovery rate

Group A:Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.

Group B:Brazil, the Czech Republic, Italy, Mexico, Poland, South Africa **

Group C:Dubai International Financial Centre, Greece, India, Indonesia, Kazakhstan, Romania, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam and others not in Group A or Group B**

*

Solely for the purpose of determining the S&P Recovery Rate for such loan, no loan will constitute a “Senior Secured Loan” or Senior Secured Bond unless such loan (a) is secured by a valid first priority security interest in collateral, (b) in the Services Provider’s commercially reasonable judgment (with such determination being made in good faith by the Services Provider at the time of such loan’s or bond's purchase and based upon information reasonably available to the Services Provider at such time and without any requirement of additional investigation beyond the Services Provider’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal amount of all loans/bonds senior or pari passu to such loans/bonds and (ii) the outstanding principal balance of such loan or bond, which value may be derived from, among other things, the enterprise value of the issuer of such loan, excluding any loan secured primarily by equity or goodwill and (c) is not secured primarily by common stock or other equity interests (provided that the terms of this footnote may be amended or revised at any time by a written agreement of the Borrower, the Services Provider and the Administrative Agent (without the consent of any Lender), subject to Rating Agency Confirmation from S&P only, in order to conform to S&P then‑current criteria for such loans).  For the avoidance of doubt, if a Cov-Lite Loan is also a First Lien/Last Out Loan, a Second Lien Loan or an Unsecured Loan, the S&P Recovery Rate for such loan will be determined in accordance with “Second Lien Loans, First Lien/Last Out Loans, Unsecured Loans” hereunder.

**

In each case, or such other countries identified as such by S&P in a press release, written criteria or other public announcement from time to time or as may be notified by S&P to the Services Provider from time to time.

Schedule D-5

NAI-1513975326v2

SCHEDULE E

[Reserved]

Schedule E-1

NAI-1513975326v2

SCHEDULE F

[Reserved]

Schedule F-1

NAI-1513975326v2

SCHEDULE G

COMMITMENTS

Revolving Commitments

Revolving Lender	Revolving Commitment	Percentage Share
N/A	$0	N/A

Term Commitments

Term Lender	Term Commitment	Percentage Share
Massachusetts Mutual Life Insurance Company	$300,000,000	100%

Schedule G-1

NAI-1513975326v2

EXHIBIT A

[FORM OF NOTE FOR [REVOLVING][TERM] LOANS]

$___________________, ____

FOR VALUE RECEIVED, the undersigned, OR Tech Financing I LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to [ ● ] (the “Lender”), or registered assigns, in lawful money of the United States of America and in immediately available funds, the principal amount of [ ● ] DOLLARS. The principal amount shall be paid in the amounts and on the dates specified in the Credit Agreement.  The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The holder of this Note is authorized to endorse on Schedule I annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each [Revolving][Term] Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof and each continuation thereof.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such [Revolving][Term] Loan.

This Note (a) is a term Note and evidences the [Revolving][Term] Loans made by the Lender under, and is one of the Notes referred to in, the Credit Agreement, dated as of August 11 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time and Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit A-1

NAI-1513975326v2

All parties now and hereafter liable with respect to this Note, whether maker, principal, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Except as permitted by Section 12.6 of the Credit Agreement, this Note may not be participated by the Lender to any other Person.  Without limiting the generality of the foregoing, this Note may be participated in whole or in part only by registration of such participation on the Participant Register.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[ ● ]

By:

Name:

Title:

Exhibit A-2

NAI-1513975326v2

SCHEDULE I

This Note evidences the [Revolving][Term] Loans made by [ ● ] (the “Lender”) to OR Tech Financing I LLC (the “Borrower”) under the Credit Agreement dated as of  August 11, 2020 among the Borrower, as borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian, in the principal amounts and on the dates set forth below, subject to the payments and prepayments of principal set forth below:

DATE	PRINCIPAL AMOUNT LOANED	PRINCIPAL AMOUNT PAID OR PREPAID	PRINCIPAL BALANCE OUTSTANDING	NOTATION BY

Schedule I-1

NAI-1513975326v2

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

[Date]

[ ● ]

State Street Bank and Trust Company,

as Custodian, Collateral Agent, Collateral Administrator and Securities Intermediary

Attention: Structured Trust & Analytics

Mail Stop: JAB0577

1776 Heritage Drive

North Quincy, MA 02171

Facsimile No.: (617) 937-4358

Email: scott.berry@statestreet.com

Alter Domus (US) LLC,
as Document Custodian

225 W. Washington St., 9th Floor

Chicago, IL 60606

Attention: Doc Custody and Legal Department

Facsimile No.: 312-378-0751

Email: DocCustody@alterdomus.com; legal@alterdomus.com

NOTICE OF BORROWING

This Notice of Borrowing is made pursuant to Section 2.2 of that certain Credit Agreement dated as of August 11, 2020 (as the same may from time to time be amended, supplemented, waived or modified, the “Credit Agreement”) among OR Tech Financing I LLC, as borrower (the “Borrower”), the Lenders parties thereto from time to time (collectively, the “Lenders”), Alter Domus (US) LLC, as administrative agent (the “Administrative Agent”), State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

1.

The Borrower hereby requests that on ______________, ____ (the “Borrowing Date”) it receive a Borrowing of [Revolving][Term] Loans under the Credit Agreement in an aggregate principal amount of [ ● ] Dollars ($[ ● ]) (the “Requested Amount”).

2.	The Borrower hereby gives notice of its request for such [Revolving][Term] Loans in the aggregate principal amount equal to the Requested Amount to the Lenders and the

Exhibit B-1

NAI-1513975326v2

Administrative Agent pursuant to Section 2.2 of the Credit Agreement and requests the Lenders to remit, or cause to be remitted, the proceeds thereof to the Collection Account in its respective Percentage Share of the Requested Amount.

3.

The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.2 of the Credit Agreement is satisfied, including:

[(i)	the conditions precedent set forth in Section 3.1 of the Credit Agreement shall have been fully satisfied on or prior to the Borrowing Date referred to above;
(ii)

The Agents shall have received evidence satisfactory to the Administrative Agent and the Lenders that (w) the grant of security pursuant to the Granting Clause herein of all of the Borrower’s right, title and interest in and to the Collateral pledged to the Collateral Agent on the Closing Date shall be effective in all relevant jurisdictions, (x) delivery of such Collateral in accordance with Section 8.7 of the Credit Agreement to the Custodian or the Document Custodian, as applicable, shall have been effected, (y) the Borrower (or the Services Provider on behalf of the Borrower) will deliver copies of all Related Contracts in its possession to the Document Custodian in accordance with Sections 5.26 and 14.1(b) of the Credit Agreement and (z) the Collateral Agent (for the benefit of the Secured Parties) shall have a security interest in such Collateral.

(iii)

The Agents shall have received a certificate of an Authorized Officer of the Services Provider (which certificate shall include a schedule listing the Collateral Loans owned by the Borrower on the Initial Borrowing Date), to the effect that, (1) in the case of each item of Collateral pledged to the Collateral Agent, on the Initial Borrowing Date and immediately prior to the delivery thereof on or prior to the Initial Borrowing Date, (A)(w) the Borrower is the owner of such Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except for Permitted Liens and those which have been released on or prior to the Initial Borrowing Date; (x) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (w) above; (y) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than pursuant to this Agreement; and (z) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (B) upon grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except in respect of any Permitted Lien or as otherwise permitted by this Agreement and (2) immediately before and after giving effect to the Borrowings, the

Exhibit B-2

NAI-1513975326v2

Overcollateralization Ratio Test shall be satisfied (as demonstrated in a writing attached to the certificate of the Services Provider).][1]
(1)	immediately after giving effect to such Borrowing (and, for the avoidance of doubt, if any of the following limits would be exceeded on a pro forma basis, such Borrowing shall not be permitted),

(i) in the case of the Borrowing of a Revolving Loan, (x) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Total Revolving Commitment as in effect on such Borrowing Date and (y) the Lender Advance Rate Test is satisfied; and

(ii) in the case of a Borrowing of a Term Loan, the aggregate outstanding principal amount of the Term Loans shall not exceed the Total Term Commitment as in effect on such Borrowing Date;
(2)	no Commitment Shortfall shall exist after giving effect to such Borrowing;
(3)	[immediately before and after such Borrowing, no Default shall have occurred and be continuing both before and after giving effect to the funding of such Loan;
(4)

the representations and warranties of the Borrower contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) both before and after giving effect to the funding of such Loan;

(5)

no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or, to the actual knowledge of a Senior Authorized Officer of the Borrower, threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the funding or repayment of the Loans or the consummation of the transactions among the Borrower, the Services Provider, the Lenders and the Agents contemplated by this Agreement;

(6)

each of the Loan Documents remains in full force and effect and is the binding and enforceable obligation of the Borrower and the Services Provider, in each case, to the extent such Person is a party thereto (except for those provisions of any Loan Document not material, individually or in the aggregate with other affected provisions, to the interests of any of the Lenders); and

[1]	To be added only for the Initial Borrowing.

Exhibit B-3

NAI-1513975326v2

(7)	immediately before and after giving effect to the requested Borrowing, the Eligibility Criteria shall be satisfied (as demonstrated in a writing attached to this Notice of Borrowing).][2]

[2]	Omit paragraphs 3 through 7 in the case of Loans obtained to fund Unfunded Amounts.

Exhibit B-4

NAI-1513975326v2

IN WITNESS WHEREOF, this Notice of Borrowing has been executed as of the date first written above.

[ ● ]

By:

Name:

Title:

Exhibit B-5

NAI-1513975326v2

Schedule I

to Notice of Borrowing

Calculation of the Eligibility Criteria

Exhibit B-5

NAI-1513975326v2

EXHIBIT C

[FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]

Dated as of [ ● ]

Reference is made to the Credit Agreement, dated as of August 11, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OR Tech Financing I LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, Alter Domus (US) LLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”), State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule I hereto (the “Assignor”) and the Assignee identified on Schedule I hereto (the “Assignee”) agree as follows:

(i) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases [for an agreed consideration] [for a purchase price of [ ● ]]3 and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described on Schedule I hereto (the “Assigned Interest”).

(ii) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interests being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Services Provider or the performance or observance by the Borrower or the Services Provider of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches all Notes held by it evidencing the Assigned Interest and (1) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (2) if the Assignor has retained any Loans, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

(iii) The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and other information delivered

[3]	Insert the applicable formulation, based on the parties’ preference.

Exhibit C-1

NAI-1513975326v2

pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (c) agrees that, except as may be otherwise expressly agreed in writing between the Assignee, on the one hand, and the Assignor, an Agent or a Lender, as the case may be, on the other hand, it will, independently and without reliance upon the Assignor, such Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement (including Section 11.3(g) thereof) and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) represents and warrants that it (and each account for which it is acquiring the Assigned Interest) is a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act.

(iv) The effective date of this Assignment and Assumption Agreement shall be the Effective Date of Assignment described on Schedule I hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.

(v) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date]4.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

(vi) From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

[4]	Insert the applicable formulation, based on the agreement of the parties. If the latter formulation is used, consider including the amount of accrued interest payable by the Assignee to the Assignor.

Exhibit C-2

NAI-1513975326v2

(vii) This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(viii) This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.  This Assignment and Assumption Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Remainder of page intentionally left blank | signature page follows]

Exhibit C-3

NAI-1513975326v2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written by their respective duly authorized officers.

[INSERT NAME OF ASSIGNOR],

as Assignor

By:

Authorized Signatory

[INSERT NAME OF ASSIGNEE]

as Assignee

By:

Authorized Signatory

NAI-1513975326v2

Schedule I

to Assignment and Assumption Agreement

Name of Assignor: ___________________________

Name and address of Assignee: _______________________

_______________________

_______________________

Effective Date of Assignment: ______________________

Principal Amount of Loans Assigned: $ ______

Percentage of Loans Assigned: ___%

U.S. Tax Compliance Certificate and applicable withholding forms (select one):

□ Attached
□ Previously provided

Exhibit C-4

NAI-1513975326v2

EXHIBIT D

Scope of Collateral Report

1.The Aggregate Principal Balance of all Collateral Loans and Equity Securities

2.	The balance of all Eligible Investments and Cash in each of (together with location of each such Account):
a.	The Collection Account
b.	The Payment Account
c.	The Future Funding Reserve Account
d.	The Interest Reserve Account
e.	The Lender Collateral Account (and each Lender Collateral Subaccount)
f.	The Custodial Account
g.	The Closing Expense Account
3.	Commitment, rating of and outstanding amounts for the Loans
4.

The nature, source and amount of any proceeds in the Collection Account (including Principal Proceeds and Interest Proceeds received since the date of determination of the last Collateral Report or Payment Date Report) and the Future Funding Reserve Account

5.	Compliance level of Coverage Tests vs. test level then in effect
a.	Calculation of Overcollateralization Ratio
b.	Calculation of Interest Coverage Ratio
c.	Compliance with Collateral Quality Test
d.	Minimum Weighted Average S&P Spread Test and Minimum Weighted Average Lender Spread Test
e.	Maximum Weighted Average Life Test
f.	Minimum Weighted Average S&P Recovery Rate Test
7.	Compliance with Concentration Limitations
a.	Obligor concentrations
b.	Sponsor concentration

Exhibit D-1

NAI-1513975326v2

c.	Recurring Revenue Loans
d.	First Lien/Last Out Loans and Second Lien Loans
e.	Fixed Rate Obligations
f.	Current Pay Obligations
g.	Collateral Loans that permit payment of interest less frequently than quarterly
h.	Revolving Collateral Loans and Delayed Funding Loans
i.	Aggregate Participation Exposure
j.	The country of Domicile
k.	Collateral Loans with an S&P Rating of “CCC” or below
l.	Long Dated Loans
m.	Effective LTV above 40%
8.	Listing of all Collateral Loans with attributes including
a.	Obligor name
b.	Maximum Principal Balance (commitment amount)
c.	Principal Balance (outstanding amount)
d.	Exposure Amount
e.	Unsettled Amount
f.	S&P Industry Classification
g.	Whether each loan is fixed or floating
h.	Spread over the applicable index or benchmark rate (for Floating Rate Obligations)
i.	Interest coupon (for Fixed Rate Obligations)
j.	Maturity date
k.	public rating by Moody’s (if any)
l.

S&P Rating, unless such rating is based on a Credit Estimate unpublished by S&P (and, in the event of a downgrade or withdrawal of the applicable S&P Rating, the prior rating and the date such S&P Rating was changed)

Exhibit D-2

NAI-1513975326v2

m.	S&P Recovery Rate
n.	S&P Weighted Average Rating Factor
o.	Whether such Collateral Loan is a Credit Risk Loan, Credit Improved Loan, Defaulted Loan, Current Pay Obligation, Discount Loan, CCC Collateral Loan or First Lien/Last Out Loan
p.	Country of Domicile
q.	Frequency of interest payment
r.	Revolving Collateral Loans or Delayed Funding Loans
s.	Whether such Collateral Loan is owned via Participation Interest or is an Eligible Cov-Lite Loan
t.	The LIBOR floor in effect (if any) for each Collateral Loan

u.  Whether the Obligor has a trailing twelve month EBITDA of less than $15,000,000 at the time of acquisition

9.Collateral Loan rating status (listing of all Collateral Loans)

a.	Obligor name
b.	Collateral Loan purchase date
c.

S&P Rating, unless such rating is based on a Credit Estimate unpublished by S&P (and, in the event of a downgrade or withdrawal of the applicable S&P Rating, the prior rating and the date such S&P Rating was changed)

d.	Credit Estimate issue date (if applicable)
e.	Date of expiry of Credit Estimate (if applicable)
f.	Date of last amendment

10.For Defaulted Loans

a.	Default Date
b.	Days in Default
c.	Principal Balance
d.	Principal Collateralization Amount (and the method of calculation thereof)
e.	If an appraisal has been received in last 3 months

Exhibit D-3

NAI-1513975326v2

f.	Market Value
g.	Whether any default of the type specified in clauses (a) and (b) of the definition of “Defaulted Loan” is unrelated to credit-related issues

11.Participations

a.	All loans owned via Participation Interest
b.	Selling Institution for each Participation Interest
c.	S&P Rating for each Selling Institution

12.Weighted Average S&P Recovery Rate

13.Diversity Score

14.	List of all First Lien/Last Out Loans
15.	List all Discount Loans and applicable purchase price
16.	List all Defaulted Loans
17.	List all Long Dated Loans
18.	Five S&P Monitor benchmarks

19.  S&P Rating

20.	Calculation of concentration of Collateral Loans whose Obligors have a trailing twelve month EBITDA of less than $15,000,000 at the time of such acquisition
21.	List of all unelevated participations
22.	Assets purchased or sold within the Due Period including
a.	Facility Name
b.	Trade/Settlement Dates
c.	Reason for sale/ Transaction Motivation (e.g. Discretionary, Credit Risk, Credit Improved)
d.	Purchaser or seller is an affiliate of the Borrower?
e.	Par amount
f.	Price

Exhibit D-4

NAI-1513975326v2

g.	Proceeds
h.	Accrued interest

23.List all Collateral Loans rated “CCC” (high) or below.

Exhibit D-5

NAI-1513975326v2

EXHIBIT E

Scope of Payment Date Report

1.	Quarterly Payment Date waterfall list application of all Interest Proceeds and Principal Proceeds
2.	Beginning and ending balance of the Loans
3.	Beginning and ending balance of all Covered Accounts
4.	Calculations of the Collateral Quality Test and Coverage Tests

Exhibit E-1

NAI-1513975326v2

EXHIBIT F

Scope of Asset-Level Reporting to Lenders

1.

At the request of the Administrative Agent (which request may only be made once every 12 months unless an Event of Default has occurred and is continuing or any of the Coverage Tests are not satisfied, in which case such request may be made without any limitation), an information package (which may be provided via access to an online data site to be specified to the Lenders by the Borrower) with respect to each asset that is Pledged Collateral, which will contain information as requested by the Administrative Agent, which may include credit agreements, amendments thereto, financial information (including any “Management Discussion and Analysis” provided by such Obligor), financial statements and other summary financial data, and other material information as provided by such Obligor with respect to the applicable Related Contracts (the “Asset Report”).

2.

Beginning on the first Quarterly Payment Date, an information package (which may be provided via access to an online data site to be specified to the Lenders by the Borrower) to be provided on the 15th day of each calendar month (or if such date is not a Business Day, the next succeeding Business Day), which will contain information with respect to all amendments to any Related Contracts.  Such information package will be sorted by sections with credits that require Credit Estimates to be listed first and will also include the Obligor’s name, date of each amendment to any such Related Contracts and a summary of each such amendment.

3.

At any time that an Event of Default has occurred and is continuing or any of the Coverage Tests are not satisfied, any Lender may request the following information: (i) the Asset Report to be delivered on a weekly basis, (ii) the information package referred to in paragraph (2) above to be delivered on an every two-week basis and (iii) all other material information received by the Borrower from each Obligor and its Affiliates with respect to the applicable Related Contracts.

Exhibit F-1

NAI-1513975326v2

EXHIBIT G

[RESERVED]

NAI-1513975326v2

EXHIBIT H

[FORM OF RELATED CONTRACT DOCUMENT REQUEST]

[Delivery Date]

Alter Domus (US) LLC, as Document Custodian

225 W. Washington St., 9th Floor

Chicago, IL 60606

Attention: Doc Custody and Legal Department

Facsimile No.: 312-378-0751

Email: DocCustody@alterdomus.com; legal@alterdomus.com

With a copy to:

State Street Bank and Trust Company,

as Collateral Agent

Attention: Structured Trust & Analytics

Mail Stop: JAB0577

1776 Heritage Drive

North Quincy, MA 02171

Facsimile No.: (617) 937-4358

Email: scott.berry@statestreet.com

Re:

Credit Agreement, dated as of [ ● ]2020, among [ ● ], as the Borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Pursuant to Article XV of the Credit Agreement and in connection with the custody of the Related Contracts held by Alter Domus (US) LLC, as the Document Custodian, for the benefit of the Secured Parties, under the Credit Agreement, we request the release of the Related Contracts (or such documents as specified below) for the Collateral Loans described below or in the attached Excel spreadsheet, for the reason indicated below.5 In connection with such request, the Services Provider hereby confirms that [no Event of Default has occurred and is continuing] [an Event of Default has occurred and is continuing and the Administrative Agent has consented to the release of the documents specified below], all amounts received in connection with any liquidation of the Collateral Loans described below or in the attached Excel spreadsheet have been credited to the Collection Account and the conditions to release have been met as specified in Section 14.5 of the

[5]	Please specify the Related Contracts to be returned and recite reason for such return.

Exhibit H-1

NAI-1513975326v2

Credit Agreement.  All capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement.

Obligor’s Name, Address & Zip Code:

Collateral Loan Number:

Collateral Loan File:

Reason for Requested Documents (check one)

____ 1.Pledged Collateral Paid in Full.

____ 2.Pledged Asset Being Sold in Whole (and Not in Part).

____ 3.Other (explain)

____________________________________________

____________________________________________

____________________________________________

If box 1 or 2 above is checked, and if all or part of the Related Contracts were previously released to us, please release to us the Related Contracts, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Loan.

Delivery Instructions – Address Needed:

____________________________________________

____________________________________________

____________________________________________

____________________________________________

[Remainder intentionally left blank]

Exhibit H-2

NAI-1513975326v2

IN WITNESS WHEREOF, this Related Contract Document Request has been executed as of the date first written above:

[ ● ]as the Services Provider

By:

Name:

Title:

Date:

NAI-1513975326v2

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 11, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OR Tech Financing I, LLC, as the Borrower, the Lender party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian.

Pursuant to the provisions of Section 11.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[ ● ]

Exhibit I-1-1

NAI-1513975326v2

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 11, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OR Tech Financing I, LLC as the Borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian.

Pursuant to the provisions of Section 11.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 871(h)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form).  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ● ]

Exhibit H-1

NAI-1513975326v2

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 11, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OR Tech Financing I, LLC, as the Borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian.

Pursuant to the provisions of Section 11.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (applicable successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (applicable successor form), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[ ● ]

Exhibit H-1

NAI-1513975326v2

Exhibit H-2

NAI-1513975326v2

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of August 11, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OR Tech Financing I, LLC, as the Borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian.

Pursuant to the provisions of Section 11.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (applicable successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (applicable successor form), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Exhibit I-4-1

NAI-1513975326v2

Date: ________ __, 20[ ● ]

Exhibit I-4-2

NAI-1513975326v2

EXHIBIT J

DOCUMENT CHECKLIST

Collateral Loan: ______________

Obligor Name:_____________________

Date:_______________________

Required Related Contract	Description of Related Contract	Original or Copy/Status
a) original promissory note/copy of original promissory note [and lost note affidavit]
b) [copies of each transfer document or instrument from the prior owner to the Borrower
c) guaranty, if any
d) loan agreement
e) note purchase agreement, if any
f) security agreement
g) [Any other documents as the Document Custodian may deem necessary, as notified to the Borrower prior to delivery of the Document Checklist]

The undersigned certifies that the above Related Contracts have been delivered to Alter Domus (US) LLC, as Document Custodian, on the date referenced above.

[Borrower] or [Services Provider]

By:__________________________

Name:________________________

Title:_________________________

Exhibit J-1

NAI-1513975326v2

Exhibit J-2

NAI-1513975326v2

EXHIBIT K

AUTHORIZED REPRESENTATIVES OF SERVICES PROVIDER

Name	Signature
__________________________	__________________________
__________________________	__________________________
__________________________	__________________________

Exhibit K-1

NAI-1513975326v2

EXHIBIT L

form of [prepayment][commitment reductIon]6 Notice

[ ● ]

Standard & Poor’s Rating Service
55 Water Street, 41st Floor
New York, New York 10041-0003
Email: cdo_surveillance@spglobal.com

Date: [ ● ]/20[ ● ]

RE: [Voluntary Prepayment][Commitment Reduction]7

Reference is made to the Credit Agreement, dated as of August 11, 2020, among OR Tech Financing I LLC, as Borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian, as amended from time to time in accordance with its terms, (the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

In accordance with Section 2.7 of the Credit Agreement, we hereby provide notice that as of [ ● ], 20[ ● ], the [Revolving Loans][Term Loans]8 will be prepaid in the principal amount of $[ ● ] together with accrued interest thereon to the date of prepayment [and the Commitment Reduction Amount shall be $[ ● ]]9.

I, the undersigned, an Authorized Officer of the Borrower hereby certifies that the requirements set forth in Section 2.7(d) of the Credit Agreement with respect to such proposed prepayment of the [Revolving Loans][Term Loans]10 have been satisfied.

[Signature page follows]

[6]	Delete as appropriate
[7]	Delete as appropriate
[8]	Delete as appropriate
[9]	Insert if there is a reduction of the Total Revolving Commitment.
[10]	Delete as appropriate

Exhibit L-1

NAI-1513975326v2

IN WITNESS WHEREOF, this Certificate has been executed as of the date first written above.

OR Tech Financing I LLC, as Borrower

By: __________________________________

Name:

Title:

Exhibit L-2

NAI-1513975326v2

EXHIBIT M

Form of FINANCIAL STATEMENT CERTIFICATE of an Authorized Officer of the Borrower pursuant to Section 5.1(B)

[ ● ]

State Street Bank and Trust Company,
as Custodian, Collateral Agent, Collateral Administrator and Securities Intermediary
Attention: Structured Trust & Analytics
Mail Stop: JAB0577
1776 Heritage Drive
North Quincy, MA 02171
Facsimile No.: (617) 937-4358
Email: scott.berry@statestreet.com

Alter Domus (US) LLC,
as Document Custodian
225 W. Washington St., 9th Floor
Chicago, IL 60606
Attention: Doc Custody and Legal Department
Facsimile No.: 312-378-0751
Email: DocCustody@alterdomus.com; legal@alterdomus.com

Standard & Poor’s Rating Service
55 Water Street, 41st Floor
New York, New York 10041-0003
Email: cdo_surveillance@spglobal.com

Date: [l]/20[l]

This certificate (the “Certificate”) is being delivered in connection with Section 5.1(b) of the Credit Agreement, dated as of August 11, 2020, among OR Tech Financing I LLC, as Borrower, the Lenders party thereto from time to time, Alter Domus (US) LLC, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator and Custodian and Alter Domus (US) LLC, as Document Custodian, as amended from time to time in accordance with its terms, (the “Credit Agreement”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

I, the undersigned, am an Authorized Officer of OR Tech Financing I LLC, a Delaware limited liability company (the “Company”), and do hereby certify to my knowledge, as of the date of this certificate, (x) that the financial statements delivered with this Certificate fairly present in all material respects the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of notes, and (y) that I

Exhibit M-1

[AM_ACTIVE 402045253_1]

NAI-1513975326v2

have reviewed the terms of the Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to Section 5.1(b) of the Credit Agreement (or, in the case of the first certification pursuant to Section 5.1(b) of the Credit Agreement, the Closing Date) and ending on a date not more than [five] Business Days prior to the date of such delivery and that on the basis of such financial statements and such review of the Loan Documents, [no Default has occurred and is continuing][a Default has occurred and is continuing with respect to [ ● ], and the Services Provider [is taking] [proposes to take] the following actions to cure such Default:

[ ● ]]11.

Attached hereto are the balance sheet of the Borrower as of the end of the most recently concluded fiscal quarter and any related statements of operations for such fiscal quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter.

IN WITNESS WHEREOF, this Certificate has been executed as of the date first written above.

OR Tech Financing I LLC, as Borrower

By: __________________________________

Name:

Title:

[11]	Please provide nature and extent of Default, and if continuing, the action the Services Provider is taking or proposed to take in respect thereof.

Exhibit M-2

[AM_ACTIVE 402045253_1]

NAI-1513975326v2

NAI-1513975326v2